                                                                    Exhibit 4.10

                          SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                     AMONG


    EVERGREEN MEDIA CORPORATION OF LOS ANGELES; THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON THE SIGNATURE PAGES HEREOF; TORONTO DOMINION
  (TEXAS), INC., BANKERS TRUST COMPANY, THE BANK OF NEW YORK, NATIONSBANK OF TEXAS, N.A. AND UNION BANK OF CALIFORNIA, AS MANAGING AGENTS; TORONTO DOMINION SECURITIES (USA), INC., AS ARRANGING AGENT; AND TORONTO DOMINION (TEXAS), INC.,
                    AS ADMINISTRATIVE AGENT FOR THE LENDERS


                                    RECITALS

     WHEREAS, Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), Toronto Dominion (Texas), Inc. (the "Administrative Agent"), the lenders named therein and the other agents named therein are party to a certain Amended and Restated Loan Agreement dated as of January 17, 1996 (as amended, the "Prior Loan Agreement");

     WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders (consisting of most of the lenders under the Prior Loan Agreement, plus some additional lenders) have agreed, to amend and restate the Prior Loan Agreement in its entirety, to provide additional financing and to permit the refinancing of certain bridge financing, all as more fully set forth herein;

     WHEREAS, the Borrower and all other parties hereto acknowledge and agree that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder (to the extent not expressly released hereunder) shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (iii) all Liens (to the extent not expressly released hereunder) evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

     WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein);
(ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, be substituted for and supersede in their entirety, but do not extinguish, the Indebtedness arising under, the promissory notes issued pursuant to the Prior Loan Agreement; and (iii) entering into, and performing their respective obligations under, this transaction not constitute a novation;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows as of the 25th day of April, 1997:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     For the purposes of this Agreement:

     "Acquisition" shall mean, with respect to the Borrower and its Subsidiaries
      -----------
(unless otherwise indicated) whether by means of a purchase, merger, consolidation, assignment or other transaction, and whether in one transaction or a series of transactions, (a) any acquisition of any other Person, which Person shall then become consolidated with the Borrower (or other acquiring Person) in accordance with GAAP, or (b) any acquisition of all or any substantial part of the assets of any other Person, pertaining to the purchase of assets or ownership interests primarily involved in the business of operating broadcast radio stations.

     "Additional Facility Indebtedness" shall mean additional Indebtedness for
      --------------------------------
Money Borrowed (as to which no commitment has been issued by any Lender as of the Agreement Date) in a principal amount not to exceed $250,000,000 incurred by the

Borrower under Section 2.1 hereof and otherwise in accordance with this Agreement from one or more of the Lenders or any other financial institution acceptable to the Administrative Agent who agree to extend such credit.

     "Additional Revolving Loan Commitment" shall mean the aggregate principal
      ------------------------------------
amount of not less than $300,000,000 being added to the Revolving Loan Commitment on the Merger Date by the CRBC Lenders.

     "Adjustment Period" shall mean that period commencing on the Adjustment
      -----------------
Trigger Date and continuing through the earlier of (a) June 30, 1998, (b) the initial deadline established by the FCC for the sale or other disposition of the last of the Required Divestitures or (c) the Merger Date, or such earlier date as of which any Subordinated Indebtedness has restrictions on leverage which are effectively more restrictive than the Total Leverage Ratio covenant otherwise applicable after the Adjustment Trigger Date.

     "Adjustment Trigger Date" shall mean any date on or before September 30,
      -----------------------
1997, on which each of the following shall have occurred: (a) the Viacom Purchase shall have been consummated, (b) the Borrower or the Parent Company shall have issued (after the Agreement Date) at least $100,000,000 in Preferred Stock or other Capital Stock and $200,000,000 in Subordinated Indebtedness (the "Viacom Subordinated Indebtedness") in connection with the Viacom Purchase, and if issued by the Parent Company, the Net Proceeds thereof shall have been contributed to the Borrower, and (c) no Default or Event of Default shall then exist.

     "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., acting in
      --------------------
its capacity as administrative agent for itself and for the ratable benefit of the Lenders, or any successor Administrative Agent.

     "Administrative Agent's Office" shall mean the office of the Administrative
      -----------------------------
Agent located at Toronto Dominion (Texas), Inc., 909 Fannin, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

     "Advance" shall mean amounts advanced by the Lenders to the Borrower
      -------
pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under common control with, the Borrower. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aggregate Credit Obligations" shall mean, as of any particular time, the
      ----------------------------
sum of (a) the aggregate principal amount of all Advances under the Revolving Loan Commitment then outstanding, plus (b) the aggregate amount of all Letter of Credit Obligations then outstanding.

     "Agreement" shall mean this Second Amended and Restated Loan Agreement.
      ---------

     "Agreement Date" shall mean April 25, 1997.
      --------------

     "Applicable Law" shall mean, in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and the Licenses held by such Person, including without limiting the foregoing, the Communications Act and Title 17 of the United States Code, all Environmental Laws, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to
      -----------------
Advances hereunder as determined in accordance with Section 2.3(f) hereof.

     "Arranging Agent" shall mean Toronto Dominion Securities, Inc.
      ---------------

     "Assignment of Partnership Interests" shall mean that certain Amended and
      -----------------------------------
Restated Assignment of Partnership Interests of even date, substantially in the form of Exhibit A attached hereto.
        ---------

     "Authorized Signatory" shall mean such senior personnel of the Borrower as
      --------------------
may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

     "Available Letter of Credit Amount" shall mean, as of any particular time,
      ---------------------------------
an amount equal to the lesser of (a) $175,000,000, and (b) the Available Revolving Loan Commitment.

     "Available Revolving Loan Commitment" shall mean, as of any particular
      -----------------------------------
time, (a) the amount of the Revolving Loan Commitment minus (b) the Aggregate Credit Obligations then outstanding.

     "Binding Sale Agreement" shall mean any sale agreement entered into by the
      ----------------------
Borrower or a Subsidiary of the Borrower, as seller, and any other Person (other than an Affiliate), as buyer, which provides for the sale by the Borrower (or such Subsidiary) to such Person of any Radio Properties, which is binding and enforceable on the Borrower (or such Subsidiary) and such other Person, and which, in the reasonable determination of the Administrative Agent, does not contain any financing contingency or any non-market condition precedent to the consummation of the sale contemplated thereby.

     "Borrower" shall mean Evergreen Media Corporation of Los Angeles, a
      --------
Delaware corporation.

     "Borrower's Pledge Agreement" shall mean that certain Second Amended and
      ---------------------------
Restated Borrower's Pledge Agreement of even date, substantially in the form of Exhibit B attached hereto.
---------

     "Broadcast Cash Flow" shall mean, unless otherwise indicated, for the
      -------------------
Borrower and its Subsidiaries on a consolidated basis in respect of any period (whether or not a fiscal or a calendar period), Net Revenues (other than gains or losses from the sale of assets) less the sum of each of the following for such period: (a) operating expenses (but not including extraordinary losses, fees incurred in connection with the closing of this Agreement and the other Loan Documents, prepayment fees payable in respect of the prepayment on the Agreement Date of the Senior Notes, depreciation, amortization, and all other non-cash expenses), and including operating expenses in respect of Local Marketing Agreements associated with any LMA (Existing Station) or LMA (New Station), and (b) extraordinary income (to the extent included in Net Revenues). Broadcast Cash Flow shall be adjusted to give effect to Acquisitions, asset swaps and divestitures permitted hereunder occurring (i) during or subsequent to the period for which Broadcast Cash Flow is being determined, and (ii) on or prior to the date of the event for which the calculation of Broadcast Cash Flow is made, as if such Acquisitions, asset swaps and divestitures had occurred on the first day of such period. Additionally, during the Adjustment Period, Broadcast Cash Flow shall be adjusted to exclude the Net Revenues, operating expenses and extraordinary income of any Required Divestiture subject to a Binding Sale Agreement for the period being measured.

     "Business Day" shall mean a day on which banks and foreign exchange markets
      ------------
are open for the transaction of business required for this Agreement in New York and Houston and, in respect of Eurodollar Advances, London.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures
      --------------------
for the purchase of assets of long-term use which are required to be capitalized in accordance with GAAP other than (a) real estate, (b) Capitalized Lease Obligations, and (c) assets of long-term use which are required to be capitalized in accordance with GAAP and purchased as part of an Acquisition.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of
      ----------------------------
a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Capital Stock" shall mean, as applied to any Person, any capital stock
      -------------
(including common stock and preferred stock) of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "Cash Interest Expense" shall mean, unless otherwise indicated, for the
      ---------------------
Borrower and its Subsidiaries on a consolidated basis in respect of any period, the sum for such period (without double-counting) of (a) any cash dividend on account of any Preferred Stock of the Borrower, or any other Restricted Payments made to the Parent Company to permit it to pay any interest on its Subordinated Indebtedness or cash dividends on its Preferred Stock, and (b) the amount of net cash interest expense that has been incurred by the Borrower and its Subsidiaries. Cash Interest Expense shall be adjusted to give effect to any Acquisition or divestiture permitted hereunder, or any other transaction generating Net Proceeds, occurring (i) during or subsequent to the period for which Cash Interest Expense is being determined, and (ii) on or prior to the date of the event for which the calculation of Cash Interest Expense is made, by including in (or excluding from) the amount of Cash Interest Expense any net cash interest expense that would have been incurred (or net cash interest savings) by the Borrower and its Subsidiaries on a consolidated basis had such Acquisition or divestiture or other transaction (and any incurrence or repayment or prepayment of Indebtedness for Money Borrowed associated therewith) occurred on the first day of the period for which Cash Interest Expense is being determined. For purposes of this definition, (a) "net" shall mean net of cash interest income, and after giving effect to any Interest Hedge Agreements, and
(b) the amount of any upfront fees paid by such Person for any interest rate cap shall be included in Cash Interest Expense, on a prorated basis over the life of the cap. In calculating the amount of Cash Interest Expense prior to June 30, 1998, and in association with any Acquisition, the Borrower shall make its best estimate of the net cash interest expense which would have accrued in respect of the Borrower's Indebtedness for Money Borrowed prior to the Agreement Date or the actual date of such Acquisition, based on then prevailing interest rates and the Applicable Margin payable by the Borrower on Loans hereunder. In calculating the amount of Cash Interest Expense associated with any Acquisition at all subsequent times, the Borrower shall use historical information for the portion of such period for which it is available as to the blended interest rate paid by the Borrower on its other Indebtedness for Money Borrowed during the period prior to such Acquisition.

     "CBC" shall mean Chancellor Broadcasting Company, a Delaware corporation.
      ---

     "CBC Preferred Stock" shall mean, collectively, that certain (a)
      -------------------
$104,000,000 12 1/4% Senior Cumulative Exchangeable PIK Preferred Stock of CRBC due 2008, (b) $200,000,000 12% Junior Cumulative Exchangeable PIK Preferred Stock of CRBC, and (c) $110,000,000 Convertible Preferred Stock of CBC.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time and the rules and regulations promulgated thereunder.

     "Co-Documentation Agents" shall mean NationsBank of Texas, N.A. and Union
      -----------------------
Bank of California.

     "Collateral" shall mean any property of any kind constituting collateral
      ----------
for the Obligations under any of the Security Documents.

     "Collateral Assignment of Trust Interests" shall mean that certain
      ----------------------------------------
Collateral Assignment of Trust Interests of even date, substantially in the form of Exhibit C attached hereto.
   ---------

     "Collateral Agent" shall mean the Administrative Agent, acting in its
      ----------------
capacity as collateral agent under the Security Documents on behalf of the Lenders and the Issuing Bank.

     "Commitment Ratios" shall mean the percentages in which the Lenders are
      -----------------
severally bound from time to time to make Advances to the Borrower under the Revolving Loan Commitment and the Term Loan Commitment, which are set forth, as of the Agreement Date, on Schedule 1 attached hereto.
                          ----------

     "Commitments" shall mean, collectively, the Revolving Loan Commitment and
      -----------
the Term Loan Commitment.

     "Communications Act" shall mean the Communications Act of 1934, and any
      ------------------
similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

     "Corporate Overhead" shall mean, for the Borrower in respect of any period
      ------------------
(whether or not a fiscal or a calendar period), the sum for such period of all reasonable and necessary (a) rental payments for the corporate offices of the Borrower, (b) corporate salaries, (c) general and administrative expenses incurred in connection with the operation of the corporate offices of the Borrower, and (d) other expenses, without duplication, not otherwise allocated to the Subsidiaries of the Borrower, provided that taxes, interest, depreciation, amortization and other non-cash charges shall be excluded from the calculation of such sum.

     "Co-Syndication Agents" shall mean The Bank of New York and Bankers Trust
      ---------------------
Company.

     "CRBC" shall mean Chancellor Radio Broadcasting Company, a Delaware
      ----
corporation and a Subsidiary of CBC.

     "CRBC Credit Agreement" shall mean that certain Amended and Restated Credit
      ---------------------
Agreement by and between CRBC, as borrower, Bankers Trust Company, as agent, and the various financial institutions party thereto as lenders, dated as of January 23, 1997, as amended or as amended and restated or as replaced from time to time.

     "CRBC Lenders" shall mean those financial institutions that, as of the
      ------------
Merger Date, are "Banks" (as defined in the CRBC Credit Agreement) under the CRBC Credit Agreement.

     "CRBC Subordinated Indebtedness" shall mean that certain subordinated
      ------------------------------
Indebtedness for Money Borrowed existing as of the Agreement Date in the aggregate principal amount not exceeding $260,000,000, issued by CRBC.

     "Date of Issue" shall mean the date on which an Issuing Bank issues a
      -------------
Letter of Credit pursuant to Section 2.14 hereof.

     "Default" shall mean any Event of Default, and any of the events specified
      -------
in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum
      ------------
of the otherwise applicable Interest Rate Basis (without any adjustment of the maximum Applicable Margin under Section 2.3(f) hereof) plus two percent (2%).

     "Divestiture Trust" shall mean any trust formed pursuant to a trust
      -----------------
agreement substantially in the form of Exhibit R hereto, for the purpose of holding any Radio Properties required to be sold to maintain compliance with the market limitations on radio broadcast ownership contained in the Telecommunications Act of 1966, and subject to a Binding Sale Agreement, pending the sale of such Radio Properties, of which one hundred percent (100%) of the outstanding economic interests in such trust are owned by the Borrower or a Subsidiary of the Borrower.

     "Environmental Laws" shall mean all applicable federal, state or local
      ------------------
laws, statutes, rules, regulations, ordinances or permits relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901 et seq.).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
in effect from time to time.

     "Eurodollar Advance" shall mean an Advance which the Borrower requests to
      ------------------
be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, and which bears interest at the Eurodollar Basis in accordance with the provisions of Section 2.3 hereof, and which shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

     "Eurodollar Basis" shall mean a simple per annum interest rate equal to the
      ----------------
sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one (1), two
(2), three (3), six (6), and, to the extent provided below, twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and changes in the Applicable Margin pursuant to
Section 2.3(f) hereof. The Borrower may elect an Interest Period of twelve (12) months for a Eurodollar Advance unless the Administrative Agent has been notified by at least one Lender that (i) such Lender does not have available to it funds for its portion of the proposed Advance which are not required for other purposes, or (ii) such funds are not available to such Lender at a rate at or below the Eurodollar Rate of such proposed Advance and Interest Period.

     "Eurodollar Rate" shall mean, for any Interest Period, the average of the
      ---------------
interest rates per annum (rounded upward to the nearest one-sixteenth of one percent (1/16%)) which appears on Telerate Page 3750 as of 11:00 a.m. (London, England time) (or if such interest rate is no longer available from the Telerate Page, such other comparable source designated by the Administrative Agent) two
(2) Business Days before the first day of such Interest Period, for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

     "Eurodollar Reserve Percentage" shall mean the percentage which is in
      -----------------------------
effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" shall mean any of the events specified in Section 8.1
      ----------------
hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "FCC" shall mean the Federal Communications Commission, or any other
      ---
similar or successor agency of the federal government administering the Communications Act.

     "Federal Funds Rate" shall mean, as of any date, the weighted average of
      ------------------
the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fee Letters" shall mean, collectively, (a) those certain agreements dated
      -----------
as of the Agreement Date setting forth the applicable facility fee for each of the Lenders relating to this Agreement and the Loans and Commitments created hereunder, and (b) additional fee letters dated as of the Agreement Date between the Administrative Agent, each of the Arranging Agent, the Managing Agents, and the Borrower.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States, as in effect from time to time, consistently applied.

     "Gannett Transaction" shall mean the transactions contemplated by those
      -------------------
certain Asset Purchase Agreements, each dated April 4, 1997, and executed by the Borrower, pursuant to which the Borrower agrees to buy certain radio properties owned by Pacific and Southern Company, Inc., a Subsidiary of Gannett Co., Inc. in the Chicago, Dallas and Houston markets for total consideration not exceeding $350,000,000, which rights under such contracts have been assigned by the Borrower to Evergreen Media Corporation of Texas, a Delaware corporation and an Unrestricted Subsidiary.

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and
      --------      ----------
include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn by beneficiaries of outstanding letters of credit. For purposes of this Agreement and the other Loan Documents, "Guaranty" shall not include the obligation of the Parent Company to issue its
 --------
common equity securities under a certain Letter Agreement dated as of April 9, 1997, in favor of the Managing Agents, in connection with the financing of the Gannett Transaction.

     "Indebtedness" shall mean, with respect to any Person, and without
      ------------
duplication, (a) all items, except items of partners' equity or Capital Stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, secured non-recourse obligations of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, and (d) all reimbursement obligations (contingent or otherwise) with respect to outstanding letters of credit.

     "Indebtedness for Money Borrowed" shall mean, with respect to any Person,
      -------------------------------
Indebtedness for money borrowed (including Capitalized Lease Obligations) and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, as well as reimbursement obligations (contingent or otherwise) with respect to outstanding Letters of Credit, and including, without duplication, Guaranties of any of the foregoing, except that such Indebtedness for money borrowed will not include current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

     "Indemnitee" shall have the meaning ascribed to it in Section 5.10 hereof.
      ----------

     "Initial Letters of Credit" shall mean three (3) Letters of Credit issued
      -------------------------
by the Houston agency of The Toronto-Dominion Bank in favor of Pacific and Southern Company, Inc., a Subsidiary of Gannett Co., Inc., in the aggregate face amount of $34,000,000, which were issued on or about April 9, 1997, in connection with the Gannett Transaction.

     "Initial Term Loan Commitment" shall mean the several obligations of the
      ----------------------------
Lenders to advance the sum of up to $500,000,000, in accordance with their respective Commitment Ratios, to the Borrower on the Agreement Date pursuant to the terms hereof.

     "Interest Hedge Agreements" shall mean any interest rate swap agreements,
      -------------------------
interest rate cap agreements, interest rate collar agreements, or similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and the Administrative Agent or one or more of the Lenders, or any other Person, on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time, such agreement or arrangement to be in form acceptable to the Administrative Agent (provided that the documentation prescribed by the most current edition of the Code of Standard Wording, Assumptions and Provisions for Swaps, promulgated by the International Swap Dealers Association, Inc., shall be deemed to be acceptable for all purposes).

     "Interest Period" shall mean (a) in connection with any Prime Rate Advance,
      ---------------
the period beginning on the date such Advance is made and ending on the last day of the fiscal quarter in which such Advance is made; provided, however, that if a Prime Rate Advance is made on the last day of any fiscal quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following fiscal quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under
Section 2.4 or Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Prime Rate Basis or the Eurodollar
      -------------------
Basis, as appropriate.

     "Investment" shall mean, with respect to any Person, any loan, advance or
      ----------
extension of credit (other than to trade customers in the ordinary course of business) by such Person to, and any guaranty or other contingent liability with respect to the Capital Stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, as well as any ownership, purchase or other acquisition by such Person of any interest in any Capital Stock or other securities of any such other Person, other than an Acquisition.

     "Issuing Bank" shall mean The Toronto-Dominion Bank, and any other Person
      ------------
which The Toronto-Dominion Bank may hereafter designate as a successor Issuing Bank pursuant to an Assignment and Assumption Agreement or otherwise.

     "Joint Purchase Agreement" shall mean that certain Joint Purchase Agreement
      ------------------------
dated as of the 19th day of February, 1997, by and between CRBC, CBC, the Borrower and the Parent Company.

     "Lenders" shall mean the financial institutions whose names appear as
      -------
'Lenders' on the signature pages hereof, and any other Person which becomes a "Lender" hereunder after the Agreement Date and, on and after the Merger Date, 'Lenders' also shall include the CRBC Lenders; and "Lender" shall mean any one
                                                    ------
of the foregoing Lenders.

     "Letter of Credit Commitment" shall mean the obligation of the Issuing Bank
      ---------------------------
to issue Letters of Credit in an aggregate face amount from time to time not to exceed the Available Letter of Credit Amount.

     "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an
      ----------------------------
amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings of any Letters of Credit.

     "Letter of Credit Reserve Account" shall mean any account maintained by the
      --------------------------------
Administrative Agent for the benefit of any Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(d) hereof.

     "Letters of Credit" shall mean the Initial Letters of Credit and any other
      -----------------
letters of credit issued by the Issuing Bank on behalf of the Borrower or any of its Subsidiaries from time to time in accordance with Section 2.14 hereof, such letters of credit to support obligations of the Borrower and its Subsidiaries in the ordinary course of business, including, without limitation, the use of such letters of credit as down payments or deposits for Acquisitions.

     "License Subs" shall mean the Subsidiaries of the Borrower identified as
      ------------
License Subs on Schedule 2 attached hereto, together with any other Subsidiaries
                ----------
of the Borrower meeting the description of "License Subs" in Section 5.2 hereof formed after the Agreement Date.

     "Licenses" shall mean the licenses, authorizations and permits for the
      --------
operation of AM and FM broadcasting stations issued by the FCC and held by the Borrower or any of its Subsidiaries, including those subject to any LMA (Existing Station). The main broadcasting Licenses for each broadcast radio station owned by the Borrower and its Subsidiaries are listed as of the Agreement Date on Schedule 3 hereto.
                  ----------

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

     "LMA (Existing Station)" shall mean any Local Marketing Agreement permitted
      ----------------------
hereunder entered into by the Borrower or any of its Subsidiaries pursuant to which another Person will provide marketing and other services to a Station owned by the Borrower or one of its Subsidiaries.

     "LMA (New Station)" shall mean any Local Marketing Agreement permitted
      -----------------
hereunder entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or one of its Subsidiaries will provide marketing and other services to a radio station owned by a Person other than the Borrower or one of its Subsidiaries.

     "Loans" shall mean, collectively, the Revolving Loan and the Term Loan.
      -----

     "Loan Documents" shall mean, without limitation, this Agreement, the Notes,
      --------------
the Security Documents, the Collateral Agency Agreement, the Fee Letters, all legal opinions or reliance letters issued by counsel to the Borrower or any of its Subsidiaries, all Requests for Advance, all Requests for Issuance of Letters of Credit, the Use of Proceeds Letter, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

     "Managing Agents" shall mean The Toronto-Dominion Bank,
      ---------------

Bankers Trust Company, The Bank of New York, NationsBank of Texas, N.A. and Union Bank of California.

     "Material License" shall mean any broadcast License or other License which
      ----------------
is material to the operation of a Station, and which Station, as of the date of consideration, generated three percent (3%) or more of the Borrower's Operating Cash Flow for the most recently completed four fiscal quarter period.

     "Materially Adverse Effect" shall mean any materially adverse effect upon
      -------------------------
the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower and its Subsidiaries, taken as a whole, or upon the ability of the Borrower and its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document; in any case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Maturity Date" shall mean June 30, 2005, or such earlier date as payment
      -------------
of amounts outstanding in respect of the Loans and other Obligations (other than those which expressly survive the termination of this Agreement) shall be due (whether by acceleration or otherwise).

     "Merger" shall mean the merger of CBC, CRBC and the Parent Company, with
      ------
the Parent Company being the surviving corporation, or, alternatively, the merger of CBC with and into the Parent Company and the merger of CRBC with and into the Borrower, with the Parent Company and the Borrower being the surviving corporations, in either case pursuant to the Merger Agreement.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger
      ----------------
among CBC, CRBC, and the Parent Company dated as of February 19, 1997, as amended.

     "Merger Date" shall mean the date on which the Merger is consummated.
      -----------

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3)
      ------------------
of ERISA.

     "Necessary Authorizations" shall mean all approvals and licenses from, and
      ------------------------
all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to construct, maintain and operate the Radio Properties.

     "Net Cash Proceeds" shall mean, with respect to any Required Divestiture
      -----------------
being sold pursuant to a Binding Sale Agreement by the Borrower or any Subsidiary, the gross sales price for the assets being sold, net of (a) amounts reserved, if any, for taxes payable in the Adjustment Period with respect to any such sale (after application of any available losses, credits or other offsets),
(b) reasonable and customary transaction costs payable by the Borrower or any of the Subsidiaries or the Parent Company in connection with such sale, including, without limitation, commissions and underwriting discounts, (c) contingencies with respect to any such sale appropriately reserved for by the Borrower or any Subsidiary, and (d) any portion of the sales price held in escrow or evidenced by a seller promissory note, equity securities issued by the purchaser of such assets, or any consulting agreement, or non-compete agreement or covenant for which compensation is paid over time.

     "Net Proceeds" shall mean, with respect to any sale of assets by the
      ------------
Borrower or any Subsidiary, any issuance by the Borrower or any Subsidiary of any Capital Stock permitted hereunder, or any issuance by the Parent Company for cash of any Indebtedness for Money Borrowed, or any Capital Stock or other equity securities, the gross sales price for the assets or stock being sold or issued (including, without limitation, any payments received for non-competition covenants, consulting or management fees, and any portion of the sales price evidenced by a seller promissory note or other evidence of Indebtedness), net of
(a) amounts reserved, if any, for taxes payable with respect to any such sale (after application of any available losses, credits or other offsets), (b) reasonable and customary transaction costs payable by the Borrower or any of the Subsidiaries or the Parent Company in connection with the sale of assets or issuance of Capital Stock or Indebtedness for Money Borrowed, including, without limitation, commissions and underwriting discounts, (c) contingencies with respect to any such sale appropriately reserved for by the Borrower or any Subsidiary, and (d) until actually received, or converted into cash, by the Borrower or any Subsidiary, any portion of the sales price held in escrow or evidenced by a seller promissory note, equity securities issued by the purchaser of such assets, or any consulting agreement, or non-compete agreement or covenant for which compensation is paid over time. Upon receipt by the Borrower or any Subsidiary of amounts referred to in item (d) of the preceding sentence, or the elimination of contingencies reserved for in item (c) of the preceding sentence, such amounts shall be deemed to be "Net Proceeds."

     "Net Proceeds Trust" shall have the meaning ascribed to it in Section 2.7
      ------------------
hereof.

     "Net Revenues" shall mean, unless otherwise indicated, for the Borrower and
      ------------
its Subsidiaries on a consolidated basis in respect of any period, gross revenues (including any revenues in respect of Local Marketing Agreements associated with any LMA (Existing Station) or LMA (New Station)) net of sales commissions paid or payable.

     "Non-Core Business" shall mean any Person not engaged principally in the
      -----------------
radio broadcast business.

     "Notes" shall mean, collectively, the Revolving Notes and the Term Notes.
      -----

     "Obligations" shall mean (a) all payment and performance obligations of the
      -----------
Borrower, its Subsidiaries, and any other obligors, to the Lenders, the Administrative Agent (for the ratable benefit of the Lenders and the Issuing
Bank), the Collateral Agent or any of them, under this Agreement (including, without limitation, any Additional Facility Indebtedness) and the other Loan Documents (including, without limitation, any Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand, and any interest, fees and other charges on the Loans or the Letters of Credit or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, and (b) the obligation to pay an amount equal to the amount of any and all damage which the Lenders, the Issuing Bank, the Administrative Agent (for the ratable benefit of the Lenders and the Issuing Bank), the Collateral Agent or any of them, may suffer by reason of a breach by the Borrower, any of its Subsidiaries, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

     "Operating Cash Flow" shall mean, unless otherwise indicated, for the
      -------------------
Borrower and its Subsidiaries on a consolidated basis in respect of any period (whether or not a fiscal or a calendar period), Broadcast Cash Flow minus the amount of Corporate Overhead.

     "Parent Company" shall mean Evergreen Media Corporation, a Delaware
      --------------
corporation, which, as of the Agreement Date, owns all of the issued and outstanding Capital Stock of the Borrower.

     "Parent Company Guaranty" shall mean that certain Second Amended and
      -----------------------
Restated Parent Company Guaranty of even date, issued by the Parent Company in favor of the Collateral Agent, in substantially the form attached hereto as Exhibit D.
---------

     "Payment Date" shall mean the last day of any Interest Period.
      ------------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
      ----
successor thereto.

     "Pending Transactions" shall mean the Merger and the Viacom Purchase.
      --------------------

     "Permitted Asset Sale" shall have the meaning ascribed to such term in
      --------------------
Section 7.4(b) hereof.

     "Permitted Guaranties" shall mean any Guaranty issued by the Borrower or
      --------------------
any of its Subsidiaries which falls within any of the following categories: (a) a Guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (b) any Guaranty of obligations under agreements of the Borrower or any of its Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business, (c) other guaranties which do not exceed $5,000,000 in the aggregate at any time outstanding, (d) Guaranties which are Loan Documents, (e) unsecured, subordinated Guaranties of Subordinated Indebtedness permitted hereunder, which subordinated Guaranties shall be subject to terms of subordination acceptable to the Administrative Agent, and (f) Guaranties of Indebtedness for Money Borrowed (other than Subordinated Indebtedness) which is expressly permitted under Section 7.1 hereof.

     "Permitted Liens" shall mean, as applied to any Person:
      ---------------

           (a) Any Lien in favor of the Lenders, the Administrative Agent, the Collateral Agent, or any of them, given to secure the Obligations under the Security Documents;

           (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves under GAAP have been set aside on such Person's books;

           (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

           (d) Liens incurred or deposits made in the ordinary course of business or otherwise in connection with worker's compensation, unemployment insurance and other types of social security or similar legislation; deposits for the payment of rent (provided that such deposits are security for the payment of rent and are required in the ordinary course of business), and good faith deposits in connection with bids, tenders, contracts, or leases to which the Borrower or any of its Subsidiaries are parties, deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, deposits of cash or U.S. Government bonds to secure surety or performance bonds to which the Borrower or any of its Subsidiaries are parties or which are issued for their account;

           (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

           (f) Easements, rights-of-way, restrictions (including zoning restrictions), encroachments, minor title deficiencies, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

           (g) Purchase money security interests which are perfected by operation of law only for a period not in excess of ten (10) days after the inception thereof and limited to Liens on assets so purchased;

           (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations (to the extent permitted hereunder) and true leases of the Borrower or any of its Subsidiaries, to the extent such Liens relate to the assets which are the subject thereof; and

           (i) Any Liens of record whether now existing or hereafter arising, which Liens to the extent they are now existing are listed as of the Agreement Date on Schedule 4 attached hereto, and which secure Indebtedness in an amount
        ----------
not
to exceed $10,000,000 in the aggregate at any time.

     "Person" shall mean an individual, corporation, limited liability company,
      ------
association, partnership, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean an employee benefit plan within the meaning of Section
      ----
3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person, other than a Multiemployer Plan.

     "Preferred Stock" shall mean (a) the CBC Preferred Stock upon the
      ---------------
assumption thereof by the Borrower or the Parent Company at any time on or after the Merger Date, and (b) any other preferred stock issued by the Parent Company or the Borrower consistent with the terms and provisions of this Agreement.

     "Prime Rate" shall mean, at any time, the higher of (a) the rate of
      ----------
interest adopted by the Administrative Agent, as the reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate," and
(b) the Federal Funds Rate plus five-eighths of one percent (5/8%). The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent.

     "Prime Rate Advance" shall mean an Advance which the Borrower requests to
      ------------------
be made as a Prime Rate Advance or is reborrowed as a Prime Rate Advance, and which bears interest at the Prime Rate Basis in accordance with the provisions of Section 2.3 hereof, and which shall be in a principal amount of at least $5,000,000, and in an integral multiple of $1,000,000.

     "Prime Rate Basis" shall mean a simple interest rate equal to the sum of
      ----------------
(i) the Prime Rate and (ii) the Applicable Margin. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change and shall also be changed to reflect adjustments in the Applicable Margin pursuant to Section 2.3(f).

     "Prior Loan Agreement" shall have the meaning assigned to it
      --------------------
in the Recitals of this Agreement.

     "Pro Forma Fixed Charges" shall mean for the Borrower and its Subsidiaries
      -----------------------
on a consolidated basis with respect to any prospective period of four fiscal quarters commencing on the day after the applicable calculation date, in each case after giving effect to any Interest Hedge Agreements and Eurodollar Advances, the sum of (a) the aggregate amount of all principal, interest, fees and other payments scheduled to be made by such Persons during such period of four fiscal quarters in respect of Indebtedness for Money Borrowed plus (b) the aggregate amount of all payments scheduled to be made by such Persons during such period in respect of Capitalized Lease Obligations and obligations with respect to leases constituting part of a sale and lease-back arrangement, plus (c) Capital Expenditures budgeted in good faith for such period, plus (d) taxes projected to be paid in such period, plus (e) all Restricted Payments and Restricted Purchases which are (i) to be used to pay cash dividends on any Preferred Stock or interest on Subordinated Indebtedness incurred by the Parent Company or the Borrower, (ii) otherwise permitted to be made hereunder, and (iii) scheduled or otherwise anticipated to be made during such period. For purposes of this definition, where interest payments for the twelve-month period immediately succeeding the calculation date are not fixed by way of Interest Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the Eurodollar Basis (based on the then current adjustment to the Applicable Margin under Section 2.3(f) hereof) for a Eurodollar Advance having an Interest Period of six (6) months as determined on the date of calculation.

     "Qualified Intermediary" shall have the meaning ascribed to such term in
      ----------------------
Section 2.7(a) hereof.

     "Radio Properties" shall mean the Licenses and related assets used in
      ----------------
connection with the radio broadcasting business conducted by the Borrower and its Subsidiaries.

     "Reimbursement Obligations" shall mean the payment obligations of the
      -------------------------
Borrower under Section 2.14 hereof.

     "Relinquished Property" shall have the meaning ascribed to such term in
      ---------------------
Section 2.7(a) hereof.

     "Reportable Event" shall have the meaning set forth in Title IV of ERISA.
      ----------------

     "Request for Advance" shall mean any certificate signed by an Authorized
      -------------------
Signatory (who may be the Chief Financial Officer or the Vice President Finance) requesting an Advance hereunder which will increase the aggregate amount of the Loans then outstanding, which certificate shall be denominated a "Request for Advance," shall be in substantially the form of Exhibit E-1, E-2, or E-3,
                                                    -----------  ---     ---
attached hereto, as appropriate, and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance and, with respect to Eurodollar Advances, the Interest Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default under this Agreement, (c) with respect to Advances made in connection with Acquisitions or on the Agreement Date, provide calculations (using the most recent twelve-month period for which financial statements are available) specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, and
7.10 hereof as of the date of such Advance and after giving effect thereto, and
(d) specify the use of the additional proceeds of the Loans being requested.

     "Request for Issuance of Letter of Credit" shall mean any certificate
      ----------------------------------------
signed by an Authorized Signatory requesting that an Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit F attached hereto, and shall, among other things, (a) state the
---------
requested stated amount of the Letter of Credit (which shall be in United States Dollars), (b) the effective date (which shall be a Business Day) for the issuance of such Letter of Credit, (c) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.14(a) hereof), (d) the Person for whose benefit such Letter of Credit is to be issued, (e) other relevant terms of such Letter of Credit, and (f) the Available Letter of Credit Amount as of the schedule date of issuance of such Letter of Credit.

     "Required Divestitures" shall mean those Radio Properties identified by the
      ---------------------
Borrower and shown on Schedule 5 attached hereto which, as a result of the
                      ----------
Pending Transactions and other Acquisitions which are under contract as of the Agreement Date, are to be sold or otherwise disposed of to maintain compliance by the Parent Company and the Borrower with the market limitations on radio broadcast ownership contained in the Telecommunications Act of 1996.

     "Required Lenders" shall mean, at any time, (a) if there are no Loans
      ----------------
outstanding, Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%), or (b) subject to Section 2.2(e)(iv) hereof, if there are Loans outstanding, Lenders the total of whose Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of the Loans then outstanding hereunder.

     "Restricted Payment" shall mean (a) any direct or indirect
      ------------------
distribution, dividend or other payment to any Person (other than the Borrower or any Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries, and (b) any payment of principal of or interest on, or any defeasance, repurchase, redemption, or other acquisition of, any Subordinated Indebtedness.

     "Restricted Purchase" shall mean any payment on account of the purchase,
      -------------------
redemption or other acquisition or retirement of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Parent Company, the Unrestricted Subsidiary, the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock of the Parent Company, the Unrestricted Subsidiary, the Borrower or any of the Borrower's Subsidiaries.

     "Revolving Loan" shall mean, collectively, the amounts advanced by the
      --------------
Lenders to the Borrower under the Revolving Loan Commitment evidenced by the Revolving Notes.

     "Revolving Loan Commitment" shall mean the several obligations of the
      -------------------------
Lenders to advance a sum not to exceed $1,250,000,000 at any one time outstanding, in accordance with their respective Commitment Ratios, to the Borrower pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof; provided, however, on the Merger Date, and upon the agreement of the CRBC Lenders, the Revolving Loan Commitment then existing hereunder shall be increased by an amount equal to the Additional Revolving Loan Commitment being issued by the CRBC Lenders.

     "Revolving Notes" shall mean those certain reducing, revolving promissory
      ---------------
notes issued on the Agreement Date in the aggregate original principal amount of $1,000,000,000, and those certain reducing, revolving promissory notes issued on the Merger Date in the aggregate principal amount of the Additional Revolving Loan Commitment, one issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit G attached hereto, and any extensions,
                             ---------
renewals, or amendments to any of the foregoing.

     "Security Documents" shall mean the Assignment of Partnership Interests,
      ------------------
the Collateral Assignment of Trust Interests, the Borrower's Pledge Agreement, the Stock Pledge

Agreement, the Subsidiary Guaranty, the Parent Company Guaranty, the Subsidiary Pledge Agreement, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence or requested from time to time, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Collateral Agent, for itself and for the ratable benefit of the Administrative Agent, the Lenders and the Issuing Bank, with Collateral for the Obligations.

     "Security Interest" shall mean all Liens in favor of the Collateral Agent,
      -----------------
for itself and for the ratable benefit of the Administrative Agent, the Lenders, and the Issuing Bank, created under any of the Security Documents to secure the Obligations.

     "Senior Debt" shall mean, as of any date, all outstanding Indebtedness for
      -----------
Money Borrowed of the Borrower to the Lenders and the Administrative Agent hereunder (including, without limitation, any Additional Facility Indebtedness).

     "Senior Leverage Covenant" shall mean the maximum Senior Leverage Ratio for
      ------------------------
the period permitted under Section 7.8 hereof.

     "Senior Leverage Ratio" shall mean as of the last day of any fiscal
      ---------------------
quarter, the ratio of (a)(i) Senior Debt (less any amount in a Net Proceeds Trust (if and to the extent that the Administrative Agent has a valid Lien on the funds on deposit in the Net Proceeds Trust) or "qualified escrow account" as contemplated by Section 2.7(a) hereof) plus (ii) Capitalized Lease Obligations of the Borrower and its Subsidiaries, plus (iii) other Indebtedness for Money Borrowed to the extent secured by Liens permitted under subsection (i) of the definition of Permitted Liens, to (b) Operating Cash Flow for the twelve (12) month period then ended; provided, however, solely for purposes of determining
                         --------  -------
compliance with Section 7.8 hereof, (i) during the Adjustment Period, if the Borrower's Total Leverage Ratio is otherwise not less than 7.00 to 1.00 or greater than 7.50 to 1.00 at such time, the Borrower may deduct from clause (a) above the expected amount of Net Cash Proceeds which will be received by the Borrower or any Subsidiary of the Borrower under any Binding Sale Agreement upon the consummation of the sale of the Required Divestiture set forth therein, and
(ii) prior to the Merger Date, and without duplication of any amounts deducted pursuant to clause (i) of this proviso, the Borrower may deduct from clause (a) above up to $34,000,000 in cash down payments held in escrow accounts with respect to Required Divestitures for Radio Properties currently pending sale pursuant to a Binding Sale Agreement.

     "Senior Notes" shall mean those certain 11.59% Senior Secured Notes due May
      ------------
1, 1999, issued by the Borrower as of May 15, 1989, as amended, in favor of Teachers Insurance and Annuity Association of America, a New York life insurance company, in the aggregate original principal amount of $20,000,000, together with all securities issued in exchange or replacement therefor.

     "Stations" shall mean the radio broadcast stations owned on a consolidated
      --------
basis by the Borrower and its Subsidiaries, which are listed as of the Agreement Date on Schedule 3 attached hereto, and any other radio broadcast station the
        ----------
assets and Licenses of which are hereafter transferred to or otherwise held by the Borrower or any of its Subsidiaries.

     "Stock Pledge Agreement" shall mean that certain Second Amended and
      ----------------------
Restated Stock Pledge Agreement of even date, substantially in the form of Exhibit H attached hereto.
---------

     "Subordinated Indebtedness" shall mean (a) the CRBC Subordinated
      -------------------------
Indebtedness upon the assumption thereof by the Borrower or the Parent Company, at any time on or after the Merger Date, and (b) any other Indebtedness for Money Borrowed or Guaranties thereof of the Borrower or the Parent Company, which is expressly subordinated to the Obligations and which, in addition, meets each of the following criteria: (i) such Indebtedness for Money Borrowed or Guarantees thereof shall be unsecured; (ii) such Indebtedness for Money Borrowed shall have no amortization of principal prior to the Maturity Date and shall mature at least one year and one day after the Maturity Date; (iii) the terms, provisions and covenants of such Indebtedness for Money Borrowed and any subordinated unsecured Guarantees must (A) be less restrictive than, and not in conflict with, the terms, provisions and covenants set forth in the Loan Documents, and (B) not be cross-defaulted to the Loan Documents (except for the occurrence of an Event of Default as a result of the Borrower's failure to pay the Obligations in full on the Maturity Date or the acceleration of the Obligations under Section 8.2(a)(ii) or Section 8.2(b)); (iv) the documentation of the subordination provisions therefor shall prohibit the payment of principal, interest and fees on such Indebtedness for Borrowed Money upon the occurrence, and during the continuation, of an Event of Default under Section 8.1(b) hereof, and shall prohibit the payment of principal, interest and fees on such Indebtedness for Borrowed Money for a period of 179 days after the occurrence of any Event of Default under Section 8.1 (other than Section 8.1(b)), and shall otherwise be acceptable to the Administrative Agent; (v) no Default or Event of Default shall exist either immediately prior to, and giving effect to, the incurrence of such Indebtedness for Borrowed Money; and (vi) such Indebtedness for Money Borrowed shall not be incurred unless, prior to its incurrence, the Borrower shall have delivered to each of the Lenders updated financial projections (prepared in good faith and using assumptions reasonable under the circumstances) demonstrating that, after giving effect to the incurrence of such Indebtedness for Money Borrowed, compliance with all financial covenants under this Agreement is maintained from the date of such projections through the Maturity Date.

     "Subsequent Term Loan Commitment" shall mean the several obligations of the
      -------------------------------
CRBC Lenders to advance or to permit to remain outstanding the aggregate principal amount of $400,000,000 to the Borrower on the Merger Date.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of
      ----------
which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. As applied to the Borrower, "Subsidiary" shall also include any Divestiture Trust. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 2 attached hereto.
                                ----------

     "Subsidiary Guaranty" shall mean that certain Second Amended and Restated
      -------------------
Subsidiary Guaranty of even date, substantially in the form of Exhibit I
                                                               ---------
attached hereto.

     "Subsidiary Pledge Agreement" shall mean that certain Second Amended and
      ---------------------------
Restated Subsidiary Pledge Agreement of even date, substantially in the form of Exhibit J attached hereto.
---------

     "Term Loan" shall mean, collectively, the amounts advanced by the Lenders
      ---------
to the Borrower under the Term Loan Commitment evidenced by the Term Notes.

     "Term Loan Commitment" shall mean, collectively, the Initial Term Loan
      --------------------
Commitment and in addition, on and after the Merger

Date, the Subsequent Term Loan Commitment.

     "Term Notes" shall mean those certain term promissory notes issued on the
      ----------
Agreement Date in the aggregate original principal amount of $500,000,000, and those certain term promissory notes issued on the Merger Date in favor of the CRBC Lenders in the aggregate principal amount of the Subsequent Term Loan Commitment, one issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit K attached hereto, and any extensions,
                             ---------
renewals or amendments to any of the foregoing.

     "Top-50 Market" shall mean one of the top fifty (50) radio markets in the
      -------------
United States as determined by Arbitron or Duncan's Radio Market Guide from time to time.

     "Total Debt" shall mean (without duplication) all Indebtedness for Money
      ----------
Borrowed of the Parent Company and its Subsidiaries (other than Indebtedness for Money Borrowed of any Unrestricted Subsidiary which is without recourse to the Parent Company (and for purposes hereof, the obligation of the Parent Company to issue its common equity securities under a certain Letter Agreement dated as April 9, 1997 in favor of the Managing Agents, in connection with the financing of the Gannett Transaction, shall be deemed to be without recourse), the Borrower, or any Subsidiary of the Borrower), including the Borrower.

     "Total Leverage Covenant" shall mean the maximum Total Leverage Ratio for
      -----------------------
the period permitted under Section 7.8 hereof.

     "Total Leverage Ratio" shall mean as of the last day of any fiscal quarter,
      --------------------
the ratio of (a) Total Debt (less any amount in a Net Proceeds Trust (if and to the extent that the Administrative Agent has a valid first priority Lien in the funds on deposit in the Net Proceeds Trust) or "qualified escrow account" as contemplated by Section 2.7(a) hereof) to (b) the sum of (i) Operating Cash Flow and (ii) without duplication, the operating cash flow of the Parent Company (excluding any Operating Cash Flow from any Unrestricted Subsidiary), each for the twelve (12) month period then ended; provided, however, solely for purposes
                                         --------  -------
of determining compliance with Section 7.8 hereof and determining the Applicable Margins pursuant to Section 2.3(f) hereof, (i) during the Adjustment Period, if the Borrower's Total Leverage Ratio is otherwise not less than 7.00 to 1.00 or greater than 7.50 to 1.00 at such time, the Borrower may deduct from clause (a) above the amount of the Net Cash Proceeds expected to be received by the Borrower or any Subsidiary of the Borrower under any Binding Sale Agreement upon the consummation of the sale set forth therein, and (ii) prior to the Merger Date, and without duplication of any amounts deducted pursuant to clause (i) of this proviso, the Borrower may deduct from clause (a) above up to $34,000,000 in cash down payments held in escrow accounts with respect to Required Divestitures for Radio Properties currently pending sale pursuant to a Binding Sale Agreement.

     "Uniform Customs" shall mean the Uniform Customs and Practice for
      ---------------
Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Unrestricted Subsidiary" shall mean any Subsidiary or Subsidiaries of the
      -----------------------
Parent Company, other than the Borrower and its Subsidiaries, which has been formed by the Parent Company to acquire one or more Stations and to hold the associated FCC License or Licenses.

     "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter,
      ----------------------
substantially in the form of Exhibit L attached hereto, to be delivered to the
                             ---------
Administrative Agent and the Lenders on the Agreement Date pursuant to Section
3.1 hereof.

     "Viacom Purchase" shall mean the purchase by the Borrower of certain radio
      ---------------
properties from Viacom International, Inc., pursuant to the Viacom Purchase Agreement and the Joint Purchase Agreement.

     "Viacom Purchase Agreement" shall mean that certain Stock Purchase
      -------------------------
Agreement dated as of February 16, 1997, by and among the Borrower and Viacom International, Inc., a Delaware corporation.

     "Viacom Subordinated Indebtedness" shall have the meaning set forth in the
      --------------------------------
definition of "Adjustment Trigger Date" contained in Article 1 hereof.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     Each definition of an agreement or instrument in this Article 1 shall include such agreement or instrument as amended from time to time with the prior written consent of the Required Lenders, or all of the Lenders, as the case may be, and the Borrower, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa.

     Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the meanings herein as set forth therein.

     Unless otherwise expressly stated herein, all references to financial information and results of the Borrower shall be determined on a consolidated basis with the Borrower's Subsidiaries.


                                   ARTICLE 2

                                     Loans
                                     -----

     Section 2.1  The Loans and Letters of Credit.
                  -------------------------------

           (a) The Lenders agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on the Agreement Date, an amount not to exceed, in the aggregate (together with all amounts previously outstanding under the Term Loan Commitment (as defined in the Prior Loan Agreement) under the Prior Loan Agreement), the Initial Term Loan Commitment. Upon the agreement of the CRBC Lenders, the Borrower shall be entitled to receive from the CRBC Lenders, on the Merger Date, an additional amount not to exceed, in the aggregate, the Subsequent Term Loan Commitment. After the Agreement Date, Advances under the Term Loan Commitment may be rolled over as provided in
Section 2.2(b) hereof and Section 2.2(c) hereof so as to effect changes in the Interest Rate Bases applicable to Advances under the Term Loan; provided, however, that there shall be no increase after the Agreement Date in the total principal amount of the Term Loan outstanding (other than in connection with any advance made on the Merger Date under the Subsequent Term Loan Commitment). After the Merger Date, all payments made in connection with the Term Loan hereunder shall be applied to reduce amounts outstanding under the Initial Term Loan Commitment and the Subsequent Term Loan Commitment, on a pro rata basis.

           (b) The Lenders further agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower from time to time amounts which do not exceed in the aggregate at any one time outstanding the Revolving Loan Commitment as in effect from time to time. Upon the agreement of the CRBC Lenders, the Borrower shall be entitled to receive from the CRBC Lenders, on and after the Merger Date, the Additional Revolving Loan Commitment. After the Merger Date, all payments made in connection with the Revolving Loan Commitment shall be applied to reduce amounts outstanding under the Revolving Loan Commitment, as increased by the Additional Revolving Loan Commitment. Advances under the Revolving Loan Commitment may be rolled over as provided in Section 2.2(b) hereof and Section 2.2(c) hereof.

           (c) The Borrower may also borrow up to $250 million (in increments of $10,000,000, provided that the minimum amount of such Indebtedness incurred at any single time is $50,000,000) of Additional Facility Indebtedness from some or all of the Lenders or any other financial institutions who choose to issue commitments therefor, subject to the following: (i) all terms and conditions of the Additional Facility Indebtedness shall be no more restrictive than those contained herein; (ii) the Additional Facility Indebtedness shall constitute Obligations hereunder and shall rank pari passu with the other Obligations; and
                                     ---- -----
(iii) at the time of incurrence of the Additional Facility Indebtedness, the Borrower shall have delivered to the Lenders updated financial projections (prepared in good faith and using assumptions reasonable under the circumstances) demonstrating that, both before and after giving effect to the incurrence of the Additional Facility Indebtedness, compliance with all financial covenants under this Agreement is maintained from the date of such projections through the Maturity Date shall certify as to its full compliance with this Agreement.

           (d) Subject to the terms and conditions hereof, the Issuing Bank agrees in accordance with the Letter of Credit Commitment to issue Letters of Credit for the account of the Borrower pursuant to Section 2.14 hereof in an aggregate outstanding face amount not to exceed the Letter of Credit Commitment at any time.

     Section 2.2  Manner of Borrowing and Disbursement.
                  ------------------------------------

           (a)  Choice of Interest Rate, Etc. Any Advance shall, at the option
                ----------------------------
of the Borrower, be made as a Prime Rate Advance or a Eurodollar Advance; provided, however, (i) that at such time as there shall have occurred and be continuing a Default, the Borrower shall not have the right to borrow or convert or roll over any Eurodollar Advances and all subsequent Advances shall be made as Prime Rate Advances, and (ii) the Borrower may not select a Eurodollar Advance with respect to any Advance, the proceeds of which are to reimburse an Issuing Bank pursuant to Section 2.14 hereof. Eurodollar Advances shall in all cases be subject to Section 2.3(e) and Article 10 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Houston time) in order for such Business Day to count toward the minimum number of Business Days required.

           (b)  Prime Rate Advances.
                -------------------

                (i)  Initial Advances.  The Borrower shall give the
                     ----------------
     Administrative Agent in the case of Prime Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given.

                (ii) Rollovers.  Upon at least three (3) Business Days'
                     ---------
     irrevocable prior written notice and subject to the provisions of Section 2.3(e) hereof, the Borrower may designate all or a portion (meeting the minimum Advance amount requirement) of the principal amount of any outstanding Prime Rate Advance as one or more Eurodollar Advances.

           (c)  Eurodollar Advances.
                -------------------

                (i)   Initial Advances. The Borrower shall give the
                      ----------------
     Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance; provided, however, that the Borrower's failure to confirm any such telephonic notice in writing shall not invalidate any notice so given.

                (ii)  Rollovers. At least three (3) Business Days prior to each
                      ---------
     Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent irrevocable prior written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date
     (A) is to be rolled over in whole or in part as another

     Eurodollar Advance, (B) is to be designated to be a Prime Rate Advance, or
     (C) is to be repaid and not reborrowed.

          (d)  Notification of Lenders. Upon receipt of a (i) Request for
               -----------------------
Advance, (ii) notification from any Issuing Bank that a draw has been made under any Letter of Credit, or (iii) a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly (that is on the same Business Day with respect to any Request for Advance or any such notice received prior to 4:00 p.m. (Houston time)) notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the applicable Advance. Each Lender shall, not later than 1:00 p.m. (Houston time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

           (e)  Disbursement.
                ------------

             (i) Prior to 1:00 p.m. (Houston time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent (or any of its Affiliates).

             (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (Houston time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate plus, if such amount is not paid to the Administrative Agent within three
     (3) days of such demand, one percent (1%).

        (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of such Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

         (iv) In the event that, at any time when the conditions precedent for any Advance have been satisfied, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right to (A) vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder, or (B) receive payments of principal, interest or fees from the Borrower in respect of its portion of such Advance not funded.

     Section 2.3  Interest.
                  --------

         (a)   On Prime Rate Advances. Interest on each Prime Rate Advance shall
               ----------------------
be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Prime Rate Basis for such Advance, in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date. Interest on Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date.

         (b)   On Eurodollar Advances. Interest on each Eurodollar Advance shall
               ----------------------
be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on each three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

         (c)   Interest if no Notice of Selection of Interest Rate Basis. If the
               ---------------------------------------------------------
Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

          (d)  Interest Upon Default. Immediately upon the occurrence of an
               ---------------------
Event of Default under any of subsections (b), (f), or (g) of Section 8.1 hereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate. In addition, upon the occurrence of any other Event of Default, and upon the request of the Required Lenders, the Lenders shall upon notice to the Borrower charge the Borrower interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on demand, and shall accrue until the earlier of
(i) waiver or cure (to the satisfaction of such Lenders as may be required under Section 11.12 hereof) of the applicable Event of Default, (ii) agreement of the Required Lenders to rescind the charging of interest at the Default Rate, or
(iii) payment in full of the Obligations. The Administrative Agent will promptly notify the Borrower, after the effective date, of any decision by the Required Lenders to charge interest at the Default Rate.

          (e)  Eurodollar Contracts. At no time may the sum of the number of
               --------------------
outstanding Eurodollar Advances exceed fifteen (15); nor may the Borrower borrow more than thirty (30) Eurodollar Advances in any fiscal year.

          (f)  Applicable Margin. With respect to any Advance under the
               -----------------
Commitments, the Applicable Margin shall be determined by the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which the financial statements referred to in Section 6.1 hereof required to be furnished by the Borrower to the Administrative Agent and each

Lender have been so furnished, which Applicable Margin shall be effective as of the second Business Day after the delivery of such financial statements, expressed as a per annum rate of interest as follows (except that, from the date hereof through the second Business Day after the date on which the initial set of financial statements referred to in Section 6.1 hereof are delivered to the Administrative Agent, based on the Borrower's calculation on the Agreement Date of what the Total Leverage Ratio would be on such date, after giving effect to the initial Advance of the Loans hereunder, the Applicable Margin with respect to any Prime Rate Advance shall be one-eighth of one percent (0.125%) and the Applicable Margin with respect to any Eurodollar Advance shall be one and one-eighth of one percent (1.125%), based on a theoretical Total Leverage Ratio of Total Debt as of the Agreement Date to the sum of (i) Operating Cash Flow for the four-quarter period ended March 31, 1997, and (ii) without duplication, the Operating Cash Flow of the Parent Company for such period, in either case, expressed as a per annum rate of interest):


                               Prime Rate Advance   Eurodollar Advance
Leverage Ratio                  Applicable Margin    Applicable Margin
--------------                 -------------------  -------------------

Greater than 6.75                       1.000%               2.000%

Greater than 6.50 but
 less than or equal to 6.75             0.750%               1.750%

Greater than 6.00 but
 less than or equal to 6.50             0.375%               1.375%

Greater than 5.50 but
 less than or equal to 6.00             0.125%               1.125%

Greater than 5.00 but
 less than or equal to 5.50             0.000%               0.875%

Greater than 4.50 but
 less than or equal to 5.00             0.000%               0.625%

Greater than 4.00 but
 less than or equal to 4.50             0.000%               0.500%

Less than or equal to 4.00              0.000%               0.400%


In the event that Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 hereof, and without prejudice to any additional rights under Section 8.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements. Notwithstanding the foregoing, however, if the Total Leverage Ratio is equal to or greater than 7.00 to 1.00 during the Adjustment Period, the Applicable Margin with respect to any Prime Rate Advance shall be 1.250% and the Applicable Margin with respect to any Eurodollar Advance shall be 2.250%.


     Section 2.4     Commitment Reduction and Repayment.
                     ----------------------------------

          (a)  Revolving Loan. Commencing September 30, 2000 and at the end of
               --------------
each fiscal quarter thereafter, the Revolving Loan Commitment as of June 30, 2000 shall be reduced by an amount equal to the percentages (for such quarter and year) set forth below and to the extent that the principal amount of the Revolving Loans exceeds the Revolving Loan Commitment as so reduced, the Revolving Loans shall be repaid:


                               Percentage of         Annual Percentage of
                              Revolving Loan     Revolving Loan Commitment to
                             Commitment to be    be Reduced Each Four-Quarter
                                Reduced Each             Period Ending
Period                            Quarter                   June 30
------                       ----------------    ----------------------------

From September 30, 2000             3.75%                    15.00%
through and including
June 30, 2001

From September 30, 2001             5.00%                    20.00%
through and including
June 30, 2002

From September 30, 2002             5.00%                    20.00%
through and including
June 30, 2003

From September 30, 2003             5.00%                    20.00%
through and including
June 30, 2004

From September 30, 2004             6.25%                    25.00%
through and including
June 30, 2005

The Borrower shall make a repayment of the Revolving Loans outstanding, together with accrued interest thereon, on or before the effective date of each reduction in the Revolving Loan Commitment under this Section 2.4(a), such that the aggregate principal amount of the Revolving Loans outstanding at no time exceeds the Revolving Loan Commitment as so reduced. In the event that the Borrower makes any voluntary Revolving Loan Commitment reductions, the reduction percentages provided for in this Section 2.4(a) shall not be affected, and the Borrower's obligation to make further reductions and, to the extent necessary, repayments pursuant to this Section 2.4(a) shall be based on the Revolving Loan Commitment as reduced. A final payment of all principal amounts of the Revolving Loans then outstanding shall be due and payable in full on the Maturity Date.

          (b)  Term Loan. Commencing on September 30, 2000 and at the end of
               ---------
each fiscal quarter thereafter, the principal balance of the Term Loan outstanding on June 30, 2000, shall be reduced by an amount equal to the percentages (for such quarter and year) of the Term Loan outstanding as of such date as set forth below until the Term Loan is paid in full, as follows:



                              Percentage of Term    Annual Percentage of Term
                             Loan Outstanding on     Loan Outstanding on June
                             June 30, 2000 to be      30, 2000 to be Reduced
                                 Reduced Each        Each Four-Quarter Period
      Period                       Quarter                 Ending June 30
-----------------            -------------------     ------------------------


From September 30, 2000              3.75%                     15.00%
through and including
June 30, 2001

From September 30, 2001              5.00%                     20.00%
through and including
June 30, 2002

From September 30, 2002              5.00%                     20.00%
through and including
June 30, 2003

From September 30, 2003              5.00%                     20.00%
through and including
June 30, 2004

From September 30, 2004              6.25%                     25.00%
through and including
June 30, 2005

The Borrower shall make a repayment of the Term Loans outstanding, together with accrued interest thereon, on or before the effective date of each reduction in the Term Loan under this Section 2.4(b), such that the aggregate principal amount of the Term Loans outstanding at no time exceeds the Term Loan Commitment as so reduced. In the event that the Borrower makes any Term Loan prepayment (mandatory or optional), the reduction percentages provided for in this Section 2.4(b) shall not be affected and the Borrower's obligation to make further repayments or prepayments pursuant to this Section 2.4(b) shall be based on the Term Loan Commitment as reduced. A final payment of all principal amounts of the Term Loan then outstanding shall be due and payable in full on the Maturity Date.

     Section 2.5   Fees. (a)  Fees Payable Under the Fee Letters.  The Borrower
                   ----       ----------------------------------
agrees to pay to the Administrative Agent, for the benefit of itself, the Arranging Agent, the Managing Agents, and each of the Lenders, such facility fees and other fees as are mutually agreed upon and as are described in the Fee Letters. Such facility fees shall be fully earned when due and non-refundable when paid.

          (b)  Commitment Fee.  In addition, the Borrower agrees to pay to the
               --------------
Administrative Agent, for the benefit of each of the Lenders in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unused amount of the Available Revolving Loan Commitment determined by the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which the financial statements referred to in Section 6.1 hereof required to be furnished by the Borrower to the Administrative Agent and each Lender have been so furnished, which commitment fee shall be effective as of the second Business Day after the delivery of such financial statements, expressed as a per annum rate of interest as follows (except that, from the date hereof through the second Business Day after the date on which the initial set of financial statements referred to in Section 6.1 hereof are delivered to the Administrative Agent, based on the Borrower's calculation on the Agreement Date of what the Total Leverage Ratio would be on such date, after giving effect to the initial Advance of the Loans hereunder, the commitment fee shall be three-eighths of one percent (0.375%) based on a theoretical Total Leverage Ratio of Total Debt as of the Agreement Date to the sum of (i) Operating Cash Flow for the four-quarter period ended March 31, 1997, and (ii) without duplication, the Operating Cash Flow of the Parent Company for such period expressed as a per annum rate of interest):

     Total Leverage Ratio     Commitment Fee
     --------------------     --------------

     Greater than or equal    0.375%
     to 5.50

     Less than 5.50           0.250%

In the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 hereof, and without prejudice to any additional rights under Section 8.2 hereof, no downward adjustment of such commitment fee in effect for the preceding quarter shall occur until the actual delivery of such statements. Such commitment fee shall be computed on the basis of a year of 360 days, shall be payable quarterly in arrears on the last day of each fiscal quarter, commencing on June 30, 1997 and on the Maturity Date, shall be fully earned when due, and shall be non-refundable when paid.

          (c)  Letter of Credit Fee.   The Borrower shall pay to the Lenders, in
               --------------------
accordance with the Lenders respective Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to the Applicable Margin for Eurodollar Advances. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter, commencing on June 30, 1997, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

          (c)  Issuing Bank Fee. The Borrower shall pay to the Issuing Bank a
               ----------------
fee in the amount of $2,000 for issuing, amending and renewing any Letter of Credit, which fee shall be due and payable on the date of each issuance, amendment or renewal of any Letter of Credit. Such fee shall be fully earned when due, and non-refundable when paid.

     Section 2.6     Optional Prepayments and Reductions.
                     -----------------------------------

          (a)  Advances.  The principal amount of any Prime Rate Advance may be
               --------
prepaid in full or in part (provided that any such partial prepayment shall be in a principal amount of at least $2,000,000 and in an integral multiple of $1,000,000) at any time, without penalty or premium and without regard to the Payment Date for such Advance, upon three (3) Business Days' prior written notice to the Administrative Agent of such prepayment. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof.

          (b)  Loans and Commitments Generally. The Borrower may without penalty
               -------------------------------
at any time terminate or permanently reduce the Revolving Loan Commitment or the Term Loan Commitment by giving the Administrative Agent and the Lenders at least five (5) Business Days' prior written notice thereof; provided, however, that any reduction shall reduce the affected Commitment in a principal amount of at least $2,000,000 and in an integral multiple of $1,000,000. The Borrower shall also make any required repayment or prepayment of the Loans outstanding under the Commitment being so terminated or reduced, plus accrued interest on such outstanding Loans, on or before the effective date of the reduction or termination of the affected Commitment, so that the principal amount of Loans outstanding under such affected Commitment does not exceed the amount of the affected Commitment as so reduced. The Borrower shall not have any right to rescind any notice of termination or reduction pursuant to this Section 2.6(b). Upon receipt of any notice of prepayment or reduction, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and of such Lender's portion of the anticipated prepayment.

     Section 2.7     Mandatory Prepayments.  In addition to the scheduled
                     ---------------------
repayments provided for in Section 2.4 hereof, the Borrower shall prepay the Loans as follows:

          (a)  Repayment from Asset Sales. The Net Proceeds from any Permitted
               --------------------------
Asset Sale shall, on the date of receipt by the Borrower, be applied in any of the following respects, at the Borrower's election (provided, however, that such
                                                    --------  -------
election shall be subject to the terms and conditions set forth below for each election; and provided further, however, that all Net Proceeds from any Required
              -------- -------
Divestiture made during the Adjustment Period shall be applied only to the Obligations as set forth in "First" below): First, to the Obligations, and with
                                            -----
respect to the Loans any such payment to be applied, at the election of the Borrower, to the Term Loan or the Revolving Loans or any combination thereof, and that in the case of repayment of the Revolving Loans, no permanent reduction of the Revolving Loan Commitment shall be required. Second, at the Borrower's
                                                    ------
election, in lieu of applying such Net Proceeds to the Obligations as set forth in "First" above, so long as no Default then exists or would be caused thereby, to make one or more Acquisitions, the aggregate purchase price of which does not exceed the sum of such Net Proceeds plus the unused and available portion of the Revolving Loan Commitment available for Acquisitions hereunder plus other funds available to the Borrower, so long as the Borrower or one of its Subsidiaries shall have (i) entered into a definitive contract for such purchase within twelve (12) months from the date of such Permitted Asset Sale and (ii) concluded such purchase within eighteen (18) months from the date of such Permitted Asset Sale. In the event the Borrower elects to exercise its right to use such Net Proceeds to make an Acquisition, the Borrower shall so notify the Administrative Agent not less than five (5) Business Days prior to the proposed date of the closing of such Permitted Asset Sale and shall, upon its or any Subsidiary's receipt of any Net Proceeds with respect to such Permitted Asset Sale, remit such Net Proceeds which would have been applied to the repayment of the Loans to the Administrative Agent. The amount so remitted shall be held in trust in an interest-bearing account with the Administrative Agent or an Affiliate thereof (the "Net Proceeds Trust") for the benefit of the Borrower, to be applied to such Acquisition, as hereinafter provided. The Borrower hereby grants the Collateral Agent a security interest in the Net Proceeds Trust to secure the Obligations. The Borrower or one of its Subsidiaries shall consummate such Acquisition not later than eighteen (18) months after the date of the applicable Permitted Asset Sale. In lieu of applying the proceeds from the Permitted Asset Sale as set forth in "Second"
                                                                     ------
above, so long as no Default then exists or would be caused thereby, the Borrower may elect to structure the disposition of any of the assets of the Borrower or any of its Subsidiaries (such assets, the "Relinquished Property") as a deferred exchange of like-kind property under Section 1031 of the Code. In the event the Borrower so elects, it shall (or shall cause the involved Subsidiary to) (a) notify the Administrative Agent not less than twenty (20) Business Days prior to the transfer or other disposition of the assets for which nonrecognition treatment is sought under Section 1031, (b) together with a "qualified intermediary" within the meaning of Treas. Reg. (S) 1.1031(k)-1(g)(4) (the "Qualified Intermediary"), open a "qualified escrow account" within the meaning of Treas. Reg. (S) 1.1031(k)-1(g)(3) and enter into an "exchange agreement" within the meaning of Treas. Reg. (S) 1.1031(k)-1(g)(4)(iii)(B) (under which account and agreement the Qualified Intermediary for federal income tax purposes acquires the Relinquished Property from the Borrower or one of its Subsidiaries and conveys it to the purchaser thereof and acquires with the proceeds of the transfer or other disposition of the Relinquished Property or replacement property which, in whole or in part, constitutes like-kind property, and conveys such property to the Borrower or one of its Subsidiaries) and (c) deliver to the Administrative Agent, not less than ten (10) Business Days prior to the closing of the transfer or other disposition of the Relinquished Property by the Borrower or one of its Subsidiaries, a collateral assignment of the rights of the Borrower or one of its Subsidiaries under the "qualified escrow account" to any proceeds thereof, as well as any proceeds of such proceeds, as well as any other forms of collateral or additional Security Documents or such other assurances as may be deemed necessary or desirable by the Administrative Agent or the Lenders without jeopardizing the tax treatment sought. Upon receipt of the collateral assignment executed by the Borrower or one of its Subsidiaries, and in any event no later than immediately before the consummation of the closing of the transfer or other disposition of the Relinquished Property, the Administrative Agent shall release its Liens in the proceeds of the "qualified escrow account" for the period necessary (but no longer than necessary) to comply with the requirements of Treas. Reg. (S) 1.1031(k)-1(g)(6). The Administrative Agent shall have the right to consult with Borrower's tax professionals in connection with any proposed deferred exchange of like-kind property under Section 1031 of the Code. (The terms of the "qualified escrow account" and "exchange agreement" shall provide that immediately upon the occurrence of any event set forth in Treas. Reg. (S) 1.1031(k)-1(g)(6)(ii) or
(iii), the proceeds from the transfer or other disposition of the Relinquished Property, together with any interest thereon, shall be released to the Administrative Agent, to the extent of any then outstanding Loans hereunder, to be applied in the manner set forth in Section 2.7(c) hereof.) Third, and to the
                                                              -----
extent that (A) the Borrower does not elect to make an Acquisition or deferred like-kind exchange as provided above, or (B) the Borrower or one of its Subsidiaries shall not have otherwise consummated any Acquisition as of eighteen
(18) months after the date of the Permitted Asset Sale (for whatever reason, including the occurrence of a Default), or the purchase price of such Acquisition shall be less than the Net Proceeds therefrom, any funds either held in the Net Proceeds Trust relating to the Permitted Asset Sale or not used for an Acquisition or "like-kind" exchange shall be applied in the manner set forth in Section 2.7(c).

          (b)  Repayment from Issuance of Subordinated Indebtedness by Parent
               --------------------------------------------------------------
Company or Borrower. Fifty percent (50%) of the Net Proceeds of any Subordinated
-------------------
Indebtedness (other than (i) Viacom Subordinated Indebtedness and (ii) Subordinated Indebtedness issued solely to refinance the CRBC Subordinated Indebtedness and which does not increase the principal amount thereof) issued by the Parent Company or Borrower shall, on the date of receipt by the Parent Company or Borrower be applied to the Obligations, and with respect to the Loans, such payment shall be applied, at the election of the Borrower, to the Term Loan or the Revolving Loan or any combination thereof, and that in the case of repayment of the Revolving Loans, no permanent reduction of the Revolving Loan Commitment shall be required.

          (c)  Application of Payments. Except as otherwise provided, any
               -----------------------
repayment of the Loans pursuant to this Section 2.7 shall be applied at the election of the Borrower to the Term Loan or the Revolving Loan or any combination thereof, and to the extent applied to the Term Loan, to the scheduled principal payments due in respect of the Term Loan (as set forth in Section 2.4(b) hereof but in inverse order of maturity). Accrued interest on the principal amount of the Loans being repaid pursuant to any subsection of Section
2.7 hereof, to the date of such repayment, will be paid by the Borrower concurrently with such principal repayment.

     Section 2.8     Notes; Loan Accounts.
                     --------------------

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. On the Agreement Date, one Term Note and one Revolving Note shall be payable to the order of each Lender in accordance with the respective Commitment Ratios of the Lenders. Additionally, on the Merger Date, the Borrower shall execute and deliver to each CRBC Lender promissory notes in the amount of such CRBC Lenders pro rata share of the Additional Revolving Loan Commitment and the Subsequent Term Loan Commitment, respectively. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories.

          (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest
                          ----- -----
thereon, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.


     Section 2.9     Manner of Payment.
                     -----------------

          (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, facility fees, Administrative Agent's fee, additional fees to the Lenders, and any other amount owed to the Lenders or the Administrative Agent under this Agreement, the Notes, or any other Loan Documents shall be made not later than 12:00 noon (Houston time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 12:00 noon (Houston time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder at or prior to 12:00 noon (Houston time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

          (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

          (c) Prior to the declaration of an Event of Default under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the Commitment Ratios: (i) to the payment of the Administrative Agent's fees then due and payable; (ii) to the payment of all other fees then due and payable; (iii) to the payment of interest then due and payable on the Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent, the Issuing Bank, or the Lenders hereunder or under the Notes; (v) to the payment of principal then due and payable on the Loans; and (vi) to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account. Upon the declaration of an Event of Default under Section 8.2 hereof, all amounts received from any source whatsoever by the Administrative Agent or any of the Lenders with respect to the Borrower or any of its Subsidiaries shall be distributed as set forth in Section 8.3 of this Agreement.

     Section 2.10     Reimbursement.
                      -------------

          (a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow, convert, or roll over any Eurodollar Advance after having given notice of its intention to borrow, convert, or roll over in accordance with
Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment of any Eurodollar Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon request of the Borrower, any Lender seeking reimbursement under this Section 2.10 shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

          (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed or reborrowed, or paid, as the case may be, and such calculations shall assume that the Borrower is entitled to the then-prevailing Applicable Margin under Section 2.3(f) hereof during such Interest Period.

     Section 2.11     Pro-Rata Treatment.
                      ------------------

          (a) Each Advance from the Lenders under this Agreement shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders with
--- ----
respect to the Term Loan Commitment and the Revolving Loan Commitment .

          (b) Each payment and prepayment of principal of the Loans, and, except as provided in Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro-rata on the basis of their respective unpaid
                             --------
principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether voluntary or involuntary, through the exercise of any right of set-off, or otherwise, except for any payments received by such Lender in connection with any assignment of any Loan in accordance with Section 11.5 hereof) on account of the Loans made by it in excess of its ratable share of the Loans based upon its Commitment Ratio, such Lender shall forthwith purchase from the other

Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.12     Capital Adequacy. If, after the date hereof, the adoption
                      ----------------
of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the unused portion of its Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance) by an amount deemed by such Lender to be material, then, upon receipt of written demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the receipt of such demand until payment in full thereof at the Prime Rate Basis; provided, however, that no Lender shall be entitled to compensation under this Section 2.12 for any costs incurred more than one year prior to the date that such Lender makes written demand to the Borrower for such compensation. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and demonstrating the basis for and calculation of such determination shall, absent manifest error, be conclusive. Each Lender agrees that if any amount or any portion of any amount described in this Section 2.12 is subsequently recovered by such Lender, such Lender shall promptly reimburse the Borrower to the extent of the amount so recovered.

     Section 2.13      Lender Tax Forms. On or prior to the Agreement Date and
                       ----------------
on or prior to the first Business Day of each fiscal year thereafter, each Lender which is organized in a jurisdiction other than the United States shall provide the Administrative Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying that such Lender is exempt from United States withholding tax with respect to payments to be made under this Agreement and under any Note. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower. Notwithstanding anything to the contrary in Section 2.9(b), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or under any Note (without any obligation to pay the respective Lender additional amounts with respect thereto) for the account of any Lender which is not organized under the laws of the United States and which has not provided to the Administrative Agent and the Borrower the forms required by this Section 2.13. Notwithstanding the previous sentence, the Borrower agrees to indemnify each Lender which is not organized under the laws of the United States in respect of amounts deducted or withheld by it as described in the previous sentence as a result of any changes after the date hereof in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of taxes.

     Section 2.14     The Letters of Credit.
                      ---------------------

          (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.14(d) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that the Issuing Bank shall not issue any Letter of Credit
--------  -------
unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, and shall have no obligation to issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Revolving Loan

Commitment would be less than zero and; provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed the Letter of Credit Commitment. Each Letter of Credit shall (1) be denominated in U.S. dollars, and (2) expire no later than the earlier to occur of (A) the Maturity Date, and (B) one year after its date of issuance (but may contain provisions for automatic renewal provided that (except with respect to the Initial Letters of Credit) no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law.

          (b) The Borrower may from time to time request that an Issuing Bank issue a Letter of Credit. The Borrower shall execute and deliver to the Administrative Agent and applicable Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by such Issuing Bank, not later than 11:00 a.m. (Houston time) on the third (3rd) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent, and each of the Lenders following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

          (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Lender, by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Percentage.

           (d) The Borrower hereby agrees to immediately reimburse an Issuing Bank for amounts paid by such Issuing Bank in respect of draws under a Letter of Credit. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with
                                                        ---------
respect to the amounts of, the timing of requests for, and the repayment of Loans hereunder and in Article 3 hereof with respect to conditions precedent to
                       ---------
Advances hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in clauses (f) or (g) of Section 8.1 hereof, to make a Prime Rate Advance under the Revolving Loan Commitment to the Borrower on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw and the Borrower shall deliver to the Administrative Agent a Request for Advance requesting the making of such Prime Rate Advance on the day of any such draw; provided, however, the failure of the Borrower to deliver a Request for Advance shall not effect the validity of any Prime Rate Advance made hereunder. Each Lender shall fund its share of such Prime Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in clauses (f) or (g) of Section 8.1 hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses (f) or (g) of Section 8.1 hereof shall have occurred, then each Lender shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent or the Lender, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such face amount of the Letters of Credit outstanding multiplied by such Lender's Commitment Ratio and each Lender shall, notwithstanding such Event of Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender's participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender's Commitment Ratio). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender to make payments to the

Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.14(d) shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two Business Days, at the Federal Funds Rate, and (y) thereafter, at the Prime Rate.

           (e) The Borrower agrees that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be a Prime Rate Advance under the Revolving Loan Commitment and shall be payable and bear interest in accordance with all other Revolving Loans.

           (f) The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank as determined by a final non-appealable order of a court of competent jurisdiction, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse an Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to the Issuing Bank on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

              (i)   Any lack of validity or enforceability of any Loan Document;

             (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

            (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

             (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit

        (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

              (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

             (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

            (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

           (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

             (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

              (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank; and

             (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank.

           (g) If, after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any directive regarding capital adequacy (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any of the foregoing in the determination of the Issuing Bank is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein by an amount deemed by the Issuing Bank to be material, then, upon receipt of written demand by the Issuing Bank, the Borrower agrees to pay to the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amount or amounts as the Issuing Bank determines will compensate it for such increased costs, from the date such change or action is effective, together with interest on each such amount from the fourth day after receipt of such demand, until payment in full thereof at the Prime Rate Basis. The Issuing Bank shall not be entitled to compensation under this Section 2.14(g) for any increased costs incurred more than one year prior to the date it makes written demand to the Borrower for such compensation. A certificate of the Issuing Bank setting forth the amount to be paid by the Borrower as a result of any event referred to in this paragraph and demonstrating the basis for and calculation of such determination shall, absent manifest error, be conclusive. The Issuing Bank agrees that if any amount or any portion of any amount described in this Section 2.14(g) is subsequently recovered by the Issuing Bank, it shall promptly reimburse the Borrower to the extent of the amount so recovered.

           (h) Each Lender shall be responsible for its pro rata share (based on such Lender's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within sixty (60) days of demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank's notice to the Lenders of the Borrower's failure to pay; provided, however, that if the Borrowers shall thereafter pay such expenses, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

                                   ARTICLE 3

                             Conditions Precedent
                             --------------------

     Section 3.1  Conditions Precedent to Initial Advance of Loans.  The
                  ------------------------------------------------
obligation of the Lenders to undertake the Commitments and to make the initial Advance hereunder is subject to the prior fulfillment of each of the following conditions:

           (a) The Administrative Agent, the Collateral Agent and the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to each of them:

              (i) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit M, including a certificate of incumbency with
                        ---------
respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate of Incorporation of the Borrower, certified to be true, complete and correct by the Delaware Secretary of State, (B) certificates of good standing for the Borrower issued by (i) the Delaware Secretary of State, (ii) the California Secretary of State, (iii) the Texas Secretary of State, and (iv) the Secretary of State or similar state official for each other state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement and the other Loan Documents,
(E) a true, complete and correct copy of all shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower, and (F) a true, complete and correct description of all Liens of record on the Agreement Date with respect to the assets of the Borrower and its Subsidiaries;

             (ii)  duly executed Notes;

            (iii) duly executed Borrower's Pledge Agreement, together with appropriate stock certificates and stock powers;

             (iv) duly executed Stock Pledge Agreement, together with appropriate stock certificates and stock powers;

              (v)  duly executed Parent Company Guaranty;

             (vi) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof;

            (vii) opinion of Latham & Watkins, counsel to the Parent Company, the Borrower and the Subsidiaries of the Borrower, addressed to each Lender, the Collateral Agent and the Administrative Agent, dated as of the Agreement Date;

           (viii) duly executed Request for Advance for the initial Advance of the Loans;

             (ix)  duly executed Use of Proceeds Letter;

              (x) UCC-11 title search results with respect to the Borrower and its Subsidiaries, together with appropriate UCC-3 termination statements relating to Liens which are not Permitted Liens;

             (xi) a Certificate of Financial Condition for the Borrower and its Subsidiaries on a consolidated basis, given by the chief financial officer or the vice president-finance of the Borrower, in substantially the form of Exhibit N attached hereto;
                    ---------

            (xii) audited financial statements for the Parent Company, the Borrower and the Borrower's Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996;

           (xiii) unaudited financial statements for the Parent Company, the Borrower and the Borrower's Subsidiaries on a consolidated basis for the quarter ended March 31, 1997;

            (xiv) any required FCC consents to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

             (xv) duly executed Subsidiary Pledge Agreement from each Subsidiary of the Borrower which has a Subsidiary, together with appropriate stock certificates and stock powers;

            (xvi) duly executed Subsidiary Guaranty given by each Subsidiary of the Borrower;

           (xvii)  a loan certificate from the Parent Company,
        in substantially the form attached hereto as Exhibit O, including a
                                                     ---------
        certificate of incumbency with respect to each officer authorized to execute Loan Documents on behalf of the Parent Company, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate of Incorporation of the Parent Company, certified to be true, complete and correct by the Delaware Secretary of State, (B) certificates of good standing for the Parent Company issued by the Secretary of State or similar state official for each state in which the Parent Company is incorporated or required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of the Parent Company, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Parent Company, authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (E) a true, complete and correct copy of all shareholders' agreements or voting trust agreements of which the Borrower or the Parent Company has knowledge and which are in effect with respect to the stock of the Parent Company;

          (xviii) duly executed Assignment of Partnership Interests, together with appropriate UCC-1 financing statement forms;

            (xix) duly executed Collateral Assignment of Trust Interests, together with appropriate UCC-1 financing statement forms;

             (xx) a loan certificate from each Subsidiary of the Borrower, in substantially the form attached hereto as Exhibit P, including a
                                                  ---------
        certificate of incumbency with respect to each officer authorized to execute Loan Documents on behalf of such Subsidiary, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate of Incorporation or Partnership Agreement and Certificate of Limited Partnership, as applicable, of such Subsidiary, certified to be true, complete and correct by the appropriate Secretary of State, (B) certificates of good standing for such Subsidiary issued by the Secretary of State or similar state official for each state in which such Subsidiary is incorporated or required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of such Subsidiary, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of such Subsidiary authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (E) a true, complete and correct copy of all shareholders' or other similar agreements or voting trust agreements in effect with respect to the stock or partnership interests of such Subsidiary;

            (xxi) a copy of the duly executed Merger Agreement, duly executed Joint Purchase Agreement, and the duly executed Viacom Purchase Agreement; and

           (xxii) all such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory (with respect to the Borrower) or other appropriate party if so requested.

           (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent, the Lenders and the Collateral Agent shall have received a certificate of an Authorized Signatory so stating.

           (c) The Administrative Agent, the Lenders and Paul, Hastings, Janofsky & Walker, special counsel to the Administrative Agent, shall have received payment of all fees due and payable on the Agreement Date in respect of the closing of the transaction contemplated hereby.

           (d) The chief financial officer or the vice president-finance of the Borrower shall have presented the Administrative Agent and the Lenders with a certificate, in substantially the form of Exhibit E attached hereto (Form of
                                          ---------
Request for Advance for the Initial Advance of the Loans), to the effect that
(A) there has occurred no event having a Materially Adverse Effect since December 31, 1996, (B) the Borrower and, to the extent applicable, its Subsidiaries are in compliance with all of the terms and conditions of all of the conditions and covenants (as the same may have been amended, modified or waived) under their existing agreements with respect to any Indebtedness incurred by the Borrower or its Subsidiaries (including the Prior Loan Agreement), and (C) upon consummation of this transaction and the other transactions contemplated hereby, the Borrower shall be in compliance on a pro
                                                                           ---
forma basis with the covenants in Sections 7.8, 7.9, and 7.10 hereof.  Such
-----
certificate shall contain as attachments the calculations required to demonstrate such compliance with Sections 7.8, 7.9, and 7.10 hereof.

     Section 3.2  Conditions Precedent to Each Advance.  The
                  ------------------------------------
obligation of the Lenders to make each Advance (including the initial Advance hereunder but excluding Advances, the proceeds of which are to reimburse the Issuing Bank for amounts drawn under a Letter of Credit) is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default shall then exist or be caused thereby;

          (b) With respect to Advances which, if funded, would increase the aggregate amount of the Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a duly executed Request for Advance which states that there does not then exist a Default, nor would a Default be caused by the requested Advance;

          (c) With respect to any Advance relating to any Acquisition or Investment, or the formation of any Subsidiary, which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition, Investment, or formation of a new Subsidiary as are described in Section 5.12 hereof; and

          (d) Each of the Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent or any Lender may reasonably request.

     3.3  Conditions Precedent to Each Letter of Credit.  The obligation of the
          ---------------------------------------------
Issuing Bank to issue each Letter of Credit is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

          (a) All of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time, both before and after giving effect to the issuance of the Letter of

Credit, and the Administrative Agent shall have received a certificate (which may be a Request for Issuance of Letter of Credit) to that effect signed by the Authorized Signatory and dated the date of the issuance of such Letter of Credit;

           (b) The incumbency of the Authorized Signatory shall be as stated in the certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1(a)(i) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

           (c) There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, a Default, or an Event of Default hereunder; and

           (d) The Administrative Agent and the Issuing Bank shall have received a duly executed Request for Issuance of Letter of Credit from the Borrower; and

           (e) The Administrative Agent and the Issuing Bank shall have received all such other certificates, reports, statements or other documents as the Administrative Agent or Issuing Bank may reasonably request and all other conditions to the issuance of such Letter of Credit which are set forth in this Agreement shall have been fulfilled.

The Borrower hereby agrees that the delivery of any Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory that there does not exist, on the date of the request for issuance of the Letter of Credit and after giving effect thereto, a Default hereof, or an Event of Default hereunder.


                                   ARTICLE 4

                         Representations and Warranties
                         ------------------------------

     Section 4.1  Representations and Warranties.  The Borrower hereby agrees,
                  ------------------------------
represents and warrants in favor of the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, that:

           (a)  Organization; Ownership; Power; Qualification; Capitalization.
                -------------------------------------------------------------
The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware having the Parent Company as its only shareholder of record as of the Agreement Date. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of the Borrower is a corporation or a partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has the corporate or partnership power and authority, as the case may be, to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

           (b)  Authorization; Enforceability. The Borrower has the corporate
                -----------------------------
power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and this Agreement is, and each of the other Loan Documents to which the Borrower is a party is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower) and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

           (c) Subsidiaries; Authorization; Enforceability.  The Borrower's
               -------------------------------------------
Subsidiaries and its direct and indirect ownership thereof are as set forth as of the Agreement Date on Schedule 2 attached hereto. Each Subsidiary of the
                         ----------
Borrower has the corporate or partnership power, as the case may be, and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such other Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such

Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary), and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

           (d) Compliance with Other Loan Documents and Contemplated
               -----------------------------------------------------
Transactions. The execution, delivery and performance, in accordance with their
------------
respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any material Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under, the currently operative certificate or articles of incorporation, by-laws or partnership agreement, as the case may be, of the Borrower or of any Subsidiary of the Borrower, or in any material respect under any material indenture, agreement, or other instrument, including, without limitation, the Material Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

           (e)  Business.  The Borrower is a holding company for its
                --------
Subsidiaries and, as of the Agreement Date, directly owns and operates radio station KKBT-FM, Los Angeles, California. The Borrower is engaged in the radio broadcasting business. The Borrower's Subsidiaries are engaged solely in the radio broadcasting and related businesses.

           (f)  Licenses, etc.  The Licenses have been duly authorized by the
                -------------
grantors thereof and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all Necessary Authorizations are in full force and effect. No Material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation. No other License or Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation, except as described on Schedule 6 attached hereto as of
                                              ----------
the Agreement Date or subsequently disclosed in writing to the Administrative Agent, the Collateral Agent and each Lender.

           (g)  Compliance with Law.  The Borrower and its Subsidiaries are in
                -------------------
substantial compliance with all material Applicable Laws.

           (h)  Title to Assets.  The Borrower has good, legal and marketable
                ---------------
title to, or a valid leasehold interest in, all of its assets. Each of the Borrower's Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

           (i)  Litigation.  Except as described on Schedule 6 attached hereto,
                ----------
there is no material action, suit, revocation, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, any License or Necessary Authorization in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC), which (i) calls into question the validity or enforceability of this Agreement or any other Loan Document, (ii) in the reasonable, good faith judgment of management of the Borrower, may result in an adverse decision to the Borrower or any Subsidiary of the

Borrower, and which outcome could reasonably be expected to have a Materially Adverse Effect, or (iii) which an executive officer of the Borrower reasonably believes may result in an adverse decision pertaining to the continued possession and use by the Borrower or any of its Subsidiaries of any Material License granted by the FCC.

           (j)  Taxes.  All material federal, state and other tax returns of
                -----
the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings,
(ii) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved in accordance with GAAP, and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

           (k)  Financial Statements.  The Borrower has furnished or caused to
                --------------------
be furnished to the Administrative Agent, the Collateral Agent and the Lenders copies of the audited balance sheets and statements of income for the Parent Company, the Borrower and the Borrower's Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996, and similar unaudited financial statements for the quarter ended March 31, 1997, which together with other financial statements furnished to the Administrative Agent and the Lenders subsequent to the Agreement Date, are complete and correct in all material respects and present fairly in accordance with GAAP the financial condition of the Parent Company, the Borrower and the Borrower's Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). Neither the Parent Company, the Borrower, nor any of the Borrower's Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence (including any footnotes thereto) or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Parent Company, the Borrower, or any of the Borrower's

Subsidiaries and no material anticipated losses of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent, the Collateral Agent and the Lenders and identified as such.

           (l)  No Adverse Change.  From December 31, 1996 to the Agreement
                -----------------
Date (and as of the end of each fiscal quarter thereafter) there has occurred no event which could reasonably be expected to have a Materially Adverse Effect.

           (m)  ERISA.  The Borrower and each Subsidiary of the Borrower and
                -----
each of their respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any material accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code except as waived pursuant to a ruling issued in favor of the Borrower or the affected Subsidiary by the Internal Revenue Service. The Borrower, each of its Subsidiaries, and each other Person which is affiliated with the Borrower or with any of its Subsidiaries within the meaning of Section 414 of the Code, have complied with all material requirements of Sections 10001 and 10002 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (Public Law No. 99-272), Section 4980B of the Code. Neither the Borrower nor any of its Subsidiaries has made any material promises of retirement or other benefits to employees, except as set forth in their respective Plans or in written employment agreements with such employees. Neither the Borrower nor any of its Subsidiaries has incurred any material liability to the PBGC in connection with any such Plan. As of the last day of the last Plan year, the present value of "benefit liabilities" (as defined in Section 9313(a) of the Pension Protection Act included in the Omnibus Budget Reconciliation Act of 1987, Pub. L. 100-203), Section 4001(a)(16) of ERISA, due under such Plan upon termination did not exceed the aggregate present value of the assets of such Plans by a material amount. No material Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA) with respect to such Plan, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder or the Borrower or any of its Subsidiaries to a material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Except as set forth on Schedule 7 attached hereto or as the Borrower may
subsequently                 ----------
notify the Administrative Agent and the Lenders in writing, neither the Borrower nor any of its Subsidiaries is a participant in or is obligated to make any payment to a Multiemployer Plan. Neither the Borrower nor any of its Subsidiaries (1) has had either a complete withdrawal or a partial withdrawal under Section 4201 et seq. of ERISA from a Multiemployer Plan which had material
                   -------
"unfunded vested benefits" within the meaning of Section 4211 of ERISA or (2) has received a notice and demand from the plan sponsor of a Multiemployer Plan under Section 4219(b)(1) of ERISA for withdrawal liability in a material amount. In addition, (1) no condition exists that presents a material risk of complete or partial withdrawal from any Multiemployer Plan under Title IV of ERISA, and
(2) if a "complete withdrawal" by the Borrower and its Subsidiaries were to occur as of the Agreement Date with respect to all Multiemployer Plans, neither the Borrower nor any of its Subsidiaries would incur any material withdrawal liability under Title IV of ERISA. For purposes of this subsection (m), "material" shall be deemed to refer to any matter or condition which could reasonably be expected to result in a liability described in this subsection (m) of $10,000,000 or more.


           (n)  Compliance with Regulations G, T, U and X.  Neither the
                -----------------------------------------
Borrower nor any Subsidiary of the Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose to the extent that a violation of such Regulations would result.

           (o)  Investment Company Act.  Neither the Borrower nor any of its
                ----------------------
Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

           (p)  Governmental Regulation.  Neither the Borrower nor any of its
                -----------------------
Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document except for filings of appropriate counterparts of this Agreement and related financing documents with the FCC and the Securities and Exchange Commission. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

           (q)  Absence of Default, Etc..  The Borrower and its Subsidiaries
                -----------------------
are in compliance in all respects with all of the provisions of their certificates or articles of incorporation and by-laws or partnership certificates or agreements, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create an Event of Default by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a material default by the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, including, without limiting the foregoing, the Licenses, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, that could reasonably be expected to have a Materially Adverse Effect or result in the loss of any Material License.

           (r)  Accuracy and Completeness of Information.  All information,
                ----------------------------------------
reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter.

           (s)  Agreements with Affiliates.  Except as set forth as of the
                --------------------------
Agreement Date on Schedule 8 attached hereto or as subsequently disclosed in
                  ----------
writing to the Administrative Agent and the Lenders, neither the Borrower nor any of its Subsidiaries has any agreements or binding arrangements of any kind with any Affiliates.

           (t)  Payment of Wages.  The Borrower and each of its Subsidiaries
                ----------------
are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and the Borrower and each of its Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

           (u)  Priority.  The Security Interest is a valid and perfected,
                --------
first priority security interest in the Collateral in favor of the Collateral Agent, for itself, and for the ratable benefit of the Administrative Agent, the Lenders, and the Issuing Bank, securing, in accordance with the terms of the Security Documents, the outstanding Obligations in accordance with their terms, and the Collateral is subject to no Liens that are prior to, on a parity with or junior to the Security Interest. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations, in accordance with their terms with respect to the Collateral against the Borrower, its Subsidiaries, and the Parent Company, as applicable, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and
(ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries or the Parent Company, as the case may be).

     Section 4.2  Survival of Representations and Warranties, etc.  All
                  ------------------------------------------- ---
representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance and the issuance of each Letter of Credit except to the extent relating to an earlier date and to the extent relating specifically to the Agreement Date or otherwise subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders, the Issuing Bank and the Administrative Agent, any investigation or inquiry by any Lender, the Issuing Bank or the Administrative Agent, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.


                                   ARTICLE 5

                               General Covenants
                               -----------------

     So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow or have Letters of Credit issued hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders shall otherwise consent in writing:

     Section 5.1  Preservation of Existence and Similar Matters.  The Borrower
                  ---------------------------------------------
and each of its Subsidiaries will, except as otherwise permitted by the terms and provisions of this Agreement:

              (a) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

              (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

     Section 5.2  Business; Compliance with Applicable Law.  The Borrower will
                  ----------------------------------------
(a) principally engage in the business of acting as a holding company owning its Subsidiaries and of operating broadcast radio stations, whether directly or indirectly, and in the related business of owning and operating Broadcast Architecture, Inc., and (b) substantially comply with the requirements of all material Applicable Laws. The Borrower's Subsidiaries will (a) (i) engage solely in the business of radio broadcasting and related businesses or (ii) engage solely in holding securities of radio broadcasting businesses and any Non-Core Businesses, as permitted by Section 7.6(g) and (h), and (b) substantially comply with the requirements of all material Applicable Laws. The Subsidiaries of the Borrower which are identified on Schedule 2 attached hereto
                                                     ----------
as "License Subs," shall (except as set forth on such Schedule 2) have no
    ------------                                      ----------
business activities, operations, assets, Indebtedness, Guaranties (other than Permitted Guaranties) or Liens (other than in respect of the Subsidiary Guaranty), except that each such License Sub shall hold one or more Material Licenses and shall enter into a management agreement with the Borrower or another Subsidiary which operates the Station for which such Material License or Licenses have been issued, and each such License Sub may engage in other business activities directly related to its ownership of one or more Material Licenses.

     Section 5.3  Maintenance of Properties.  The Borrower will, and will cause
                  -------------------------
each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses

(whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4  Accounting Methods and Financial Records.  The Borrower will,
                  ----------------------------------------
and will cause each of its Subsidiaries on a consolidated basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries on a consolidated basis will maintain a fiscal year ending on December 31.

     Section 5.5  Insurance.  The Borrower will, and will cause each of its
                  ---------
Subsidiaries to:

           (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible insurance companies in such amounts and against such risks to the Borrower and each of its Subsidiaries as is customarily maintained by companies similarly situated and reasonably acceptable to the Administrative Agent (including, without limitation, broadcast liability, libel and slander, larceny, embezzlement, employee fidelity and other criminal misappropriation insurance).

           (b) Keep their respective assets insured by responsible insurance companies on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts customary in the radio broadcasting industry and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Subsidiaries.

           (c)    Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy.

     Section 5.6  Payment of Taxes and Claims.  The Borrower will, and will
                  ---------------------------
cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books in accordance with GAAP, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7  Visits and Inspections.  The Borrower will, and will cause
                  ----------------------
each of its Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (a) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial condition, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective auditors their respective businesses, assets, liabilities, financial condition, results of operations and business prospects.

     Section 5.8  Payment of Indebtedness; Loans.  Subject to any provisions
                  ------------------------------
herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than (a) amounts diligently disputed in good faith and for which adequate reserves have been set aside, if required, in accordance with GAAP, and (b) trade payables, in a manner consistent with industry practices.

     Section 5.9  Use of Proceeds.  The Borrower will use the aggregate
                  ---------------
proceeds of all Advances under the Loans as set forth in the Use of Proceeds Letter, in the case of the initial Advance of the Loans, and as set forth in each Request for Advance in the case of all subsequent Advances of the Loans which increase the aggregate principal amount of the Loans outstanding at any time, which shall provide generally that the proceeds of the Term Loan and the Revolving Loan and the Letters of Credit shall be used by the Borrower (i) to make Restricted Payments permitted hereby, (ii) to make Acquisitions permitted hereby and down payments and earnest money deposits therefor, including, without limitation, to consummate the Pending Transactions and the Gannett Transaction, (iii) to make Investments permitted by Section 7.6 hereof, (iv) to make Capital Expenditures permitted hereby, (v) for the repayment on the Agreement Date of all of the outstanding balance of principal, interest and fees, if any, plus any Make-Whole Premium (as defined in the Senior Notes), on the Senior Note, and
(vi) for general corporate purposes.

     Section 5.10  Indemnity.  The Borrower, for itself and on behalf of each of
                   ---------
its Subsidiaries, agrees, jointly and severally, to indemnify and hold harmless each Lender, the Issuing Bank, the Collateral Agent, the Administrative Agent, and each of their respective affiliates, employees, representatives, officers and directors (any of the foregoing shall be an "Indemnitee") from and against
                                                 ----------
any and all claims, liabilities, losses, damages, actions, investigations, proceedings, attorneys' fees and expenses (as such fees and expenses are incurred and irrespective of whether suit is brought) and demands by any party, including the reasonable costs of investigating and defending such claims, actions, investigations or proceedings, and the reasonable costs of answering any discovery served in connection therewith, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party and whether or not the Person seeking indemnification is a party to any such action or proceeding (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the Commitments or otherwise under this Agreement, including the issuance of Letters of Credit hereunder and the use of the proceeds of Loans hereunder in any fashion by the Borrower or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders, the Administrative Agent, the Collateral Agent or any of them in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason, or (iii) any claims against the Lenders, the Administrative Agent, the Collateral Agent or any of them by any shareholder or other investor in or lender to the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, for any reason whatsoever, or (c) in connection with taxes, fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any subsequent amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted or failed to act with gross negligence or willful misconduct (including any unexcused material breach of this Agreement) by a non-appealable judicial order.

     If any claim, demand, action or cause of action is asserted against any Indemnitee entitled to indemnification under the provisions of this Section 5.10, such Indemnitee shall use reasonable efforts under the circumstances to notify the Borrower within thirty (30) days of its receipt of notice or knowledge of such claim, demand, action or cause of action, provided that the
                                                            --------
failure of any Indemnitee to give notice as provided herein shall not relieve the Borrower or any Subsidiary of any obligations under this Section 5.10 except to the extent that the Borrower and the Subsidiaries are actually prejudiced in any material respect by such failure to give notice. The obligations of the Borrower and the Subsidiaries under this Section 5.10 are in addition to, and shall not otherwise limit, any liabilities which the Borrower or any Subsidiary might otherwise have in connection with any warranties or similar obligations of the Borrower or such Subsidiary in any other agreement or instrument or for any other reason.

     Section 5.11  Interest Rate Hedging.  Within (a) one hundred eighty (180)
                   ---------------------
days from the Agreement Date and (b) ninety (90) days from the funding of any additional Advance requested by the Borrower one hundred eighty (180) or more days after the Agreement Date and representing a new borrowing, the Borrower shall have entered into one or more Interest Hedge Agreements which, together with any fixed rate Subordinated Indebtedness, result in the fixing of a limit on the Parent Company's and the Borrower's interest obligations on an aggregate principal amount of not less than fifty percent (50%) of the principal amount of Total Debt then outstanding. Such Interest Hedge Agreements shall be entered into and maintained during the term of this Agreement and shall provide interest rate protection on terms acceptable to the Administrative Agent for an average initial period of at least two (2) years from the date of such Interest Hedge Agreement or the period remaining until the Maturity Date, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Hedge Agreement. All obligations of the Borrower to the Administrative Agent or any of the Lenders pursuant to any Interest Hedge Agreement shall rank pari passu with all other Obligations.
---- -----

     Section 5.12  Covenants Regarding Formation of Subsidiaries and
                   -------------------------------------------------
Acquisitions.  At the time of any Acquisition or the formation of any new
------------
Subsidiary of the Borrower or any of its Subsidiaries which is permitted or required under this Agreement, or at the time any Unrestricted Subsidiary becomes a Subsidiary of the Borrower, the Borrower and its Subsidiaries, as appropriate, shall (a) provide to the Collateral Agent an executed Subsidiary Guaranty for such new Subsidiary (unless such new Subsidiary is a Divestiture Trust), in substantially the form of Exhibit I, attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit P
                                                                  ---------
attached hereto, together with appropriate attachments; (b) pledge to the Collateral Agent all of the stock (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired, formed or becomes a Subsidiary, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations, to be held by the Collateral Agent in accordance with the terms of a new stock pledge agreement in substantially the form of Exhibit B or J attached hereto, or
                                              --------------
a new assignment of partnership interests in substantially the form of Exhibit A
                                                                       ---------
attached hereto, or a new Collateral Assignment of Trust Interests, in substantially the form of Exhibit C attached hereto, and execute and deliver to
                          ---------
the Collateral Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent and the Required Lenders, is appropriate; and (c) provide all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent and the Required Lenders which in their reasonable opinion is appropriate with respect to such Acquisition, the formation of such Subsidiary, or the Unrestricted Subsidiary's becoming a Subsidiary of the Borrower. Any such document, agreement or instrument executed or issued pursuant to this Section 5.12 shall be a "Loan Document" for purposes of this Agreement. Any such Acquisition, formation of a new Subsidiary for the ownership of a new Station, or the Unrestricted Subsidiary's becoming a Subsidiary of the Borrower, shall be accompanied by the formation of a License Sub to hold the FCC License, or by the transfer of the FCC License to an existing License Subsidiary. For purposes of this Section 5.12 only, "Acquisition" shall mean the consummation and closing of the Acquisition, and "Unrestricted Subsidiary" shall mean both an Unrestricted Subsidiary owning a Station and an Unrestricted Subsidiary owning the associated FCC License.

     Section 5.13  Payment of Wages.  The Borrower and each of its Subsidiaries
                   ----------------
shall at all times comply with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

                                    ARTICLE 6

                             Information Covenants
                             ---------------------

     So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow or have Letters of Credit issued hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

     Section 6.1  Quarterly Financial Statements and Information.  Within
                  ----------------------------------------------
forty-five (45) days after the last day of each quarter, the balance sheet of the Parent Company on a consolidated basis with the Borrower and its Subsidiaries as at the end of such quarter and as at the end of the preceding fiscal year, and the related statement of operations and cash flows of the Parent Company on a consolidated basis with the Borrower and its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for the previous quarter and appropriate prior period and shall be certified by the chief financial officer, the vice president-finance, or the corporate controller of the Parent Company to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of the Parent Company on a consolidated basis with the Borrower and its Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments. In addition, the Borrower shall also provide with respect to each market, its Net Revenues, expenses, and Broadcast Cash Flow, for the current quarter, year-to-date, and against the prior fiscal year's year-to-date performance.

     Section 6.2  Annual Financial Statements and Information.  Within one
                  -------------------------------------------
hundred twenty (120) days after the end of each fiscal year of the Borrower (or earlier, if available), the audited consolidated balance sheet of the Parent Company and the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year, the related audited consolidated statements of cash flows of the Parent Company and the Borrower and its Subsidiaries for such fiscal year, and the related audited consolidated statement of changes in shareholders' equity for such fiscal year, each of which shall set forth in comparative form such figures as at the end of and for the previous two (2) fiscal years, and shall be accompanied by an opinion of independent certified public accountants of recognized national standing, together with a statement of such accountants certifying that no Default was detected during the examination of the Borrower, and that nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Article 7 hereof, and that such accountants have authorized the Parent Company to deliver such financial statements and opinion thereon to the Administrative Agent and the Lenders pursuant to this Agreement.

     Section 6.3  Performance Certificates.  At the time the financial
                  ------------------------
statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president, chief financial officer, vice president-finance, or corporate controller of the Borrower, in form and substance satisfactory to the Administrative Agent and the Required Lenders:

           (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish
(i) any interest rate adjustment, as provided for in Section 2.3(f) hereof, and
(ii) whether or not the Borrower was in compliance with the requirements of Sections 5.11, 7.7, 7.8, 7.9, and 7.10 hereof;

           (b) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default; and

           (c) containing a statement, upon request of any Lender, of the most recent Arbitron 12+ demographics rating and Arbitron target demographics rating for each of the Stations.

     Section 6.4  Copies of Other Reports.
                  -----------------------

           (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or the Parent Company by their independent public accountants regarding the Parent Company or the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

           (b) Promptly upon the request of the Administrative Agent or any Lender, a copy of the annual budget for the Borrower on a consolidated and consolidating basis with its Subsidiaries, including the budget for Capital Expenditures.

           (c) Promptly upon receipt thereof, copies of any material notice or report regarding any Material License from the FCC.

           (d) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel prepared for the Administrative Agent and the Lenders, or any of them, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

           (e) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year.

           (f) Promptly upon the filing thereof, copies of all material reports, proxies, forms or other documents required to be filed or submitted by the Parent Company to the Securities and Exchange Commission or other federal or state securities law enforcement agency or commission.

           (g) Copies of all notices regarding financial matters or other matters material to the Parent Company, or to the Borrower or any of its Subsidiaries, sent to any holder of any Subordinated Indebtedness.

     Section 6.5  Notice of Litigation and Other Matters.  Notice specifying
                  --------------------------------------
the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days, after any officer of the Borrower becomes aware of the occurrence of any of the following events (except that in the case of any event described in clause (i) of this Section 6.5 such certificate shall be so executed and delivered immediately upon any such officer so becoming aware of any such event):

           (i) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating materially adversely and directly to the Borrower or any material Subsidiary of the Borrower, or any of their respective properties, assets or businesses or any License to the extent that any such proceeding or investigation could reasonably be expected to have an outcome resulting in a Materially Adverse Effect;

          (ii) any material adverse change with respect to the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and could not reasonably be expected to have a Materially Adverse Effect;

         (iii) any adverse material amendment or change to the financial projections provided to the Lenders by the Borrower prior to the Agreement Date;

          (iv) any adverse material amendment or change to the annual budget required under Section 6.4(b) hereof;

           (v) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by the Borrower or any Subsidiary of the Borrower under any material agreement other than this Agreement to which the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

          (vi) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in
     Section 4.1(m) of this Agreement.


                                   ARTICLE 7

                              Negative Covenants
                              ------------------

     So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow from the Lenders hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise give their prior consent in writing:

     Section 7.1  Indebtedness of the Borrower and its Subsidiaries.  The
                  -------------------------------------------------
Borrower shall not, and shall cause each of its Subsidiaries not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

             (i)   The Obligations, including any Additional Facility
     Indebtedness;

            (ii) Current accounts payable, accrued expenses, customer advance payments, and other contractual obligations incurred in the ordinary course of business;

           (iii) Capitalized Lease Obligations in an amount for the Borrower on a consolidated basis with its Subsidiaries not in excess of $40,000,000 in the aggregate at any one time outstanding;

            (iv)   Indebtedness secured by Permitted Liens;

             (v)   Obligations under Interest Hedge Agreements pursuant to
     Section 5.11 hereof;

            (vi) Indebtedness of the Borrower or any of its Subsidiaries in favor of the Borrower or any Subsidiary;

          (viii) (a) On and after the Merger Date, (x) CRBC Subordinated Indebtedness (provided that any financial covenants set forth in the documents governing the CRBC Subordinated Indebtedness which are more restrictive than the financial covenants set forth in this Article 7 shall be amended to be no more restrictive prior to such assumption of the CRBC Subordinated Indebtedness), or (y) any Subordinated Indebtedness issued solely to refinance the CRBC Subordinated Indebtedness and which does not increase the principal amount thereof, and (b) additional Subordinated Indebtedness (including unsecured, subordinated Guaranties of Subordinated Indebtedness issued by the Parent Company) in an aggregate principal amount not exceeding $600,000,000 at any one time outstanding; and

          (viii)   Permitted Guaranties.

     Section 7.2   Limitation on Liens.  The Borrower shall not, and shall cause
                   -------------------
each of its Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.3   Amendment and Waiver.  The Borrower shall not, and shall
                   --------------------
cause each of its Subsidiaries not to, enter into any amendment of, or agree to or accept or consent to any waiver of, (a) any of the material provisions of its articles or certificate of incorporation or similar organizational documents or (b) any material provision of (i) its by-laws, (ii) the agreements and instruments evidencing Subordinated Indebtedness, or (iii) any Material License; in any case, which amendment or waiver is adverse to the interests hereunder of the Administrative Agent, the Collateral Agent and the Lenders.

     Section 7.4  Liquidation, Change in Ownership, Disposition of Assets,
                  --------------------------------------------------------
Change in Business of License Subs.  The Borrower shall not, and shall cause
----------------------------------
each of its Subsidiaries not to, at any time:

           (a) (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or (ii) enter into any merger or liquidation (except a merger of CRBC with and into the Borrower, with the Borrower as the surviving corporation pursuant to the Merger Agreement, or any merger or liquidation among the Borrower and one or more of its Subsidiaries, provided that the Borrower is the surviving corporation, or between or among two or more of the Subsidiaries of the Borrower, provided that License Subsidiaries may only liquidate or merge with and into each other);

           (b) sell, lease, abandon, transfer or otherwise dispose of all or any material part of its or any Subsidiary's assets (including the disposition of stock or other ownership interests, and including the sale with or without recourse, and the discounting or other sale for less than face value, of any notes or accounts receivable), property, or business, unless such disposition meets each of the following conditions (any such sale, lease, transfer or other disposition being referred to herein as a "Permitted Asset Sale"): (i) there shall be no Default under this Agreement, both before and after giving effect on a pro forma basis to the Permitted Asset Sale; (ii) the Net Proceeds of any Permitted Asset Sale shall be applied as provided in Section 2.7(a) hereof; and
(iii) the Borrower shall have provided, prior to the consummation of such Permitted Asset Sale including the use of proceeds thereof, to the Administrative Agent and the Lenders updated financial projections (prepared in good faith and using assumptions reasonable under the circumstances) demonstrating that, after giving effect to the Permitted Asset Sale, compliance with all financial covenants under this Agreement is maintained from the date of such projections through the Maturity Date;

           (c) form any new Subsidiaries, unless no Default then exists or would be caused thereby, and the Borrower shall comply, and shall cause any such Subsidiary to comply, with the other terms and provisions of this Agreement, including, without limitation, Section 5.12 hereof;

           (d) as to the Borrower, issue any additional shares of common stock unless such shares are issued to the Parent Company and simultaneously pledged by the Parent Company to the Collateral Agent pursuant to the Stock Pledge Agreement; or

           (e) as to any License Sub, engage in any business activities or operations, acquire any assets, or incur any Indebtedness other than as expressly permitted by Section 5.2 hereof.

     Section 7.5  Negative Pledges.  The Borrower will not, and will not permit
                  ----------------
any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any Loan Document or any Capitalized Lease Obligations with respect to property leased thereunder) prohibiting or limiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, which would secure the Obligations, or (b) the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.

     Section 7.6  Investments, Acquisitions and Asset Swaps.  The Borrower
                  -----------------------------------------
shall not, and shall cause each of its Subsidiaries not to, make any loan or advance, or make any Investment or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Person, or make any Acquisition or execute an asset swap, except that so long as no Default then exists or would be caused thereby:

           (a) The Borrower may, directly or through a brokerage account, (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Corporation, and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100 million and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Corporation;

           (b) The Borrower and its Subsidiaries may make intercompany loans to the Borrower or any of its Subsidiaries;

           (c) The Borrower and its Subsidiaries may make Acquisitions as follows:

           (i) The Borrower or any of its Subsidiaries may make Acquisitions with the prior written consent of the Required Lenders;

          (ii) The Borrower or any of its Subsidiaries may make one or more Acquisitions of broadcast radio stations in Top-50 Markets or in markets other than Top-50 Markets that are served by CRBC or its Subsidiaries as of the Merger Date;

         (iii) The Borrower or any of its Subsidiaries may acquire one or more groups of broadcast radio stations provided that at least fifty percent (50%) of the Broadcast Cash Flow of such group is contributed by radio broadcast stations from Top-50 Markets; and

          (iv) The Borrower may consummate the Pending Transactions and the Gannett Transaction.

Any Acquisition permitted above may be made by the Borrower or any of its Subsidiaries only subsequent to the prior satisfaction of the following:

     first, the Borrower shall comply with, or cause its Subsidiaries to comply
     -----
with, the applicable provisions of Section 5.12 hereof; and

     second, the Borrower shall have delivered to the Administrative Agent and
     ------
the Lenders updated financial projections (prepared in good faith and using assumptions reasonable under the circumstances) demonstrating that, after giving effect to such Acquisition (and the incurrence of any associated Indebtedness for Money Borrowed required for such Acquisition), compliance with all financial covenants under this Agreement is maintained from the date of such projections through the Maturity Date.

           (d) The Borrower or its Subsidiaries may exchange one or more Stations owned by it for one or more Stations owned by a third party in connection with a swap transaction (whether or not such swap involves boot), provided that (i) the broadcast radio station or stations being swapped for meet the requirements described in Section 7.6(c) hereof; (ii) before and after giving effect to such swap, the Borrower shall be in compliance with this Agreement; and (iii) the receipt of the asset being swapped for by the Borrower or such Subsidiary and the transfer from the Borrower or such Subsidiary to the third party of the asset being swapped in exchange therefor must be completed within three hundred sixty (360) calendar days of each other;

           (e) The Borrower may make loans to officers and employees (but not to directors, other than directors who are also officers) in an amount not to exceed in the aggregate, $15,000,000 outstanding at any one time;

           (f) In the event of a Permitted Asset Sale under Section 7.4(b) hereof, the Borrower or one of its Subsidiaries may accept and hold in partial payment of the purchase price therefor (i) one or more promissory notes or (ii) equity securities issued by the purchaser of such assets, provided that (x) such equity securities are pledged to the Collateral Agent as additional Collateral for the Obligations, (y) the purchaser is engaged principally in the radio broadcast business, and (z) the face amount of the promissory notes outstanding, together with the market value of the equity securities (which have not been previously disposed of by the Borrower or such Subsidiary) as of the date of acquisition of such securities, together with the aggregate amount of value referenced in subsection (g) immediately below, and the Restricted Payments previously made pursuant to Section 7.7(b) hereof, do not exceed the aggregate amount of Restricted Payments then permitted under such Section 7.7(b);

           (g) The Borrower and any Subsidiary of the Borrower may also purchase and hold additional securities of Persons engaged principally in the radio broadcast business, provided that (y) the aggregate market value of such securities (which have not been previously disposed of by the Borrower or such Subsidiary) as of the date of purchase, together with the value referenced for inclusion in subsection (f) immediately above, together with the aggregate amount of Restricted Payments previously made pursuant to Section 7.7(b) hereof, do not exceed the aggregate amount of Restricted Payments then permitted under such Section 7.7(b), and (z) such securities shall be pledged to the Collateral Agent as additional Collateral for the Obligations, pursuant to a stock pledge agreement in substantially the form attached hereto as Exhibit B or Exhibit J;
                                                       ---------    ---------
and

           (h) the Borrower and any Subsidiary of the Borrower may also purchase and hold securities of any Non-Core Business, provided that (y) the aggregate market value of all such securities (determined as of the date of purchase) shall not exceed $150,000,000 at any one time outstanding or such greater amount as may be approved in writing by the Required Lenders, and (z) such securities shall be pledged to the Collateral Agent as additional Collateral for the Obligations, pursuant to a Stock Pledge Agreement in substantially the form attached hereto as Exhibit B
                                                                    ---------
or Exhibit J.
   ---------

     Section 7.7  Restricted Payments and Purchases.  The Borrower shall not,
                  ---------------------------------
and shall cause each of its Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase (except among the Borrower and its Subsidiaries), except that so long as no Default then exists or would be caused by the making of such Restricted Payment or Restricted Purchase, and subject to full compliance by the Borrower with all of the covenants and agreements herein after giving effect to such payment:

           (a) the Borrower may make (or distribute funds to the Parent Company to make) scheduled payments of interest on any Subordinated Indebtedness and scheduled dividend payments on account of any Preferred Stock and Subsidiaries of the Borrower may make payments under Guaranties (to the extent permitted hereunder) of Subordinated Indebtedness, to the extent such payments are permitted by the terms of subordination applicable to such Guaranties;

           (b) the Borrower and the Borrower's Subsidiaries may make Restricted Payments and Restricted Purchases for or in connection with the repayment, prepayment, repurchase or redemption of any of the Borrower's or the Parent Company's equity or debt securities (including warrants for the purchase of such equity or debt securities) or otherwise during the term of this Agreement (in addition to amounts paid pursuant to Section 7.7(a) above), in an aggregate amount not to exceed at any time during the term of this Agreement the sum of (i) the pro forma Broadcast Cash Flow for the twelve month period immediately preceding the proposed payment or measurement date, plus (ii) to the extent that such sums have been contributed as equity to the Borrower, up to $100,000,000 in proceeds of an offering of the Parent Company's common stock; provided, however, any Restricted Payment or Restricted Purchase made under and in compliance with this
     Section 7.7(b) in any twelve-month period shall not cause a Default solely as a result of a decrease in such Broadcast Cash Flow during any subsequent twelve-month period;

           (c) the Borrower may make payments to the Parent Company in amounts equal to the Parent Company's Federal, state, and local tax liability which is actually due and payable arising from its ownership of the Capital Stock of the Borrower;

           (d) the Borrower may distribute cash to the Parent Company to be used by the Parent Company solely to make payments to its shareholders to avoid issuing fractional shares of its Capital Stock, provided, however, that such amounts shall count dollar-for-dollar against the Restricted Payments permitted to be made pursuant to Section 7.7(b), above;

           (e) the Borrower may distribute cash to the Parent Company for Parent Company obligations then due and payable for any of the following purposes: (i) expenses in the nature of the Corporate Overhead expenses for the Borrower; and (ii) fees and expenses for professional services, including legal, accounting and appraisal services, and ongoing investment banking fees; and

           (f) the Borrower may make Restricted Payments and Restricted Purchases consisting solely of shares of Preferred Stock otherwise permitted to be issued by the Borrower hereunder.

     Section 7.8  Leverage Ratios.  The Borrower shall not, as of the end of
                  ---------------
any fiscal quarter, permit the Senior Leverage Ratio or the Total Leverage Ratio, as the case may be, to exceed the Senior Leverage Covenant or the Total Leverage Covenant, as the case may be, during the periods indicated:

                                  Senior
                                  ------
                                 Leverage        Total Leverage
                                 --------        --------------
    Period Ending                Covenant           Covenant
    -------------                --------           --------
Agreement Date through         6.50 to 1.00        7.00 to 1.00
December 31, 1997

January 1, 1998 through        5.75 to 1.00        6.75 to 1.00
December 31, 1998

January 1, 1999 through        5.00 to 1.00        6.00 to 1.00
December 31, 1999

January 1, 2000 through        4.25 to 1.00        5.25 to 1.00
December 31, 2000

January 1, 2001 and            4.00 to 1.00        5.00 to 1.00
thereafter

Notwithstanding the foregoing ratios for the periods indicated, if Subordinated Indebtedness (other than Subordinated Indebtedness issued (a) solely to refinance the CRBC Subordinated Indebtedness and which does not increase the principal amount thereof, and (b) in connection with the consummation of the Pending Transactions in an aggregate principal amount not exceeding $200,000,000) is issued by the Borrower or the Parent Company, the Senior Leverage Covenant for each period set forth above shall be permanently reduced by .50. Additionally, notwithstanding the foregoing ratios for the periods indicated, during the Adjustment Period the Total Leverage Covenant shall be 7:50 to 1:00, provided that, to the extent required by the definition of "Adjustment Trigger Date," the Borrower or the Parent Company or both have issued not less than (i) $100,000,000 in Preferred Stock or other Capital Stock, plus (ii) $200,000,000 in Subordinated Debt.

     Section 7.9   Operating Cash Flow to Cash Interest Expense Ratio.  The
                   --------------------------------------------------
Borrower shall not, as of the end of any fiscal quarter, permit the ratio for the four-quarter period then ended of (a) Operating Cash Flow to (b) Cash Interest Expense, to be less than 2.00 to 1.00.

     Section 7.10  Operating Cash Flow to Pro Forma Fixed Charges Ratio.  The
                   ----------------------------------------------------
Borrower shall not, as of the end of any fiscal quarter, permit the ratio of (a) the sum of (i) Operating Cash Flow during the fiscal four-quarter period then ended, and (ii) the Available Revolving Loan Commitment as of the fiscal quarter then ended, to (b) Pro Forma Fixed Charges for the four-quarter period beginning on the day following such fiscal quarter end, to be less than 1.05 to 1.00.

     Section 7.11  Affiliate Transactions.  Except as specifically provided
                   ----------------------
herein (including, without limitation, Sections 7.6(e) and 7.7 hereof) and as may be described on Schedule 8 attached hereto, neither the Borrower nor any of
                    ----------
its Subsidiaries shall at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.12  Real Estate.  The Borrower and its Subsidiaries shall not, in
                   -----------
the aggregate, purchase more than $25,000,000 of real estate during the term of this Agreement, exclusive of real estate acquired in conjunction with an Acquisition permitted under Section 7.6 hereof and used or useful in connection with the radio broadcast business. Neither the Borrower nor any of its Subsidiaries shall purchase or become obligated to purchase any other real estate.

     Section 7.13  Consolidated Tax Returns.  The Borrower will not file, or
                   ------------------------
consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary or the Parent Company or any other corporation controlled by the Borrower.


                                   ARTICLE 8

                                    Default
                                    -------

     Section 8.1   Events of Default.  Each of the following shall constitute an
                   -----------------
Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

           (a) Any representation or warranty made or deemed made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

           (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or any reimbursement obligations with respect to any Letter of Credit, or any fees or other amounts (other than principal) payable to the Lenders and the Administrative Agent, when due, which Default is not cured by payment in full of the amount due within five (5) days from the date such payment became due, or (ii) any principal amount under any of the Notes when due;

           (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in any of Sections 7.1, 7.4, 7.6, 7.7, 7.8, 7.9, or 7.10 hereof;

           (d) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (except as otherwise provided in Section
8.1 of this Agreement), by the Borrower or any of its Subsidiaries, or any other obligor thereunder, which shall not be cured to the satisfaction of the Required Lenders within a period of thirty (30) days from the date the Borrower or any such Subsidiary obtains actual knowledge of such default;

           (e) (i) Any Person (other than Scott Ginsburg, Matthew Devine, Kenneth O'Keefe, and James de Castro, and, after the

Merger Date, Hicks, Muse, Tate & Furst and its affiliates) shall individually or collectively control more than fifty-one percent (51%) (on a fully diluted basis) of the voting power of the Parent Company; or (ii) the Parent Company shall cease to own all of the issued and outstanding common stock of the Borrower;

           (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries or an involuntary petition shall be filed against the Parent Company, the Borrower, or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of forty-five (45) consecutive days;

           (g) The Parent Company, the Borrower, or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Parent Company, the Borrower, or any of the Borrower's Subsidiaries shall consent to or acquiesce in the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or the Parent Company, the Borrower, or any of the Borrower's Subsidiaries shall fail generally or admit in writing their inability to pay their respective debts as they become due, or the Parent Company, the Borrower, or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

           (h) A judgment shall be entered by any court against the Parent Company, the Borrower, or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other judgments, $10,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries which, together with all other such property of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $10,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

           (i) There shall be at any time any material "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any material liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder or the Borrower or any of its Subsidiaries, to a material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or the Borrower or any of its Subsidiaries shall incur any material withdrawal liability as a result of a complete withdrawal or a partial withdrawal under Section 4201 et seq. of ERISA from a
                                                      -------
Multiemployer Plan (and for purposes of this Section 8.1(i), "material" shall have the meaning set forth in Section 4.1(m) hereof);

           (j) There shall occur (i) any acceleration of the maturity of (A) any agreement or instrument evidencing Subordinated Indebtedness of the Borrower or the Parent Company, or (B) any other Indebtedness of the Parent Company, the Borrower, or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $3,000,000; (ii) any event or occurrence which would permit such acceleration of such Subordinated Indebtedness or such other Indebtedness and which event or occurrence has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; (iii) any event which does not permit the acceleration of such Subordinated Indebtedness or such other Indebtedness in a principal amount exceeding $3,000,000, but requires the Parent Company, the Borrower, or any of its Subsidiaries to purchase or acquire such

Subordinated Indebtedness or such other Indebtedness; or (iv) any material default under any Interest Hedge Agreement having a notional principal amount of $6,000,000 or more;

           (k) The FCC shall issue to the Borrower or any of its Subsidiaries an Order of Revocation based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C. (S) 310(b) and any interpretation of the FCC thereunder);

           (l) Any Material License shall be terminated or revoked and such termination or revocation shall not be waived or stayed, or any proceedings shall in any way be brought to challenge (and shall continue uncontested for a period of forty-five (45) days), the validity or enforceability of any such License, or proceedings for the renewal of any such License shall not be commenced within the period provided by the FCC rules and regulations for the filing of a renewal application prior to expiration, or any such License shall expire due to termination, nonrenewal or for any other reason;

           (m) Any Security Document or any Note or any other Loan Document or provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Parent Company, the Borrower, or any of the Borrower's Subsidiaries, or by any governmental authority having jurisdiction over the Parent Company, the Borrower, or any of the Borrower's Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Parent Company, the Borrower, or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation under any Loan Document;

           (n) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby, and the same, if curable, is not cured within thirty (30) days from the date of occurrence; or

           (o) The Parent Company shall breach the Parent Company Guaranty or the Stock Pledge Agreement.

     Section 8.2   Remedies.
                   --------

           (a) If an Event of Default specified in Section 8.1 hereof (other than Section 8.1(f) or Section 8.1(g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders, shall formally declare that an Event of Default has occurred, and (i) terminate the Commitments and the Letter of Credit Commitment, and (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders and the Administrative Agent under this Agreement and the Notes to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate, and all such amounts shall be immediately due and payable.

           (b) Upon the occurrence and during the continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments and the Letter of Credit Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Lenders or the Required Lenders or the Collateral Agent, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

           (c)  Upon acceleration of the Notes, as provided in subsection (a) or
(b) of this Section 8.2, the Collateral Agent, the Issuing Bank, and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents or under Applicable Law.

           (d) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 8.2, the Borrower shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by the Administrative Agent for the benefit of the Issuing Bank and the Lenders an amount equal to one hundred five percent (105%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any shall be applied to repay other obligations of the Borrower hereunder and under the Notes. Pending the application of such deposit to the payment of the Obligations, such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Reimbursement Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrower. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

        (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

     Section 8.3   Payments Subsequent to Declaration of Event of Default.
                   ------------------------------------------------------
Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent, the Lenders, or otherwise received by any of such Persons (from realization on the Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows:

     first, to the reasonable costs and expenses, if any, incurred in connection
     -----
with the collection of such payment or prepayment including, without limitation, any reasonable cost incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations;

     second, to the Lenders and the Issuing Bank for any fees hereunder or under
     ------
any of the other Loan Documents then due and payable;

     third, to damages incurred by the Administrative Agent or any Lender (on a
     -----
pro rata basis) by reason of any breach hereof or of any other Loan Document;
--------

     fourth, to the Lenders pro rata on the basis of their respective unpaid
     ------                 --------
principal amounts (except as provided in Section 2.2(e)(iv) hereof) and to the payment of any unpaid interest which may have accrued on the Obligations;

     fifth, to the extent of any Letter of Credit Obligations then outstanding,
     -----
to the Letter of Credit Reserve Account;

     sixth, to the Lenders pro rata until all Advances have been paid in full
     -----                 --------
(and for purposes of this clause, obligations under Interest Hedge Agreements with the Lenders or the Administrative

Agent shall be deemed to be Advances) and shall be paid on a pro rata basis with
                                                             --------
the Advances;

     seventh, to the Lenders pro rata on the basis of their respective unpaid
     -------                 --------
amounts, to the payment of any other unpaid Obligations; and

     eighth, upon satisfaction in full of all of the Obligations, to the
     ------
Borrower or as otherwise required by law.

                                   ARTICLE 9

                            The Administrative Agent
                            ------------------------

     Section 9.1   Appointment and Authorization.  Each Lender hereby
                   -----------------------------
irrevocably appoints and authorizes, and hereby agrees that it will require any participant, transferee or other assignee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 9.2   Interest Holders.  The Administrative Agent may treat each
                   ----------------
Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.3   Consultation with Counsel and Required Lenders.  The
                   ----------------------------------------------
Administrative Agent may consult with Paul, Hastings, Janofsky & Walker, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it with reasonable care and shall not be liable for any action taken or suffered by it in good faith in consultation with or at the direction of the Required Lenders and in reliance on such consultations or direction.

     Section 9.4   Documents.  The Administrative Agent shall be
                   ---------
under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5   Administrative Agent and Affiliates.  With respect to the
                   -----------------------------------
Commitments and the Loans, The Toronto-Dominion Bank as an Affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Lender and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or persons doing business with, the Borrower, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor.


     Section 9.6   Responsibility of the Administrative Agent.  The duties and
                   ------------------------------------------
obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender that such Lender considers that a Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

     Section 9.7   Collateral.
                   ----------

        (a) The Collateral Agent is hereby authorized to act on behalf of the Lenders and the Issuing Bank, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Collateral Agent shall not agree to the release of any collateral, except as set forth in Section 9.7(b) or in compliance with Section 11.12 hereof.

        (b) Each Lender and the Issuing Bank hereby directs the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Lenders and the Issuing Bank: (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; (ii) against any part of the Collateral sold in connection with a Permitted Asset Sale under Section 7.4 hereof; and (iii) granted by the Borrower or any Subsidiary pursuant to the Security Agreement, the Subsidiary Security Agreement, or the Mortgages (as such terms are defined in the Prior Loan Agreement). Each Lender and the Issuing Bank hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 9.7(b) promptly upon the effectiveness of any such release.

     Section 9.8   Action by Administrative Agent.
                   ------------------------------

        (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders or all of the Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Required Lenders. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

        (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Required Lenders, or all of the Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 9.9   Notice of Default.  In the event that the Administrative
                   -----------------
Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders or all of the Lenders, as the case may be, shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders, or any or all of the Lenders, as the case may be, shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Administrative Agent, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders, or any or all of the Lenders, as the case may be, have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

     Section 9.10   Responsibility Disclaimed. The Administrative Agent shall be
                    -------------------------
under no liability or responsibility whatsoever as Administrative Agent:

        (a) To the Borrower or any other person or entity as a consequence of any failure or delay in performance by or any breach by any Lender or Lenders of any of its or their obligations under this Agreement;

        (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any other obligor under any other Loan Document; or

        (c) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     Section 9.11   Indemnification.  The Lenders agree to indemnify the
                    ---------------
Administrative Agent (to the extent not reimbursed by the Borrower) pro-rata
                                                                    --------
according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder), damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent that is determined by final, non-appealable judicial order of a court having jurisdiction over the subject matter.

     Section 9.12   Credit Decision.  Each Lender represents and warrants to
                    ---------------
each other and to the Administrative Agent that:

        (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

        (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     Section 9.13   Successor Administrative Agent.  Subject to the appointment
                    ------------------------------
and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval of such successor Administrative Agent by the Borrower (provided no Default then exists), which approval shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Any such successor Administrative Agent must also receive the approval of the Borrower (provided no Default then exists hereunder), which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     Section 9.14   Delegation of Duties.
                    --------------------

        (a)   In General. The Administrative Agent may execute any of its duties
              ----------
under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

        (b)   Communications Act.  At any time or times deemed necessary or
              ------------------
advisable by the Administrative Agent or the Required Lenders, as the case may be, including for purposes of complying with Section 310(b) of the Communications Act and for purposes of enforcing any right or remedy hereunder, the Administrative Agent, using reasonable care, may appoint one or more Persons to act as a separate agent or co-agent to the full extent permitted by law and in accordance with such instructions and directions as the Administrative Agent may specify. All provisions of this Agreement which are for the benefit of the Administrative Agent shall extend to and apply to each separate agent or co-agent appointed by the Administrative Agent using reasonable care pursuant to the foregoing provision. The powers of any separate agent or co-agent shall not exceed those of the Administrative Agent hereunder.

     Section 9.15   Administrative Agent May File Proofs of Claim.  The
                    ---------------------------------------------
Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Issuing Bank and the

Lenders allowed in any judicial proceedings relative to the Borrower or any of the Borrower's Subsidiaries, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 11.2 hereof. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.


                                  ARTICLE 10

                            Change in Circumstances
                         Affecting Eurodollar Advances
                         -----------------------------

     Section 10.1   Eurodollar Basis Determination Inadequate or Unfair.  If
                    ---------------------------------------------------
with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make such type of Eurodollar Advances shall be suspended.

     Section 10.2   Illegality.  If, after the date hereof, the adoption of any
                    ----------
applicable law, rule or regulation, or any change therein (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower may borrow a Prime Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

     Section 10.3   Increased Costs.
                    ---------------

        (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

                (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes with respect thereto, then, within fifteen (15) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts (but without duplicate payment of amounts due under Section 2.12 hereof) as will compensate such Lender for such increased costs or reduction. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

        (b)   A certificate of any Lender claiming compensation under this
Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof and compensation pursuant to this Section 10.3. Concurrently with prepaying such Eurodollar Advances the Borrower may borrow a Prime Rate Advance from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

     Section 10.4   Effect On Other Advances.  If notice has been given pursuant
                    ------------------------
to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make a Eurodollar Advance, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as the type of Eurodollar Advances affected shall be made instead as Prime Rate Advances.


                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

     Section 11.1   Notices.
                    -------

        (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this
Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

        (i)   If to the Borrower, to it at:

              Evergreen Media Corporation of Los Angeles
              433 East Las Colinas Boulevard
              Irving, Texas  75039
              Attn:  Mr. Scott K. Ginsburg, President and
                          Chief Executive Officer

              with a copy to:

              Mr. Matthew Devine
              Mr. Omar Choucair
              Evergreen Media Corporation of Los Angeles
              433 East Las Colinas Boulevard
              Irving, Texas  75039

              and to:

              John D. Watson, Jr., Esquire
              Latham & Watkins
              1001 Pennsylvania Avenue, N.W.
              Suite 1300
              Washington, DC  20004-2505

        (ii)  If to the Administrative Agent
              (or the Collateral Agent), to it
              at:

              Toronto Dominion (Texas), Inc.
              909 Fannin
              Suite 1700
              Houston, Texas  77010
              Attn:  Agency Department

              with a copy to:

              The Toronto-Dominion Bank
              USA Division
              31 West 52nd Street
              New York, New York 10019-6101
              Attn:  Mr. Haresh Sheth

       (iii)  If to the Lenders or the Issuing
              Bank, to them at the addresses
              set forth on Schedule 9 attached
              hereto.


Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

         (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 11.2   Expenses.  The Borrower will promptly pay, or reimburse:
                    --------

         (a) all out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Paul, Hastings, Janofsky & Walker, special counsel for the Administrative Agent;

         (b) all out-of-pocket expenses (but not overhead) of the Administrative Agent (whether acting in its capacity as Administrative Agent or Collateral Agent) in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, the restructuring, refinancing and "work out" of such transactions, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent and the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of special counsel for the Administrative Agent; and

        (c) all out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of special counsel for the Administrative Agent (whether acting in its capacity as Administrative Agent or Collateral Agent), and the fees and out-of-pocket expenses of counsel and administrative expenses for each Lender and the Issuing Bank.

     Section 11.3   Waivers.  The rights and remedies of the Administrative
                    -------
Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Collateral Agent, the Required Lenders, or the Lenders, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders or the Administrative Agent or the Collateral Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Required Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future. Any such action shall not in any way affect the ability of the Lenders or the Issuing Bank, acting through the Collateral Agent with respect to the Collateral, to exercise any rights available to them under this Agreement or any other Loan Document relating to the Borrower.

     Section 11.4   Set-Off.  In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon the occurrence of a Default and during the continuation thereof, the Lenders and the Administrative Agent are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders and the Administrative Agent, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) the Lenders or the Administrative Agent shall have made any demand hereunder or (b) the Lenders or the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them, shall be contingent or unmatured. Any sums obtained by any Lender shall be turned over forthwith to the Administrative Agent, for application to the Obligations as provided in this Agreement. Upon direction by the Administrative Agent with the consent of the Required Lenders each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

     Section 11.5   Assignment.
                    ----------

        (a) The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders.

        (b) Each Lender may freely enter into participation agreements with respect to or otherwise grant participations in, or sell or assign the Indebtedness of the Borrower outstanding pursuant to this Agreement and the Notes on a pro rata basis among the Term Loan and the Revolving Loans and
           --------
Commitments in accordance with such Lender's initial allocation; provided,
                                                                 --------
however, that (i) all assignments (other than assignments described in clause
-------
(iv) below) and participations shall be in
the minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) all participations by any Lender may not exceed in the aggregate fifty percent (50%) of its initial pro rata share of the Commitment at the time it became a Lender hereunder, (iii) subject to clause
(iv) below, no Lender shall sell or assign (other than grants of participations
in) all or any portion of such Indebtedness and the Commitments without the prior written consents of each of the Borrower and the Administrative Agent (after not less than five (5) days prior written notice), which consents shall not be unreasonably withheld, and (iv) each Lender may sell or assign up to one hundred percent (100%) of its Loans to its own Affiliates, or to any Federal Reserve Bank at any time without the consent of the Borrower. Each assignment (other than any assignment to a Federal Reserve Bank) shall be made by way of an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit Q, and shall be accompanied by a $3,500 assignment fee payable by the
---------
assigning Lender to the Administrative Agent as a processing fee. The Borrower hereby agrees that any assignee or transferee (other than a participant) of all or any portion of any amount owed by the Borrower under this Agreement and the Notes (A) shall be entitled to the benefits of the provisions of this Agreement as fully as though it were a Lender hereunder, and (B) may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all amounts owed by the Borrower to such assignee or transferee as fully as if such assignee or transferee had made the Loans in the amount of the obligation which is assigned or transferred to it. Each Lender agrees that (x) except as expressly provided herein, no participation agreement permitted hereunder shall confer any rights under this Agreement or under any other Loan Document to any purchaser thereof, (y) no Person to which a participation is issued shall have any right to exercise or enforce any rights under this Agreement or any other Loan Document, and (z) any participation agreement permitted hereunder shall (1) except as provided in the second succeeding sentence expressly provide that the issuer thereof will at all times retain the right to vote or take any other actions with respect to its interests hereunder for the full Commitment Ratio assigned to such issuing Lender hereunder, both before and after the occurrence of any Default, (2) contain an express representation by the participant that it is purchasing such participation for its own account and not as agent or trustee for any Plan or trust, and (3) expressly prohibit reassignment of any participation to any Person other than the Administrative Agent or any of the Lenders. No participation shall relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted. Any participation agreement permitted hereunder may provide that the issuing Lender will not, without the consent of the participant, agree to any modification, amendment or waiver of this Agreement which would (a) reduce the principal of or rate of interest on the Loans, (b) postpone the date fixed for any payment of principal of or interest on the Loans or for any Commitment reduction, (c) increase the amount of the participant's Commitment or its Commitment Ratio (determined as if such participant were a direct Lender hereunder), (d) reduce the amount, or delay the terms for payment of, fees due to the Lenders hereunder, or (e) release any Collateral for the Loans, if such release requires the unanimous consent of the Lenders hereunder. In the event of any proposed assignment hereunder to a prospective Lender to whom Section 2.13 hereof would apply, the assigning Lender shall obtain the appropriate Internal Revenue Service forms from such proposed assignee prior to the consummation of the assignment, and provide such forms to the Borrower and the Administrative Agent.

           (c) In the event that: (i) any Lender fails or refuses to fund its portion of an Advance hereunder at a time when the conditions precedent to an Advance have been satisfied, or (ii) any Lender (but no other Lender) requests compensation from the Borrower under Section 2.12 or Article 10 hereof, or (iii) any Lender to whom Section 2.13 hereof applies fails to supply the forms described or otherwise causes the Borrower to withhold sums in respect of such Lender's possible United States income tax liability, so long as no Default has occurred and is then continuing, the Borrower shall be entitled to arrange (subject to the Administrative Agent's prior written consent as to the identity of any prospective assignee) for the purchase of such Lender's interests in the Indebtedness outstanding hereunder and the assumption of its Commitments by any of the other Lenders or by another third party financial institution meeting the requirements for assignees of the Lenders set forth above. The purchase price for the interest being purchased shall be the outstanding principal balance of such Lender's interest plus any outstanding accrued interest and fees due and payable to such Lender. Any costs incurred pursuant to and payable under Section 2.10, Section 2.12, Section 2.13 or Article 10 hereof at the time of or prior to the purchase of such Lender's interests in connection with the Borrower's exercise of its rights under this Section 11.5(c) shall be borne by the Borrower except in the case of clause (i) above.

           (d) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

           (e) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11(b) hereof.

     Section 11.6  Accounting Principles.  All references in this Agreement to
                   ---------------------
GAAP shall be to such principles as in effect from time to time.
All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to Operating Cash Flow, Senior Debt, Pro Forma Fixed Charges, Broadcast Cash Flow, Cash Interest Expense, and Total Debt Service Requirements shall be deemed to refer to such items of the Borrower and its Subsidiaries, on a fully consolidated basis.

     Section 11.7  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8  Governing Law.  This Agreement and the Notes shall be
                   -------------
construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York. If any action or proceeding shall be brought by the Collateral Agent or any Lender in order to enforce any right or remedy under this Agreement or under any Note, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section
11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     Section 11.9  Severability.  Any provision of this
                   ------------

Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10 Interest.
                   --------

           (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent or the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

           (b) Notwithstanding the use by the Lenders of the Prime Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 11.11 Table of Contents and Headings.  The Table of Contents and
                   ------------------------------
the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, or be used in connection with the interpretation of any provision hereof.

     Section 11.12 Amendment and Waiver.  Neither this Agreement nor any term
                   --------------------
hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Required Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any change in the amount of the Commitments, or in any Lender's Commitment Ratio (other than by way of assignment pursuant to Section 11.5 hereof or by way of the Additional Facility Indebtedness), in either case, other than with respect to the increase in the Commitments on the Merger Date, (b) any delay or extension in the terms of repayment of the Term Loans or the Revolving Loans, or in the reduction of the Revolving Loan Commitment or the Term Loan Commitment provided in Section
2.4 or Section 2.7 hereof, (c) any reduction in principal, interest, fees or other amounts due hereunder or postponement of any payment due hereunder or reduction in the amount of any scheduled reduction of the Revolving Loan Commitment or the Term Loan Commitment, (d) any release of any portion of the Collateral, except in connection with a Permitted Asset Sale under Section 7.4, or in connection
Section 9.7(b) hereof (in each such case, such release shall require no further approval by the Lenders), (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), (g) the incurrence of any secured Indebtedness for Borrowed Money (other than secured Indebtedness permitted under this Agreement as in effect on the date hereof), or
(h) any amendment of this Section 11.12, or change to the definition of Required Lenders, or any provision requiring the consent, approval, acceptance, or satisfaction of all of the Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lenders.

     Section 11.3  Entire Agreement.  Except as otherwise expressly provided
                   ----------------
herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.4  Other Relationships.  No relationship created hereunder or
                   -------------------
under any other Loan Document shall in any way affect the ability of the Administrative Agent, the Collateral Agent and each Lender or their respective Affiliates to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.5  Directly or Indirectly.  If any provision in this Agreement
                   ----------------------
refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Section 11.16 Reliance on and Survival of Various Provisions.  All
                   ----------------------------------------------
covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to be material and to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.10, 10.3 and 11.2 hereof accruing to parties and former parties to this Agreement, shall survive the termination of this Agreement and the payment and performance of all other Obligations; provided, however that upon the full payment and performance of all Obligations other than such indemnification obligations, the Administrative Agent shall instruct the Collateral Agent to take such reasonable measures as may be requested by the Borrower to release the Liens of the Collateral Agent, the Administrative Agent and the Lenders in the Collateral.

     Section 11.17 Senior Debt.  The Indebtedness of the Borrower evidenced by
                   -----------
the Notes is secured by the Security Documents and is intended by the parties hereto to be in parity with the Interest Hedge Agreements in effect from time to time between the Borrower and the Administrative Agent or any Lender.

     Section 11.18 Obligations Several.  The obligations of the Administrative
                   -------------------
Agent and each of the Lenders hereunder are several, not joint.


                                  ARTICLE 12

                             Waiver of Jury Trial
                             --------------------

     Section 12.1  Waiver of Jury Trial.  THE BORROWER, FOR ITSELF AND ON BEHALF
                   --------------------
OF ITS SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, THE ISSUING BANK, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers, all as of the day and year first above written.


BORROWER:                         EVERGREEN MEDIA CORPORATION OF
                                  LOS ANGELES, a Delaware corporation


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------
                                  Attest:
                                         -------------------------------------
                                         Its:
                                             ---------------------------------


ADMINISTRATIVE AGENT:             TORONTO DOMINION (TEXAS), INC., a
                                  Delaware corporation

                                  By:
                                     -----------------------------------------

                                         Its:  Vice President



COLLATERAL AGENT:                 TORONTO DOMINION (TEXAS), INC., a
                                  Delaware corporation

                                  By:
                                     -----------------------------------------

                                         Its:  Vice President



ISSUING BANK:                     THE TORONTO-DOMINION BANK

                                  By:
                                     -----------------------------------------

                                         Its:  Manager


MANAGING                          TORONTO DOMINION (TEXAS), INC., a
AGENTS AND                        Delaware corporation
LENDERS:

                                  By:
                                     -----------------------------------------

                                         Its:  Vice President



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  THE BANK OF NEW YORK


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  NATIONSBANK OF TEXAS, N.A.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------


                                  UNION BANK OF CALIFORNIA


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  BANKERS TRUST COMPANY


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

LENDERS:                          MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  VAN KAMPEN AMERICAN CAPITAL
                                  PRIME RATE INCOME TRUST


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  BANK OF AMERICA NT&SA


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  THE FIRST NATIONAL BANK OF BOSTON


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  BANQUE PARIBAS


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  BZW


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  COMPAGNIE FINANCIERE DE CIC ET DE
                                  L'UNION EUROPEENNE


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  CREDIT LYONNAIS, NEW YORK BRANCH


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  CREDIT SUISSE FIRST BOSTON


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  THE DAI-ICHI KANGYO BANK, LTD.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  KEYBANK NATIONAL ASSOCIATION


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  SOCIETE GENERALE


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  BANK OF MONTREAL


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  CORESTATES BANK, N.A.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  FLEET NATIONAL BANK


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  THE FUJI BANK, LIMITED, HOUSTON AGENCY


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LIMITED, NEW YORK BRANCH


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  MELLON BANK, N.A.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  PNC BANK, NATIONAL ASSOCIATION


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  SANWA BANK, DALLAS AGENCY


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  BANK OF NOVA SCOTIA


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  THE SUMITOMO BANK, LTD.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  ABN-AMRO BANK, N.V. - HOUSTON AGENCY


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  DRESDNER BANK AG, NEW YORK BRANCH


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  SUMMIT BANK


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  THE TOKAI BANK, LIMITED


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  UNION BANK OF SWITZERLAND, NEW YORK
                                  BRANCH


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  WELLS FARGO BANK (TEXAS), NATIONAL
                                  ASSOCIATION


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  BANK OF IRELAND


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  CAISSE NATIONALE DE CREDIT AGRICOLE


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  CRESTAR BANK


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  MERITA BANK, LTD.

                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  NATIONAL CITY BANK


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  THE ROYAL BANK OF SCOTLAND PLC


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  RIGGS BANK, N.A.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  THE SUMITOMO TRUST & BANKING CO., LTD.,
                                  NEW YORK BRANCH


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  THE YASUDA TRUST AND BANKING CO., LTD.


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  NATIONAL BANK OF CANADA


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

                                  CITY NATIONAL BANK


                                  By:
                                     -----------------------------------------
                                         Its:
                                             ---------------------------------

SECOND AMENDED AND RESTATED LOAN AGREEMENT AMONG EVERGREEN MEDIA CORPORATION OF LOS ANGELES; THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON THE SIGNATURE PAGES HEREOF; THE TORONTO-DOMINION BANK, BANKERS TRUST COMPANY, THE BANK OF NEW YORK, NATIONSBANK OF TEXAS, N.A. AND UNION BANK OF CALIFORNIA, AS MANAGING AGENTS; TORONTO DOMINION SECURITIES (USA), INC., AS ARRANGING AGENT; AND TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT FOR THE LENDERS



                                     INDEX
                                     -----


                                                                          Page
                                                                          ----
ARTICLE 1

                                   Definitions.........................      2

ARTICLE 2

                                   Loans...............................     30
     Section 2.1     The Loans and Letters of Credit...................     30
     Section 2.2     Manner of Borrowing and Disbursement..............     31
     Section 2.3     Interest..........................................     34
     Section 2.4     Commitment Reduction and Repayment................     37
     Section 2.5     Fees..............................................     39
     Section 2.6     Optional Prepayments and Reductions...............     40
     Section 2.7     Mandatory Prepayments.............................     41
     Section 2.8     Notes; Loan Accounts..............................     44
     Section 2.9     Manner of Payment.................................     45
     Section 2.10    Reimbursement.....................................     46
     Section 2.11    Pro-Rata Treatment................................     46
     Section 2.12    Capital Adequacy..................................     47
     Section 2.13    Lender Tax Forms..................................     48
     Section 2.14    The Letters of Credit.............................     48

ARTICLE 3

                        Conditions Precedent...........................     54
     Section 3.1     Conditions Precedent to Initial Advance
                     of Loans..........................................     54
     Section 3.2     Conditions Precedent to Each Advance..............     58

ARTICLE 4

                   Representations and Warranties......................     59
     Section 4.1     Representations and Warranties....................     59
     Section 4.2     Survival of Representations and
                     Warranties, etc. .................................     67



                                                                          Page
                                                                          ----
ARTICLE 5

                         General Covenants.............................     67
     Section 5.1     Preservation of Existence and Similar
                     Matters...........................................     68
     Section 5.2     Business; Compliance with Applicable
                     Law...............................................     68
     Section 5.3     Maintenance of Properties.........................     68
     Section 5.4     Accounting Methods and Financial
                     Records...........................................     69
     Section 5.5     Insurance.........................................     69
     Section 5.6     Payment of Taxes and Claims.......................     69
     Section 5.7     Visits and Inspections............................     70
     Section 5.8     Payment of Indebtedness; Loans....................     70
     Section 5.9     Use of Proceeds...................................     70
     Section 5.10    Indemnity.........................................     71
     Section 5.11    Interest Rate Hedging.............................     72
     Section 5.12    Covenants Regarding Formation of
                     Subsidiaries and Acquisitions.....................     73
     Section 5.13    Payment of Wages..................................     74

ARTICLE 6

                       Information Covenants...........................     74
     Section 6.1     Quarterly Financial Statements and
                     Information.......................................     74
     Section 6.2     Annual Financial Statements and
                     Information.......................................     74
     Section 6.3     Performance Certificates..........................     75
     Section 6.4     Copies of Other Reports...........................     75
     Section 6.5     Notice of Litigation and Other Matters............     76

ARTICLE 7

                        Negative Covenants.............................     78
     Section 7.1     Indebtedness of the Borrower and its
                     Subsidiaries......................................     78
     Section 7.2     Limitation on Liens...............................     79
     Section 7.3     Amendment and Waiver..............................     79
     Section 7.4     Liquidation, Change in Ownership,
                     Disposition of Assets, Change in
                     Business of License Subs..........................     79
     Section 7.5     Negative Pledges..................................     80
     Section 7.6     Investments.......................................     80
     Section 7.7     Restricted Payments and Purchases.................     83
     Section 7.8     Leverage Ratio....................................     84
     Section 7.9     Operating Cash Flow to Cash Interest
                     Expense Ratio.....................................     85
     Section 7.10    Operating Cash Flow to Pro Forma Fixed
                     Charges Ratio.....................................     85
     Section 7.11    Affiliate Transactions............................     86
     Section 7.12    Real Estate.......................................     86


                                                                          Page
                                                                          ----


     Section 7.13    Consolidated Tax Returns..........................     86

ARTICLE 8

                              Default..................................     86
     Section 8.1     Events of Default.................................     86
     Section 8.2     Remedies..........................................     90

ARTICLE 9

                     The Administrative Agent..........................     92
     Section 9.1     Appointment and Authorization.....................     92
     Section 9.2     Interest Holders..................................     92
     Section 9.3     Consultation with Counsel and Required
                     Lenders...........................................     93
     Section 9.4     Documents.........................................     93
     Section 9.5     Administrative Agent and Affiliates...............     93
     Section 9.6     Responsibility of the Administrative
                     Agent.............................................     93
     Section 9.7     Collateral........................................     94
     Section 9.8     Action by Administrative Agent....................     94
     Section 9.9     Notice of Default.................................     95
     Section 9.10    Responsibility Disclaimed.........................     95
     Section 9.11    Indemnification...................................     96
     Section 9.12    Credit Decision...................................     96
     Section 9.13    Successor Administrative Agent....................     96
     Section 9.14    Delegation of Duties..............................     97
     Section 9.15    Administrative Agent May File Proofs of
                     Claim.............................................     98

ARTICLE 10
                      Change in Circumstances
                   Affecting Eurodollar Advances.......................     98
     Section 10.1    Eurodollar Basis Determination
                     Inadequate or Unfair..............................     98
     Section 10.2    Illegality........................................     99
     Section 10.3    Increased Costs...................................     99
     Section 10.4    Effect On Other Advances..........................    101

ARTICLE 11

                           Miscellaneous...............................    101
     Section 11.1    Notices...........................................    101
     Section 11.2    Expenses..........................................    103
     Section 11.3    Waivers...........................................    103
     Section 11.4    Set-Off...........................................    104
     Section 11.5    Assignment........................................    105
     Section 11.6    Accounting Principles.............................    107
     Section 11.7    Counterparts......................................    107
     Section 11.8    Governing Law.....................................    108
     Section 11.9    Severability......................................    108
     Section 11.10   Interest..........................................    108

                                                                          Page
                                                                          ----
     Section 11.11   Table of Contents and Headings....................    109
     Section 11.12   Amendment and Waiver..............................    109
     Section 11.13   Entire Agreement..................................    110
     Section 11.14   Other Relationships...............................    110
     Section 11.15   Directly or Indirectly............................    110
     Section 11.16   Reliance on and Survival of Various
                     Provisions........................................    110
     Section 11.17   Senior Debt.......................................    110
     Section 11.18   Obligations Several...............................    111

ARTICLE 12

                       Waiver of Jury Trial.............................   111
     Section 12.1    Waiver of Jury Trial...............................   111

                                                                            Page
                                                                            ----



                                    EXHIBITS

Exhibit A -         Form of Assignment of Partnership Interests
Exhibit B -         Form of Borrower's Pledge Agreement
Exhibit C -         Form of Collateral Assignment of Trust Interests
Exhibit D -         Form of Parent Company Guaranty
Exhibit E-1         Form of Request for Advance (Initial Advance)
Exhibit E-2         Form of Request for Advance (Proceeds Used for
                    Acquisition)
Exhibit E-3         Form of Request for Advance (Proceeds Not Used for
                    Acquisition)
Exhibit F -         Form of Request for Issuance of Letter of Credit
Exhibit G -         Form of Revolving Note
Exhibit H -         Form of Stock Pledge Agreement
Exhibit I -         Form of Subsidiary Guaranty
Exhibit J -         Form of Subsidiary Pledge Agreement
Exhibit K -         Form of Term Note
Exhibit L -         Form of Use of Proceeds Letter
Exhibit M -         Form of Borrower's Loan Certificate
Exhibit N -         Form of Certificate of Financial Condition
Exhibit O -         Form of Parent Company Loan Certificate
Exhibit P -         Form of Subsidiary Loan Certificate
Exhibit Q -         Form of Assignment and Assumption Agreement
Exhibit R -         Form of Trust Agreement

                                   SCHEDULES

Schedule 1          -    Commitment Ratios
Schedule 2          -    Subsidiaries of the Borrower
Schedule 3          -    Licenses (including Material Licenses) and
                         Stations
Schedule 4          -    Liens of Record on the Agreement Date
Schedule 5          -    Required Divestitures
Schedule 6          -    Litigation, Etc.
Schedule 7          -    Multiemployer Plans
Schedule 8          -    Agreements with Affiliates
Schedule 9          -    Addresses for Notice for the Lenders

                                   EXHIBIT A
                                   ---------

                                    FORM OF
                          SECOND AMENDED AND RESTATED
                      ASSIGNMENT OF PARTNERSHIP INTERESTS


       THIS SECOND AMENDED AND RESTATED ASSIGNMENT OF PARTNERSHIP INTERESTS (the "Assignment"), made as of the ____ day of April, 1997 by the undersigned entities (the "Partners") in favor of Toronto Dominion (Texas), Inc., as collateral agent for itself and on behalf of the Administrative Agent, and the Lenders and the Issuing Bank (as defined in the Loan Agreement described below) (the "Collateral Agent"),


                             W I T N E S S E T H:
                             -------------------

       WHEREAS, Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, as such term is defined herein, the "Lenders") and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"), are parties to a certain Second Amended and Restated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lenders have agreed to make Loans to the Borrower in an aggregate principal amount not to exceed the Commitments; and

       WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself, and on behalf of itself in its capacity as the Administrative Agent, the Lenders and the Issuing Bank, in connection with the transactions contemplated by the Loan Agreement; and

       WHEREAS, to secure the payment and performance of, among other things, all Obligations of the Borrower under the Loan Agreement and the Notes, each of the Partners has agreed to assign to the Collateral Agent, all of such Partner's interest as general and limited partners of the partnerships listed on Schedule
                                                                        --------
1 attached hereto (the "Partnerships");
-

       NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Partners, as limited and general partners of the Partnerships, hereby sells, assigns, transfers, conveys and grants unto the Collateral Agent for itself and on behalf of the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, all of such Partner's right, title and interest in and to, and a continuing security interest in and security title to, its limited partner interests in the Partnerships in which it is a limited partner and its economic general partner interests in the Partnerships in which it is a general partner, including, without limitation, with respect to such general partner and limited partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from the Partnerships, including such right, title and interest now owned by such Partner or which is hereafter acquired by it (the "Assigned Rights"), as security for payment and performance of all obligations of such Partner to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under that certain Subsidiary Guaranty of even date given by such Partner for the benefit of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any extensions, renewals or amendments thereto, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all of the foregoing obligations being hereinafter collectively referred to as the "Senior Debt").

       TO HAVE AND TO HOLD UNTO the Collateral Agent, for the benefit of itself and the Administrative Agent, the Lenders and the Issuing Bank, and their successors and assigns forever, upon and subject to the following terms and conditions:

       1. For purposes of this Assignment, capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement unless otherwise defined herein.

       2. Each Partner hereby constitutes and appoints the Collateral Agent as its true and lawful attorney, in its name and stead upon the occurrence and during the continuation of an Event of Default: (a) to collect any and all distributions of cash and other assets due such Partner from any Partnership or otherwise in respect of the Assigned

Rights and (b) to use such measures, legal or equitable, as in its discretion may be deemed necessary or appropriate to enforce the payment thereof to the Collateral Agent. The power of attorney hereby created is coupled with an interest and is irrevocable.

       3. The Collateral Agent is hereby granted full irrevocable power and authority to hold, use and apply all cash and non-cash distributions received by it upon the occurrence and during the continuation of an Event of Default (together with all interest earned thereon) in full or partial payment of the Senior Debt and may convert any such non-cash distributions to cash and may apply the proceeds thereof in payment of charges or expenses incurred by the Collateral Agent in connection with any and all things which the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may do or cause to be done hereunder, and thereafter in the order of application set forth in the Loan Agreement.

       4. None of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall in any way be responsible for any failure to do any or all of the things for which rights, interests, power and authority are herein granted. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall be responsible only for the application of such cash or other property as they actually receive under the terms hereof; provided, however, that the failure of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, to do any of the things or exercise any of the rights, interests, powers and authorities hereunder shall not be construed to be a waiver of any such rights, interests, powers and authorities.

       5. This Assignment shall not operate to place any responsibility or obligation whatsoever upon the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them. None of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall have assumed any liability of any Partner or of the Partnership as a result of this Assignment. Each Partner agrees to protect, indemnify and save harmless the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses including, without limitation, attorneys' fees and expenses (except as may arise from the gross negligence or wilful misconduct of the Person seeking indemnification, as determined by a final non-appealable order of a court of competent jurisdiction) imposed upon or incurred by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, by reason of the Assigned Rights, this Assignment and any claim and demand whatsoever which may be asserted against the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, by reason of any alleged obligation or undertaking to be performed or discharged by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under this Assignment. In the event the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, incurs any liability, loss or damage by reason of this Assignment, or in curing any default or breach by any Partner of its obligations under any Partnership Agreement of any of the Partnerships of which it is a partner (collectively, the "Partnership Agreements"), or in the defense of any claims or demands arising out of or in connection with this Assignment, the amount of such liability, loss or damage shall be added to the Senior Debt (except to the extent such liabilities, losses or damages arise from the gross negligence or wilful misconduct of the Person incurring such liabilities, losses or damages, as determined by a final non-appealable order of a court of competent jurisdiction).

       6. Each Partner agrees to execute, deliver and record, upon the request of the Collateral Agent, any and all instruments requested by the Collateral Agent to carry these presents into effect or to accomplish any other purpose deemed by the Collateral Agent to be necessary or appropriate in connection with these presents, expressly including, but not limited to, UCC-l financing statements.

       7. Each Partner hereby warrants and represents that the copies of the Partnership Agreements to which it is a party furnished to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank are true, complete and correct copies of such Partnership Agreements, as amended through the date hereof; that such Partnership Agreements are unmodified and in full force and effect; that the Assigned Rights have not been heretofore sold, assigned, transferred, set over or encumbered by any instrument now in force, and will not at any time during the term of this Assignment be sold, assigned, transferred, set over or encumbered by it or by any Person or Persons whomsoever, without the prior written consent of the Collateral Agent in accordance with the terms of the Loan Agreement; that the Assigned Rights are all of such rights such Partner has arising from its partnership interests in the Partnerships and that the interests of such Partner in the Partnerships represent the percentages shown on Schedule 1 attached hereto
                                                    ----------
of the limited and general partner ownership interests in the Partnerships; that such Partner has the right to sell, assign, transfer, set over and encumber the Assigned Rights to the Collateral Agent and to grant to and confer upon the Collateral Agent the Assigned Rights; that such Partner is not at present in default in any material respect under any Partnership Agreement; and that all actions, approvals and consents required by Applicable Law or by any agreement to which such Partner or any Partnership is a party have been obtained.

       8. Each Partner hereby agrees that it will not, except as permitted under the Loan Agreement, at any time during the term of this Assignment, convey or encumber any of its interests, including, without limitation, the Assigned Rights, in any Partnership in any manner whatsoever or consent to any departure from or any modification or amendment to the Partnership Agreements, or consent to the admission of any new general partner or consent to any change in the business of any Partnership, without the prior written consent of the Collateral Agent in accordance with the terms of the Loan Agreement. Each Partner agrees that it will perform all its obligations as a general and limited partner under the Partnership Agreements to which it is a party and that it will do all things necessary to maintain its interests in the Partnerships in full force and effect.

       9. In the event any Partner (other than any Subsidiary of the Borrower) receives any payment or other distribution of any kind or character from any Partnership or from any other source whatsoever in respect of such Partner's interests in such Partnership hereby assigned, such payments or other distributions shall be received in trust for the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank and shall be promptly turned over by such Partner to the Collateral Agent. Each Partner will mark its books and records, so as to clearly indicate that such Partner's rights as a general partner and a limited partner of any of the Partnerships are subject to the terms of this Assignment.

       10. This Assignment and the rights hereunder shall inure to the benefit of each of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, and may be assigned in whole or in part by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in connection with any assignment of the Loan Agreement or the Indebtedness evidenced thereby, as permitted thereunder, and shall be binding upon each Partner and its respective successors and assigns.

       11. Notwithstanding anything contained herein to the contrary, it is understood and agreed that although this Assignment is and shall be effective as of the date hereof, no right or power granted hereunder or obligation under
Section 9 hereof shall be exercised or enforced by the Collateral Agent unless and until an Event of Default, as hereinafter specified, shall occur and be continuing hereunder. It is the intention of the parties hereto that beneficial ownership of the Assigned Rights, including, without limitation, all voting, consensual and distribution rights, shall remain in each Partner until an Event of Default, as hereinafter specified, shall occur and be continuing. Any Event of Default under the Loan Agreement shall constitute an "Event of Default" hereunder. Upon the occurrence of any Event of Default, the Collateral Agent may exercise such rights and remedies as are provided in the Loan Agreement and this Assignment. The rights and remedies granted hereunder shall be cumulative, and not exclusive. Each Partner expressly agrees that none of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall in any event be under any obligation to resort to any right or remedy hereunder prior to exercising any other rights any of them may have against such Partner or the Borrower or any other Person to secure repayment of the Obligations, nor shall any of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank be required to resort to any such other rights prior to the exercise of rights and remedies hereunder.

       12. Subject to Section 15 below, for so long as any of the Obligations shall remain unpaid, and after the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise all ownership or consensual rights pertaining to the Assigned Rights of each Partner and may notify and instruct the Partnerships to thereafter make all payments otherwise due such Partner in respect of the Assigned Rights payable directly to the Collateral Agent. The Collateral Agent shall have the right to apply such payments in reduction of the Obligations in accordance with the terms of the Loan Agreement. Each Partner hereby appoints the Collateral Agent as such Partner's true and lawful attorney-in-fact at such times to exercise such ownership or consensual rights pertaining to the Assigned Rights in any manner the Collateral Agent deems advisable for or against all matters with respect to the Partnerships.
The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

       13. Each Partner undertakes and agrees, in connection herewith, to deliver to the Collateral Agent a copy of any notice or mailing received by such Partner from the Partnerships, at the address of the Collateral Agent given for notices in Section 11.1 of the Loan Agreement.
           ------------

       14. In addition to their rights and privileges under this Assignment, each of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall have all of the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

       15. Notwithstanding anything contained herein which may be construed to the contrary, no action shall be taken by the Collateral Agent which may require the consent or approval of the FCC unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. Each Partner covenants that, upon request of the Collateral Agent, it shall cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent hereunder, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act. Each Partner hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, in its name and stead, to execute and file all necessary applications with the FCC.
The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

       16. This Assignment shall be deemed to be made pursuant to the internal laws of the State of New York with respect to agreements made and to be performed wholly within the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

       17. This Assignment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

       18. Upon payment in full of all principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan

Agreement, the Notes and the other Loan Documents, and satisfaction in full of all other Obligations and termination of the Commitments, other than the Obligations which survive the termination of the Loan Agreement as provided in
Section 11.16 of the Loan Agreement, the Collateral Agent shall return its
-------------
interest in the Assigned Rights to the Partners.

       19.    Pursuant to Section 5.12 of the Loan Agreement, any new
                          ------------
Subsidiary of the Borrower (whether created by Acquisition, creation or designation) is required to enter into this Assignment, if applicable, by executing and delivering to the Administrative Agent an instrument in the form of Annex I attached hereto. Upon the execution and delivery of Annex I by such
   -------                                                      -------
new Subsidiary, such Subsidiary shall become a Partner hereunder with the same force and effect as if originally named as a Partner herein. The execution and delivery of any instrument adding an additional Partner as a party to this Assignment shall not require the consent of any other Partner hereunder. The rights and obligations of each Partner hereunder shall remain in full force and effect notwithstanding the addition of any Partner hereunder.

       20. Each Partner further agrees to assign and grant security title to, and a security interest in, any partnership interests obtained by such Partner after the date hereof. Each Partner agrees to execute, deliver and record any amendments hereto, documents, instruments and UCC-1 financing statements deemed by the Collateral Agent to be necessary or appropriate to create or perfect the security interest described in the foregoing sentence.

              [Remainder of this page intentionally left blank.]

       IN WITNESS WHEREOF, each of the undersigned Partners and the Collateral Agent have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.


PARTNERS:                                   By:
                                                ------------------------*
                                                In his capacity as
                                                Assistant Secretary of
                                                each of the Partners


COLLATERAL AGENT:                           TORONTO DOMINION (TEXAS), INC.


                                            By:
                                                ---------------------------

                                                Its:
                                                     ----------------------


* Schedule 1 - List of Partners, Partnerships and Limited and General Partner
               Interests Assigned

                                  Schedule 1
                                  ----------


                        List of Partners, Partnerships
                            and Limited and General
                          Partner Interests Assigned

                                                              % of Partnership
Partner                    Name of Partnership                    Interest
---------                  -------------------                ----------------

                                                 Annex 1 to
                                                 Assignment of Partnership
                                                 Interests  -
                                                 Supplement No. ____


               Supplement No. ____ (this "Supplement") dated as of __________ ___, _____ to the Second Amended and Restated Assignment of Partnership Interests dated as of April __, 1997 (the "Assignment") by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a "Partner") and Toronto Dominion (Texas), Inc., as collateral agent as described below (the "Collateral Agent").

                                  WITNESSETH:

     WHEREAS, the transactions recited on the first page of the Assignment have taken place; and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Assignment;

     WHEREAS, the Partners have entered into the Assignment in order to induce the Lenders to make the Loans; and

     WHEREAS, pursuant to Section 5.12 of the Loan Agreement, any new Subsidiary
                          ------------
of the Borrower (whether created by Acquisition, creation or designation) is required to enter into the Assignment, if applicable, and the execution of the Assignment by the undersigned new Partner (the "New Partner") may be accomplished by the execution of this Supplement in favor of the Collateral Agent;

     NOW, THEREFORE, for and in consideration of the foregoing, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Partner hereby agrees as follows:

     SECTION 1.  In accordance with Section 19 of the Assignment the New
                                    ----------
Partner, by its signature below, becomes a `Partner' under the Assignment with the same force and effect as if originally named therein as a `Partner' and the New Partner hereby (a) agrees to all of the terms and provisions of the Assignment applicable to it as a `Partner' thereunder and (b) represents and warrants that the representations and warranties made by it as a `Partner' thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Partner does hereby grant and assign to the Collateral Agent, for the benefit of itself, the Administrative Agent, the Lenders and the Issuing Bank, as a limited partner and a general partner of the partnerships listed on Schedule 1 attached
                                                            ----------
hereto (collectively, the "Partnerships"), all of such New Partner's right, title and interest in and to, and a continuing security interest in and security title to, its limited partner interests in the Partnerships in which it is a limited partner and its economic general partner interests in the Partnerships in which it is a general partner, including, without limitation, with respect to such general partner and limited partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from the Partnerships, including such right, title and interest now owned by such Partner or which is hereafter acquired by it, as security for the Senior Debt. Each reference to a `Partner' in the Assignment shall be deemed to include the New Partner. The Assignment is incorporated herein by reference.

     SECTION 2. The New Partner represents and warrants to the Collateral Agent that this Supplement has been duly executed and delivered by the New Partner and constitutes the legal, valid and binding obligation of the New Partner, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     SECTION 3. This Supplement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements to be made and performed wholly within the State of New York.

     SECTION 4. Except as expressly supplemented hereby, the Assignment shall remain in full force and effect.

     SECTION 5. This Supplement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements to be made and performed wholly within the State of New York.

     IN WITNESS WHEREOF, the New Partner has duly executed this Supplement to the Assignment as of the day and year first above written.

NEW PARTNER:
                                              ---------------------------------

Address:                                      By:
                                                  -----------------------------
-------------------------------                   Name:
-------------------------------                         -----------------------
-------------------------------                   Title:
                                                         ----------------------

COLLATERAL AGENT:                             TORONTO DOMINION (TEXAS),
                                              INC.


                                              By:
                                                  -----------------------------
                                                  Name:
                                                        -----------------------
                                                  Title:
                                                         ----------------------

                                  SCHEDULE 1
                                  ----------

            List of Partners, Partnerships and Limited and General
                          Partner Interests Assigned


                                  Name of                  % of Partnership
New Partner                     Partnership                    Interest
-----------                   ---------------            --------------------

                                   EXHIBIT A
                                   ---------


       All of the Debtor's right, title and interest in and to the Debtor's economic general partnership interests in each of (i) EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP, a Delaware limited partnership, (ii) KTRH LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, and (iii) KLOL LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, (collectively, the "Partnerships") including, without limitation, with respect to such general partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from each of the Partnerships, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT A
                                   ---------


       All of the Debtor's right, title and interest in and to the Debtor's economic general partnership interests in each of (i) EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP, a Delaware limited partnership (d/b/a EVERGREEN MEDIA OF HOUSTON II LIMITED PARTNERSHIP), (ii) KTRH LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, and (iii) KLOL LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, (collectively, the "Partnerships") including, without limitation, with respect to such general partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from each of the Partnerships, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT A
                                   ---------


          All of the Debtor's right, title and interest in and to the Debtor's limited partnership interests in EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP, a Delaware limited partnership, (the "Partnership") including, without limitation, with respect to such limited partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from the Partnership, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT A
                                   ---------


       All of the Debtor's right, title and interest in and to the Debtor's limited partnership interests in each of (i) KTRH LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, and (ii) KLOL LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, (collectively, the "Partnerships") including, without limitation, with respect to such limited partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from each of the Partnerships, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT A
                                   ---------


       All of the Debtor's right, title and interest in and to the Debtor's limited partnership interests in EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP, a Delaware limited partnership, (d/b/a EVERGREEN MEDIA OF HOUSTON II LIMITED PARTNERSHIP) (the "Partnership") including, without limitation, with respect to such limited partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from the Partnership, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT A
                                   ---------


       All of the Debtor's right, title and interest in and to the Debtor's economic general partnership interests in each of (i) WTOP LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, and (ii) WASH LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, (collectively, the "Partnerships") including, without limitation, with respect to such general partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from each of the Partnerships, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT A
                                   ---------


       All of the Debtor's right, title and interest in and to the Debtor's limited partnership interests in each of (i) WTOP LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, and (ii) WASH LICENSE LIMITED PARTNERSHIP, a Delaware limited partnership, (collectively, the "Partnerships") including, without limitation, with respect to such limited partner interests, the right to receive all proceeds, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from each of the Partnerships, including such right, title and interest now owned by the Debtor or which is hereafter acquired by it.

                                   EXHIBIT B
                                   ---------

                      FORM OF SECOND AMENDED AND RESTATED
                          BORROWER'S PLEDGE AGREEMENT


     THIS SECOND AMENDED AND RESTATED BORROWER'S PLEDGE AGREEMENT (the "Agreement"), entered into as of this __ day of April, 1997, by Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower") in favor of Toronto Dominion (Texas), Inc., a Delaware corporation, as collateral agent for the benefit of itself, and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank (as defined in the Loan Agreement described below) (the "Collateral Agent"),


                             W I T N E S S E T H:
                             -------------------

       WHEREAS, the Borrower, the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, as such term is defined herein, the "Lenders") and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"), are parties to a certain Second Amended and Restated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lenders have agreed to make Loans to the Borrower in an aggregate principal amount not to exceed the Commitments; and

       WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself, and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank, in connection with the transactions contemplated by the Loan Agreement; and

       WHEREAS, to secure the payment and performance of, among other things, all obligations of the Borrower under the Loan Agreement, the Notes and the other Loan Documents, the Borrower has agreed to pledge the shares of Capital Stock (the "Stock") owned by the Borrower in each of the corporations listed on
Schedule 1 hereto (the "Subsidiaries"), which is all of the Capital Stock owned
----------
by
the Borrower, to the Collateral Agent to secure the Obligations (as defined below);

       NOW, THEREFORE, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein and further agree as follows:

       1.     Warranty.  The Borrower hereby represents and warrants to the
              --------
Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank that, except for the security interest created hereby, the Borrower owns the Stock, which Stock constitutes such percentage of the issued and outstanding Capital Stock of each Subsidiary as is set forth next to such Subsidiary's name on Schedule 1, free and clear of all Liens, that the Stock is duly issued, fully
   ----------
paid and non-assessable and that the Borrower has the unencumbered right to pledge the Stock.

       2.     Security Interest.  The Borrower hereby unconditionally grants and
              -----------------
assigns to the Collateral Agent, for itself and on behalf of itself, in its capacity as the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, a continuing security interest in and security title to the Stock. The Borrower has delivered to and deposited with the Collateral Agent herewith all of its right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank, as security for (a) the payment and performance of all obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under the Loan Agreement, the Notes and the other Loan Documents (including, without limitation, any Interest Hedge Agreements between the Borrower, on the one hand, and the Collateral Agent and the Lenders, or any of them, on the other hand, and any interest, fees and other charges in respect of the Notes and the other Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action), as the same may be amended from time to time, or as a result of making the Loans, (b) payment of any and all damage which the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may suffer by reason of a breach of any obligation, covenant or undertaking with respect to this Agreement, the Loan Agreement, the Notes or any other Loan

Document by the Borrower or any other obligor thereunder and (c) the obligations of any obligor to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under this Agreement, the Loan Agreement and the other Loan Documents, or as a result of making the Loans, and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all of the foregoing obligations (a), (b) and (c) being hereinafter collectively referred to as the "Obligations"); it being the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Borrower until the occurrence of a Default (as defined below) under the terms hereof and until the Collateral Agent shall notify the Borrower of the Collateral Agent's exercise of voting and dividend rights to the Stock pursuant to Section 9 of this Agreement.
                                                    ---------

       3.     Additional Shares.  In the event that, during the term of this
              -----------------
Agreement:

       (a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of any Subsidiary, all new, substituted and additional shares, or other securities, issued by reason of any such change and received by the Borrower, or to which the Borrower shall be entitled, shall be promptly delivered to the Collateral Agent, together with stock powers endorsed in blank by the Borrower, and shall thereupon constitute Stock to be held by the Collateral Agent under the terms of this Agreement; and

       (b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new Capital Stock or other securities acquired through such subscriptions, warrants, rights or options by the Borrower shall be promptly delivered to the Collateral Agent and shall thereupon constitute Stock to be held by the Collateral Agent under the terms of this Agreement.

       4.   Default.  In the event of the occurrence of an Event of Default
            -------
under the terms of the Loan Agreement, and so long as any such Event of Default shall be continuing (any of such occurrences being herein referred to as a

"Default"), subject to Section 13 hereof, the Collateral Agent may sell or
                       ----------
otherwise dispose of the Stock at a public or private sale, or make other commercially reasonable disposition of the Stock or any portion thereof, upon ten (10) days' notice to the Borrower, and the Collateral Agent, the Administrative Agent, any Lender or the Issuing Bank may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied to the costs of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank incurred in connection with the sale, including, without limitation, any costs under Section
                                                                         -------
7(a) hereof, and thereafter in such order as is provided in the Loan Agreement.
----
In the event the proceeds of the sale or other disposition of the Stock are insufficient to satisfy the Obligations, the Borrower shall remain liable for any such deficiency.

          5.   Additional Rights of Secured Party.  In addition to the rights
               ----------------------------------
and privileges granted under this Agreement, the Collateral Agent, the Administrative Agent, the Issuing Bank and each of the Lenders shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

          6.   Return of Stock to the Borrower.  Upon payment in full of all
               -------------------------------
principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreement, the Notes, and the other Loan Documents, and satisfaction in full of all other Obligations, other than the Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, the then remaining Stock and
               -------------
all rights received by the Collateral Agent as a result of its possessory interest in the Stock shall be returned to the Borrower.

          7.   Disposition of Stock by Collateral Agent.  The Stock is not
               ----------------------------------------
registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Borrower understands that, in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock was registered and qualified pursuant to Federal and state securities legislation and sold on the open market. The Borrower, therefore, agrees that:

          (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of radio broadcast and other communication companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

          (b) that such reliance shall be presumptive evidence that the Collateral Agent has handled such disposition in a commercially reasonable manner.

          8.   Borrower's Obligations Absolute.  The obligations of the Borrower
               -------------------------------
under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrower or any other Person, nor against other security or liens available to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or any of their respective successors, assigns or agents. The Borrower hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Collateral Agent, the Issuing Bank or any of the Lenders in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Collateral Agent, the Administrative Agent, the Issuing Bank or any of the Lenders to any other security or collateral for the Notes and the other Obligations.

          9.   Voting Rights.
               -------------

          (a) For so long as any of the Notes or other Obligations remain unpaid, after and during the continuation of a Default, but subject to the provisions of Section 13 hereof, (i) the Collateral
                   ----------

     Agent may, upon ten (10) days' prior written notice to the Borrower of its intention to do so, exercise all voting rights and all other ownership or consensual rights of the Stock, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Borrower hereby appoints the Collateral Agent, which appointment shall be effective on the 10th day following the giving of notice by the Collateral Agent as provided in the foregoing clause (i), the Borrower's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

          (b) For so long as the Borrower shall have the right to vote the Stock, the Borrower covenants and agrees that it shall not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Stock which would constitute a Default.

          10.  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement with respect to
                           ------------
the Borrower, the Collateral Agent, the Administrative Agent, the Issuing Bank and the Lenders.

          11.  Binding Agreement.  The provisions of this Agreement shall be
               -----------------
construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Collateral Agent and the Borrower and delivered by the Collateral Agent to the Borrower.

          12.  Severability.  If any Section of this Agreement or part thereof
               ------------
shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such Section or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

          13.  FCC Compliance.  Notwithstanding anything contained herein which
               --------------
may be construed to the contrary, no action shall be taken by the Collateral Agent which may require the consent or approval of the FCC unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. The Borrower covenants that, upon request of the Collateral Agent, the Borrower shall cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent hereunder, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act. The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, effective upon the occurrence and during the continuation of a Default, in its name and stead, to execute and file all necessary applications with the FCC. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

          14.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          15.  Pledge of Additional Securities.  Pursuant to the Loan Agreement,
               -------------------------------
the Borrower agrees to assign and grant security title to, and a security interest in, any debt or equity securities acquired by the Borrower after the date hereof (including, but not limited to, those securities acquired in connection with a Permitted Asset Sale or as an Investment, as required by

Section 7.6 of the Loan Agreement).  The Borrower agrees to execute, deliver and
-----------
record any amendments hereto, documents, instruments, stock powers and UCC-1 financing statements deemed by the Collateral Agent to be necessary or appropriate to create or perfect the security interest described in the foregoing sentence.

               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers as of the day and year first above written.


BORROWER:                                  EVERGREEN MEDIA CORPORATION OF
                                           LOS ANGELES, a Delaware
                                           corporation


                                           By:
                                               --------------------------

                                           Title:
                                                  -----------------------


COLLATERAL AGENT:                          TORONTO DOMINION (TEXAS), INC.


                                           By:
                                               --------------------------

                                           Title:
                                                  -----------------------

                                   Schedule 1
                                   ----------

                                  Subsidiaries

                                   EXHIBIT C
                                   ---------

                                    FORM OF
                   COLLATERAL ASSIGNMENT OF TRUST INTERESTS


                   THIS COLLATERAL ASSIGNMENT OF TRUST INTERESTS (the "Assignment"), made as of the _____ day of April, 1997 by the undersigned entities (the "Beneficiaries") in favor of Toronto Dominion (Texas), Inc., as collateral agent for itself and on behalf of the Administrative Agent, the Lenders and the Issuing Bank (as defined in the Loan Agreement described below) (the "Collateral Agent"),


                              W I T N E S S E T H:
                              - - - - - - - - - -

                   WHEREAS, Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, as such term is defined herein, the "Lenders") and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"), are parties to a certain Second Amended and Restated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lenders have agreed to make Loans to the Borrower in an aggregate principal amount not to exceed the Commitments; and

                   WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself, and on behalf of itself in its capacity as the Administrative Agent, the Lenders and the Issuing Bank, in connection with the transactions contemplated by the Loan Agreement; and

                   WHEREAS, to secure the payment and performance of, among other things, all obligations of the Borrower under the Loan Agreement and the Notes, each of the Beneficiaries has agreed to assign to the Collateral Agent, all of such Beneficiary's interest in the trusts listed on Schedule 1 attached
                                                           ----------
hereto (the "Trusts");

                   NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Beneficiaries, as beneficiaries of the Trusts, hereby sells, assigns, transfers, conveys and grants unto the Collateral Agent for itself and on behalf of the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, all of such Beneficiary's right, title and interest in and to, and a continuing security interest in and security title to, the Trusts in which it has any interest, including, without limitation, with respect to such interests, the right to receive all proceeds, distributions of assets, income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from the Trusts, including such right, title and interest now held by such Beneficiary or which is hereafter acquired by it (the "Assigned Rights"), as security for payment and performance of all Obligations, including any extensions, renewals or amendments thereto, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                   TO HAVE AND TO HOLD UNTO the Collateral Agent, for the benefit of itself and the Administrative Agent, the Lenders and the Issuing Bank, and their successors and assigns forever, upon and subject to the following terms and conditions:

                   1. For purposes of this Assignment, capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement unless otherwise defined herein.

                   2. Each Beneficiary hereby constitutes and appoints the Collateral Agent as its true and lawful attorney, in its name and stead upon the occurrence and during the continuation of an Event of Default: (a) to collect any and all distributions of cash and other assets due such Beneficiary from any Trust or otherwise in respect of the Assigned Rights and (b) to use such measures, legal or equitable, as in its discretion may be deemed necessary or appropriate to enforce the payment thereof to the Collateral Agent. The power of attorney hereby created is coupled with an interest and is irrevocable.

                   3. The Collateral Agent is hereby granted full irrevocable power and authority to hold, use and apply all cash and non-cash distributions received by it upon the occurrence and during the continuation of an Event of Default (together with all interest earned thereon) in full or partial payment of the Obligations and may convert any such non-cash distributions to cash and may apply the proceeds thereof in payment of charges or expenses incurred by the Collateral Agent in connection with any and all things which the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may do or cause to be done hereunder, and thereafter in the order of application set forth in the Loan Agreement.

                   4. None of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall in any way be responsible for any failure to do any or all of the things for which rights, interests, power and authority are herein granted. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall be responsible only for the application of such cash or other property as they actually receive under the terms hereof; provided, however, that the failure of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, to do any of the things or exercise any of the rights, interests, powers and authorities hereunder shall not be construed to be a waiver of any such rights, interests, powers and authorities.

                   5. This Assignment shall not operate to place any responsibility or obligation whatsoever upon the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them. None of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall have assumed any liability of any Beneficiary or of any Trust as a result of this Assignment. Each Beneficiary agrees to protect, indemnify and save harmless the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses including, without limitation, attorneys' fees and expenses (except as may arise from the gross negligence or willful misconduct of the Person seeking indemnification, as determined by a final non-appealable order of a court of competent jurisdiction) imposed upon or incurred by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, by reason of the Assigned Rights, this Assignment and any claim and demand whatsoever which may be asserted against the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, by reason of any alleged obligation or undertaking to be performed or discharged by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under this Assignment. In the event the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, incurs any liability, loss or damage by reason of this Assignment, or in curing any default or breach by any Beneficiary of its obligations under any Trust Agreement of any of the Trusts of which it is a beneficiary (collectively, the "Trust Agreements"), or in the defense of any claims or demands arising out of or in connection with this Assignment, the amount of such liability, loss or damage shall be added to the Obligations (except as may arise from the gross negligence or willful misconduct of the Person seeking indemnification, as determined by a final non-appealable order of a court of competent jurisdiction).

                   6. Each Beneficiary agrees to execute, deliver and record, upon the request of the Collateral Agent, any and all instruments requested by the Collateral Agent to carry these presents into effect or to accomplish any other purpose deemed by the Collateral Agent to be necessary or appropriate in connection with these presents, expressly including, but not limited to, UCC-l financing statements.

                   7. Each Beneficiary hereby warrants and represents that the copies of the Trust Agreements to which it is a party furnished to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank are true, complete and correct copies of such Trust Agreements, as amended through the date hereof; that such Trust Agreements are unmodified and in full force and effect; that the Assigned Rights have not been heretofore sold, assigned, transferred, set over or encumbered by any instrument now in force, and will not at any time during the term of this Assignment be sold, assigned, transferred, set over or encumbered by it or by any Person or Persons whomsoever, without the prior written consent of the Collateral Agent in accordance with the terms of the Loan Agreement; that the Assigned Rights are all of such rights such Beneficiary has arising from its interests in the Trusts and that the interests of such Beneficiary in the Trusts represent the percentages shown on Schedule 1
                                                                     ----------
attached hereto of the interests in the Trusts; that such Beneficiary has the right to sell, assign, transfer, set over and encumber the Assigned Rights to the Collateral Agent and to grant to and confer upon the Collateral Agent the Assigned Rights; that such Beneficiary is not at present in default in any material respect under any Trust Agreement; and that all actions, approvals and consents required by Applicable Law or by any agreement to which such Beneficiary or any Trust is a party have been obtained.

                   8. Each Beneficiary hereby agrees that it will not, except as permitted under the Loan Agreement, at any time during the term of this Assignment, convey or encumber any of its interests, including, without limitation, the

Assigned Rights, in any Trust in any manner whatsoever or consent to any departure from or any modification or amendment to the Trust Agreements, without the prior written consent of the Collateral Agent in accordance with the terms of the Loan Agreement. Each Beneficiary agrees that it will perform all its obligations as a beneficiary under the Trust Agreements to which it is a party and that it will do all things necessary to maintain its interests in the Trusts in full force and effect.

       9. In the event any Beneficiary receives any payment or other distribution of any kind or character from any Trust or from any other source whatsoever in respect of such Beneficiary's interests in such Trust hereby assigned, such payments or other distributions shall be received in trust for the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank and shall be promptly turned over by such Beneficiary to the Collateral Agent. Each Beneficiary will mark its books and records, so as to clearly indicate that such Beneficiary's interests in and rights to any of the Trusts are subject to the terms of this Assignment.

       10. This Assignment and the rights hereunder shall inure to the benefit of each of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, and may be assigned in whole or in part by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in connection with any assignment of the Loan Agreement or the Indebtedness evidenced thereby, as permitted thereunder, and shall be binding upon each Beneficiary and its respective successors and assigns.

       11. Notwithstanding anything contained herein to the contrary, it is understood and agreed that although this Assignment is and shall be effective as of the date hereof, no right or power granted hereunder or obligation under
Section 9 hereof shall be exercised or enforced by the Collateral Agent unless and until an Event of Default, as hereinafter specified, shall occur and be continuing hereunder. It is the intention of the parties hereto that beneficial ownership of the Assigned Rights, including, without limitation, all distribution rights, shall remain in each Beneficiary until an Event of Default, as hereinafter specified, shall occur and be continuing. Any Event of Default under the Loan Agreement shall constitute an "Event of Default" hereunder. Upon the occurrence of any Event of Default, the Collateral Agent may exercise such rights and remedies as are provided in the Loan Agreement and this Assignment. The rights and remedies granted hereunder shall be cumulative, and not exclusive. Each Beneficiary expressly agrees that none of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall in any event be under any obligation to resort to any right or remedy hereunder prior to exercising any other rights any of them may have against such Beneficiary or the Borrower or any other Person to secure repayment of the Obligations, nor shall any of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank be required to resort to any such other rights prior to the exercise of rights and remedies hereunder.

       12. Subject to Section 15 below, for so long as any of the Obligations shall remain unpaid, and after the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise all ownership or consensual rights pertaining to the Assigned Rights of each Beneficiary and may notify and instruct the Trusts to thereafter make all payments or distributions otherwise due such Beneficiary in respect of the Assigned Rights payable directly to the Collateral Agent. The Collateral Agent shall have the right to apply such payments or distributions in reduction of the Obligations in accordance with the terms of the Loan Agreement. Each Beneficiary hereby appoints the Collateral Agent as such Beneficiary's true and lawful attorney-in-fact at such times to exercise such ownership or consensual rights pertaining to the Assigned Rights in any manner the Collateral Agent deems advisable for or against all matters with respect to the Trusts. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

       13. Each Beneficiary undertakes and agrees, in connection herewith, to deliver to the Collateral Agent a copy of any notice or mailing received by such Beneficiary from the Trusts, at the address of the Collateral Agent given for notices in Section 11.1 of the Loan Agreement.
           ------------

       14. In addition to their rights and privileges under this Assignment, each of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank shall have all of the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

       15. Notwithstanding anything contained herein which may be construed to the contrary, no action shall be taken by the Collateral Agent which may require the consent or approval of the FCC unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. Each Beneficiary covenants that, upon request of the Collateral Agent, it shall cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent hereunder, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act. Each Beneficiary hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, in its name and stead, to execute and file all necessary applications with the FCC. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

     16. This Assignment shall be deemed to be made pursuant to the internal laws of the State of New York with respect to agreements made and to be performed wholly within the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

     17. This Assignment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     18. Upon payment in full of all principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreement, the Notes and the other Loan Documents, and satisfaction in full of all other Obligations and termination of the Commitments, other than the Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, the
                              -------------
Collateral Agent shall return its interest in the Assigned Rights to the Beneficiaries.

     19.       Pursuant to Section 5.12 of the Loan Agreement, any Subsidiary of
                           ------------
the Borrower which acquires an interest in a trust (whether by Acquisition, creation or designation) is required to enter into this Assignment, if applicable, by executing and delivering to the Administrative Agent an instrument in the form of Annex I attached hereto. Upon the execution and
                          -------
delivery of Annex I by such Subsidiary, such Subsidiary shall become a
            -------
Beneficiary hereunder with the same force and effect as if originally named as a

Beneficiary herein. The execution and delivery of any instrument adding an additional Beneficiary as a party to this Assignment shall not require the consent of any other Beneficiary hereunder. The rights and obligations of each Beneficiary hereunder shall remain in full force and effect notwithstanding the addition of any Beneficiary hereunder.

     20. Each Beneficiary further agrees to assign and grant security title to, and a security interest in, any Trust interests obtained by such Beneficiary after the date hereof. Each Beneficiary agrees to execute, deliver and record any amendments hereto, documents, instruments and UCC-1 financing statements deemed by the Collateral Agent to be necessary or appropriate to create or perfect the security interest described in the foregoing sentence.

               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, each of the undersigned Beneficiaries and the Collateral Agent have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.


BENEFICIARIES:                      By: ____________________ *
                                  In his capacity as
                                  Assistant Secretary of
                                  each of the Beneficiaries



COLLATERAL AGENT:             TORONTO DOMINION (TEXAS), INC.


                              By:

                                    Its:



* Schedule 1 - List of Beneficiaries, Trusts and Interests Assigned

                                   Schedule 1
                                   ----------


                         List of Beneficiaries, Trusts
                                      and
                         Beneficiary Interests Assigned

                              % of Trust
Beneficiary    Name of Trust   Interest
-------------  -------------  ----------

                                    Annex 1 to               Collateral
                                    Assignment of Trust Interests  -
                                    Supplement No. ____


               Supplement No. ____ (this "Supplement") dated as of __________ ___, _____ to the Collateral Assignment of Trust Interests dated as of April __, 1997 (the "Assignment") by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a "Beneficiary") and Toronto Dominion (Texas), Inc., as collateral agent as described below (the "Collateral Agent").

                           WITNESSETH:

     WHEREAS, the transactions recited on the first page of the Assignment have taken place; and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Assignment;

     WHEREAS, the Beneficiaries have entered into the Assignment in order to induce the Lenders to make the Loans; and

     WHEREAS, pursuant to Section 5.12 of the Loan Agreement, any Subsidiary of
                          ------------
the Borrower that acquires an interest in any trust (whether by Acquisition, creation or designation) is required to enter into the Assignment, if applicable, and the execution of the Assignment by the undersigned Subsidiary (the "New Beneficiary") may be accomplished by the execution of this Supplement in favor of the Collateral Agent;

     NOW, THEREFORE, for and in consideration of the foregoing, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Beneficiary hereby agrees as follows:

     SECTION 1.  In accordance with Section 19 of the Assignment the New
                                    ----------
Beneficiary, by its signature below, becomes a `Beneficiary' under the Assignment with the same force and effect as if originally named therein as a `Beneficiary' and the New Beneficiary hereby (a) agrees to all of the terms and provisions of the Assignment applicable to it as a `Beneficiary' thereunder and (b) represents and warrants that the representations and warranties made by it as a `Beneficiary' thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Beneficiary does hereby grant and assign to the Collateral Agent, for the benefit of itself, the Administrative Agent, the Lenders and the Issuing Bank, as a beneficiary of the trusts listed on Schedule 1 attached hereto
                                         ----------
(collectively, the "Trusts"), all of such New Beneficiary's right, title and interest in and to, and a continuing security interest in and security title to, its interests in the Trusts, including, without limitation, with respect to such interests, the right to receive all proceeds, distributions of assets, income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, from the Trusts, including such right, title and interest now owned by such Beneficiary or which is hereafter acquired by it, as security for the Obligations. Each reference to a `Beneficiary' in the Assignment shall be deemed to include the New Beneficiary. The Assignment is incorporated herein by reference.

     SECTION 2. The New Beneficiary represents and warrants to the Collateral Agent that this Supplement has been duly executed and delivered by the New Beneficiary and constitutes the legal, valid and binding obligation of the New Beneficiary, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     SECTION 3. This Supplement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements to be made and performed wholly within the State of New York.

     SECTION 4. Except as expressly supplemented hereby, the Assignment shall remain in full force and effect.

     SECTION 5. This Supplement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements to be made and performed wholly within the State of New York.

     IN WITNESS WHEREOF, the New Beneficiary has duly executed this Supplement to the Assignment as of the day and year first above written.

NEW BENEFICIARY:
                    ------

Address:
                    By:
------------------  Name:
                    Title:
------------------


COLLATERAL AGENT:

                                   SCHEDULE 1
                                   ----------

                       List of Beneficiaries, Trusts and
                         Beneficiary Interests Assigned


                   Name of  % of Trust
New Beneficiary     Trust    Interest
-----------------  -------  ----------

                                   EXHIBIT D

                      FORM OF SECOND AMENDED AND RESTATED
                            PARENT COMPANY GUARANTY


                          Evergreen Media Corporation


                             As of April ___, 1997



     WHEREAS, Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, as such term is hereinafter defined, the "Lenders"), and Toronto Dominion (Texas), Inc. as administrative agent for the Lenders (the "Administrative Agent") have executed and delivered an Amended and Restated Loan Agreement (as executed on the date hereof and as the same may be amended from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make loans in an aggregate principal amount not to exceed the Commitments (the "Loans") to the Borrower, as evidenced by those certain promissory notes of even date from the Borrower to each of the Lenders (as executed on the date hereof and as such notes may be amended, modified, extended or renewed from time to time, the "Notes");

     WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself and for the ratable benefit of the Administrative Agent, the Lenders and the Issuing Bank (as defined in the Loan Agreement) in connection with the transactions contemplated by the Loan Agreement (in such capacity, the "Collateral Agent");

     WHEREAS, the Borrower is a wholly-owned Subsidiary of the undersigned;

     WHEREAS, the undersigned (the "Guarantor"), the Borrower, and the Subsidiaries of the Borrower are mutually dependent on each other in the conduct of their respective businesses as an integrated operation;

     WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor;

     WHEREAS, as a condition to the Lenders' extending the Loans, the Guarantor has agreed to execute this Guaranty (the "Guaranty") guaranteeing the payment and performance by the Borrower of its obligations and covenants under the Notes, the Loan Agreement and the other Loan Documents (the Loan Agreement, the Notes and the other Loan Documents as executed on the date hereof and as they may be amended, modified or extended from time to time being hereinafter referred to as the "Guaranteed Agreements"); and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall be used as defined in the Loan Agreement;

     NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing
Bank: (a) full and prompt payment and performance of all obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under the Loan Agreement, the Notes and the other Loan Documents (including, without limitation, any Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand, any Additional Facility Indebtedness and any interest, fees and other charges in respect of the Notes or the other Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans; (b) payment of any and all damage which the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, or any of them, may suffer by reason of a breach of any obligation, covenant or undertaking with respect to this Agreement, the Loan Agreement, the Notes or any other Loan Document by the Borrower or any other obligor thereunder; and (c) payment and performance of all of the obligations of any obligor to the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, or any of them, under this Agreement, the Loan Agreement and the other Loan Documents, or as a result of making the Loans; and any extensions, renewals or amendments of any of the foregoing, including any interest thereon, plus reasonable attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom (all of the foregoing obligations (a), (b), and (c) being hereinafter collectively referred to as the "Obligations"). Each Obligation shall rank pari passu with each other Obligation.
           ---- -----

     The Guarantor and the Collateral Agent hereby further agree that:

     1. Regardless of whether any proposed guarantor or any other Person or Persons is or are or shall become in any other way responsible to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty shall be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to this Guaranty.

     2. Upon this Guaranty's being executed and coming into the hands of the Collateral Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

     3. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

     4. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (a) take such further or other security or securities for the Obligations or any part thereof as the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may deem proper, or (b) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or (c) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 5 hereof, it is understood that the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may deem expedient, all without notice to the Guarantor.

     5. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor, the Collateral Agent, the Administrative Agent, the Lenders and the Noteholders that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances.
Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower, the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

     6. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may, without demand or notice of any kind upon or to Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid its Obligations, set off and appropriate any property, balances, credit accounts or moneys of the Guarantor in the possession of the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, or any of them, or under any of their control for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Collateral Agent, to be held and applied to the Obligations by the Collateral Agent in accordance with the Loan Agreement.

     7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, herein.

     8. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Subsidiary of the Borrower or of any surety or guarantor, for any Obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, or any of them, the rights of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank against the Guarantor shall not be affected or impaired by the omission of the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank of the Guarantor.

     9. Any amount received by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

     10. The Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrower, (f) all rights to enforce any remedy the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may have against the Borrower and
(g) any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in respect of the Obligations, even upon payment in full of the Obligations, except to the extent such waiver would be expressly prohibited by Applicable Law. If a claim is ever made upon the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, for the repayment or recovery of any amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

     11. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may each, to the extent permitted under the Loan Agreement, and without notice of any kind, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

     12. No delay by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, notwithstanding any right or power of any third party, individually or in the name of the Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

     13. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank. The Guarantor shall not assign its rights or obligations under this Guaranty nor shall the Guarantor amend this Guaranty, except in accordance with the provisions of the Loan Agreement.

     14. This is a Guaranty of payment and not of collection. In the event the Collateral Agent makes a demand upon the Guarantor under this Guaranty pursuant to the terms of the Loan Agreement, the Guarantor shall be held and bound to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement to the Guarantor's last known
               ------------
place of address, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.
         ------------

     15. The Guarantor expressly represents and acknowledges that any financial accommodations by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, to the Borrower, including, without limitation, the extension of the Loans, and the execution and delivery of the Loan Agreement by the parties thereto, are and will be of direct interest, benefit and advantage to the Guarantor.

     16. The Guarantor covenants and agrees that so long as any amount is owing on account of Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, after reasonable notice, to visit and inspect properties of the Guarantor during normal business hours, inspect the Guarantor's books and records, and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

     17. The Guarantor hereby agrees to provide to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, from time to time and promptly upon each request, such information regarding the business, assets, liabilities, financial position and performance, projections or business prospects as any of them may reasonably request. The Guarantor shall further provide to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, (a) within forty-five (45) days after the end of each fiscal quarter of the Guarantor, Form 10-Q of the Guarantor and its Subsidiaries on a consolidated basis as filed with the Securities and Exchange Commission for the fiscal quarter then ended, (b) within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, Form 10-K of the Guarantor and its Subsidiaries on a consolidated basis as filed with the Securities and Exchange Commission for the fiscal year then ended, and (c) promptly upon the filing or delivery of such items, copies of all other material reports, proxies, notices to shareholders and other materials filed by the Guarantor with the Securities and Exchange Commission or required by any Federal or state securities laws, rules, or regulations, to be delivered by the Guarantor to the shareholders of the Guarantor.

     18. The Guarantor agrees that it shall not, and shall not permit its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, Indebtedness for Money Borrowed to the extent that a breach of the Total Leverage Covenant results. In the event that the Guarantor creates an Unrestricted Subsidiary, the Guarantor agrees that any Indebtedness for Money Borrowed of such Unrestricted Subsidiary shall be without recourse, by way of Lien or Guaranty, against the Parent Company, the Borrower or any other Subsidiary.

     19. The Guarantor agrees to indemnify or hold harmless each Lender, the Collateral Agent, the Administrative Agent, and the Issuing Bank, and each of their respective affiliates, employees, representatives, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and expenses (as such fees and expenses are incurred) and demand by any party, including the reasonable costs of investigating and defending such claims, whether or not the Guarantor is the prevailing party (a) resulting from any breach or alleged breach by the Guarantor of any representation or warranty made hereunder, or (b) arising out of any claims against the Lender, the Administrative Agent, the Collateral Agent, the Issuing Bank or any of them by any shareholder or other investor in or lender to the Guarantor, by any brokers or finders or investment advisors or investment bankers retained by the Guarantor or by any other third party, for any reason whatsoever, or (c) in connection with the execution, delivery and enforcement of this Guaranty and the other Loan Documents to which the Parent Company is a party, and any subsequent amendments thereto or waivers of any of the provisions thereof; unless the person seeking indemnification hereunder is determined in such case to have acted or failed to act with gross negligence or wilful misconduct by a non-appealable judicial order. If any claim, demand, action or cause of action is asserted against any Indemnitee entitled to indemnification under the provisions of this Section 19, such Indemnitee shall use reasonable efforts under the circumstances to notify the Parent Company within thirty (30) days of its receipt of notice or knowledge of such claim, demand, action or cause of action, provided that the failure of any Indemnitee to give notice as provided herein shall not relieve the Parent Company of any obligations under this
Section 19 except to the extent that the Parent Company is actually prejudiced in any material respect by such failure to give notice. The obligations of the Parent Company under this Section 19 are in addition to, and shall not otherwise limit, any liabilities which the Parent Company might otherwise have in connection with any warranties or similar obligations of the Parent Company in any other agreement or instrument or for any other reason.

     20. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. If any action or proceeding shall be brought by the Collateral Agent, in order to enforce any right or remedy under this Guaranty the Guarantor hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the principal place of business of the Parent Company and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. THE GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE GUARANTOR IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN AGREEMENT, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.


                                              EVERGREEN MEDIA CORPORATION,
                                              a Delaware corporation



                                              By:
                                                 -------------------------------
                                              Its:
                                                  ------------------------------

                                   EXHIBIT H
                                   ---------

                                    FORM OF
              SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

                          EVERGREEN MEDIA CORPORATION



       THIS SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of this ____ day of April, 1997, by Evergreen Media Corporation, a Delaware corporation (the "Pledgor") in favor of Toronto Dominion (Texas), Inc., as collateral agent for itself and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank (as defined in the Loan Agreement described below) (the "Collateral Agent"),


                             W I T N E S S E T H:
                             -------------------


       WHEREAS, Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, as such term is defined herein, the "Lenders") and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"), are parties to a certain Second Amended and Restated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lenders have agreed to make Loans to the Borrower in an aggregate principal amount not to exceed the Commitments; and

       WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself, and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank, in connection with the transactions contemplated by the Loan Agreement; and

       WHEREAS, to secure the payment and performance of, among other things, all obligations of the Borrower under the Loan Agreement, the Notes and the other Loan Documents, the Pledgor, as the owner of one hundred percent (100%) of the issued and outstanding Capital Stock of the Borrower, has agreed to pledge the shares of Capital Stock (the "Stock") owned by the Pledgor in the Borrower, which is the only directly-owned corporate Subsidiary of the Pledgor as of the date hereof (other than Unrestricted Subsidiaries) to the Collateral Agent to secure the Obligations (as defined below);

       NOW, THEREFORE, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

       1.    Warranty.  The Pledgor hereby represents and warrants to the
             --------
Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank that, except for the security interest created hereby, the Pledgor owns the Stock, which, as of the date hereof, is all of the issued and outstanding stock of the Borrower, free and clear of all Liens, that the Stock is duly issued, fully paid and non-assessable and that the Pledgor has the unencumbered right to pledge the Stock.

       2.    Security Interest.  The Pledgor hereby unconditionally grants and
             -----------------
assigns to the Collateral Agent, for itself and on behalf of the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, a continuing security interest in and security title to the Stock. The Pledgor has delivered to and deposited with the Collateral Agent herewith all of its right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank, as security for payment and performance of all obligations of the Pledgor to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under that certain Parent Company Guaranty of even date herewith given by the Pledgor for the benefit of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all of the foregoing obligations being hereinafter collectively referred to as the "Obligations"); it being the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence of a Default (as defined below) under the terms hereof and until the Collateral Agent shall notify the Pledgor of the Collateral Agent's exercise of voting and dividend rights to the Stock pursuant to Section 9 of this Agreement.
                                                    ---------

         3.  Additional Shares.  In the event that, during the term of this
             -----------------
Agreement:

         (a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of the Borrower, all new, substituted and additional shares, or other securities, issued by reason of any such change and received by the Pledgor or to which the Pledgor shall be entitled shall be promptly delivered to the Collateral Agent, together with stock powers endorsed in blank by the Pledgor, and shall thereupon constitute Stock to be held by the Collateral Agent under the terms of this Agreement; and

          (b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by the Pledgor shall be promptly delivered to the Collateral Agent and shall thereupon constitute Stock to be held by the Collateral Agent under the terms of this Agreement.

          4.  Default.  In the event of the occurrence of an Event of Default
              -------
under the terms of the Loan Agreement, and so long as any such Event of Default is continuing (any of such occurrences being hereinafter referred to as a "Default"), subject to Section 13 hereof, the Collateral Agent may sell or
                       ----------
otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) days' notice to the Pledgor, and the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied to the costs of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank incurred in connection with the sale, including, without limitation, any costs under
Section 7(a) hereof and thereafter in such order as is provided in the Loan
------------
Agreement. In the event the proceeds of the sale or other disposition of the Stock shall be insufficient to satisfy the Obligations, the Pledgor shall remain liable for any such deficiency.

          5.  Additional Rights of Secured Party.  In addition to its rights and
              ----------------------------------
privileges under this Agreement, the Collateral Agent, the Administrative Agent, the Issuing Bank and each of the Lenders shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

          6.  Return of Stock to the Pledgor; Etc.  Upon payment in full of all
              -----------------------------------
principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreement, the Notes and the other Loan Documents, and satisfaction in full of all other

Obligations, other than the Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, the then
                              -------------
remaining Stock and all rights received by the Collateral Agent as a result of its possessory interest in the Stock shall be returned to the Pledgor.

          7.  Disposition of Stock by Collateral Agent.  The Stock is not
              ----------------------------------------
registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Pledgor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock was registered and qualified pursuant to Federal and state securities legislation and sold on the open market. The Pledgor, therefore, agrees that:

          (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of radio broadcast and other communication companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

          (b) that such reliance shall be presumptive evidence that the Collateral Agent has handled such disposition in a commercially reasonable manner.

          8.  Pledgor's Obligations Absolute.  The obligations of the Pledgor
              ------------------------------
under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Pledgor or any other Person, nor against other security or liens available to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or any of their respective successors, assigns or agents. The Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Collateral Agent or any of the Lenders or the Issuing Bank in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Collateral Agent, the Administrative Agent, the Issuing Bank or any of the Lenders to any other security or collateral for the Notes and the other Obligations.

          9.  Voting Rights.
              -------------

          (a) For so long as any of the Notes or any other Obligations remain unpaid, after and during the continuation of a Default, but subject to the provisions of Section 13 hereof, (i) the Collateral Agent may, upon ten
                    ----------
      (10) days' prior written notice to the Pledgor of its intention to do so, exercise all voting rights and all other ownership or consensual rights of the Stock, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Collateral Agent, which appointment shall be effective on the 10th day following the giving of notice by the Collateral Agent as provided in the foregoing Section 9(a)(i), the Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

          (b) For so long as the Pledgor shall have the right to vote the Stock, the Pledgor covenants and agrees that it shall not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Stock which would constitute a Default.

          10. Notices.  All notices and other communications required or
              -------
permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement with respect to
                           ------------
the Collateral Agent, the Administrative Agent and the Lenders, in the manner set forth in Section 11.1 of the Loan Agreement with respect to the Pledgor at
             ------------
the address set forth on the signature page hereof.

          11. Binding Agreement.  The provisions of this Agreement shall be
              -----------------
construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Collateral Agent and the Pledgor and delivered by the Collateral Agent to the Pledgor.

          12. Severability.  If any Section of this Agreement or part thereof
              ------------
shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such Section or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

          13. FCC Compliance.  Notwithstanding anything contained herein which
              --------------
may be construed to the contrary, no action shall be taken by the Collateral Agent which may require the consent or approval of the FCC unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. The Pledgor covenants that, upon request of the Collateral Agent, the Pledgor shall cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent hereunder, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act. The Pledgor hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, effective upon the occurrence and during the continuation of a Default, in its name and stead, to execute and file all necessary applications with the FCC. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

          14. Counterparts.  This Agreement may be executed in multiple
              -------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.


               [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.


PLEDGOR:                    EVERGREEN MEDIA CORPORATION, a
                            Delaware corporation

                            By:
                               --------------------------------

                               Title:
                                     --------------------------


Address:    433 E. Las Colinas Boulevard
            Suite 1130
            Irving, Texas  75039



COLLATERAL AGENT:           TORONTO DOMINION (TEXAS), INC.


                            By:
                               --------------------------------

                               Title:
                                     --------------------------

                                   EXHIBIT I
                                   ---------

            FORM OF SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY


                             As of April __, 1997


         WHEREAS, the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, the "Lenders") and Toronto Dominion (Texas), Inc. as administrative agent for the Lenders (the "Administrative Agent") have executed and delivered a Second Amended and Restated Loan Agreement (as executed on the date hereof and as the same may be amended from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make loans in an aggregate principal amount not to exceed the Commitments (the "Loans"), to Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), as evidenced by those certain Revolving Notes and those certain Term Notes of even date herewith from the Borrower to each of the Lenders (as executed on the date hereof and as such notes may be amended, modified, extended or renewed from time to time, the "Notes"); and

         WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself, and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank (as defined in the Loan Agreement) in connection with the transactions contemplated by the Loan Agreement (in such capacity, the "Collateral Agent"); and

         WHEREAS, each of the undersigned is a Subsidiary of the Borrower; and

         WHEREAS, the Borrower, the undersigned Subsidiaries (collectively, the "Guarantors" and each, individually, a "Guarantors") and the Parent Company are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrower has as one of its corporate purposes the obtaining of financing needed from time to time by the Guarantors, with the Borrower's ability to obtain such financing being dependent, in part, on the successful operations of and the properties owned by the Guarantors; and

          WHEREAS, each of the Guarantors has determined that its execution, delivery and performance of this Guaranty directly benefit and are within the corporate or partnership purposes and in the best interests of such Guarantor; and

          WHEREAS, as a condition to the Lenders' making the Loans, each Guarantor has agreed to execute this Subsidiary Guaranty (the "Guaranty") guaranteeing the payment and performance by the Borrower of its obligations and covenants under the Loan Agreement, the Notes and the other Loan Documents (the Loan Agreement, the Notes and the other Loan Documents as executed as of the date hereof and as the same may be amended, modified or extended from time to time being hereinafter referred to as the "Guaranteed Agreements"); and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall be used as defined in the Loan Agreement;

          NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby guarantees to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing
Bank: (i) full and prompt payment and performance of all obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under the Guaranteed Agreements (including, without limitation, any Interest Hedge Agreements between the Borrower, on the one hand, and the Collateral Agent and the Lenders, or any of them, on the other hand, and any interest, fees and other charges in respect of the Notes or the other Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action), as the same may be amended from time to time, or as a result of making the Loans; (ii) payment of any and all damage which the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank, or any of them, may suffer by reason of a breach of any obligation, covenant or undertaking with respect to this Guaranty, the Loan Agreement, the Notes or any other Loan Document by the Borrower or any other obligor thereunder; and (iii) payment and performance of all of the obligations of any obligor to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under this Guaranty, the Loan Agreement and the other Loan Documents, or as a result of making the Loans; and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including any interest thereon, plus reasonable attorneys' fees and expenses if the obligations represented by this Guaranty are collected through an attorney-at-law, or under advice therefrom (all of the foregoing obligations
(i), (ii), and (iii) being hereinafter collectively referred to as the "Obligations"). Each Obligation shall rank pari passu with each other
                                            ---- -----
Obligation.

          Each Guarantor and the Collateral Agent hereby further agree that:

          1. Regardless of whether any proposed guarantor or any other Person or Persons is or are or shall become in any other way responsible to the Collateral Agent, the Lenders and the Issuing Bank, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that such Guarantor shall have no right of subrogation with respect to this Guaranty.

          2. Upon this Guaranty's being executed and coming into the hands of the Collateral Agent, this Guaranty shall be deemed to be finally executed and delivered by each Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting such Guarantor's liability, and no statement, representation, agreement or promise on the part of the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Bank and the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect any Guarantor's liability hereunder.

          3. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

          4. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms or conditions of the Guaranteed Agreements, all as the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 5
                                                                     ---------
hereof, it is understood that the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements and realize upon any security for the Obligations when, and in such manner, as the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may deem expedient, all without notice to any Guarantor.

          5. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including, without limitation, any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of each Guarantor, the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank that the covenants, agreements and all liabilities and obligations of such Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, such Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this Section of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor, or by reason of any further dealings between the Borrower, the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or any other guarantor or surety, and each Guarantor hereby expressly waives and surrenders any defense to its liability hereunder and any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and each Guarantor shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

          6. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may, without demand or notice of any kind upon or to the Guarantors, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrower shall not have timely paid its Obligations, set off and appropriate any property, balances, credit accounts or moneys of any Guarantor in the possession of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or under any of their control for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Collateral Agent, to be held and applied to the Obligations by the Collateral Agent in accordance with the terms of the Loan Agreement.

          7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantors, and shall in no way impair or affect this Guaranty or the rights of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, herein. It is the intention of each Guarantor and the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, that such Guarantor's obligations hereunder shall be in, but not in excess of, the Maximum Guaranteed Amount. The "Maximum Guaranteed Amount" shall mean for each Guarantor the greater of (a) the amount of economic benefit received (directly or indirectly) by such Guarantor pursuant to the Loan Agreement and the other Loan Documents, and (b) the maximum amount which would be paid out by such Guarantor without rendering this Guaranty void or voidable under Applicable Laws including, without limitation, (i) Title 11 of the United States Code, as amended, and (ii) applicable state law regarding fraudulent conveyances.

          8. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Guarantor or of any surety or guarantor for any Obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, the rights of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, against any Guarantor shall not be affected or impaired by the omission of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may prove such claims as they see fit and may refrain from proving any claim and, in their respective discretion, they may value as they see fit, or refrain from valuing, any security held by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, without in any way releasing, reducing or otherwise affecting the liability of any Guarantor to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank.

          9. Any amount received by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

          10. Each Guarantor hereby expressly waives, to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder or any security for any of the foregoing, (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrower, (f) all rights to enforce any remedy the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may have against the Borrower and (g) any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in respect of the

Obligations, even upon payment in full of the Obligations, except to the extent such waiver would be expressly prohibited by Applicable Law. If a claim is ever made upon the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, for the repayment or recovery of any amounts or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected in good faith by such Person with any such claimant, including the Borrower, then, in such event, each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and each Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

          11. The Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank may each, to the extent permitted under the Loan Agreement, and without notice of any kind, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

          12. No delay by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, notwithstanding any right or power of any third party, individually or in the name of the

Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

          13. This Guaranty shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank. Each Guarantor shall not assign its rights or obligations under this Guaranty; nor shall any Guarantor amend this Guaranty, except in accordance with the provisions of the Loan Agreement.

          14. This is a Guaranty of payment and not of collection. In the event the Collateral Agent makes a demand upon any Guarantor under this Guaranty pursuant to the terms of the Loan Agreement, such Guarantor shall be held and bound to the Collateral Agent, the Lenders and the Issuing Bank directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, may wish to give shall be served upon the respective Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement to such Guarantor's
                          ------------
last known places of address, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.
                       ------------

          15. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, to the Borrower, including, without limitation, the extension of the Loans, are and shall be of direct interest, benefit and advantage to such Guarantor.

          16. Each Guarantor covenants and agrees that so long as any amount is owing on account of any of the Obligations or otherwise pursuant to this Guaranty, such Guarantor shall permit representatives of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, during normal business hours after reasonable notice, to visit and inspect properties of such Guarantor, inspect such Guarantor's books and records and discuss with the principal officers of such Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

          17. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

          18. If any action or proceeding shall be brought by the Collateral Agent in order to enforce any right or remedy under this Guaranty, each Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. Each Guarantor hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to any offices of CT Corporation located in New York, New York and that personal service of process shall not be required. Nothing contained herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. Each Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law.

          19.   Pursuant to Section 5.12 of the Loan Agreement, any new
                            ------------
Subsidiary (whether by Acquisition, creation or designation) of the Borrower is required to enter into this Agreement by executing and delivering to the Administrative Agent an instrument in the form of Annex 1 attached hereto. Upon
                                                  -------
the execution and delivery of Annex 1 by such Subsidiary, such Subsidiary shall
                              -------
become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Guarantor hereunder.

              [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the date first above written.


GUARANTORS:                                      By:                       *
                                                     ----------------------
                                                     In his capacity as
                                                     Assistant Secretary for
                                                     each of the Guarantors


Address:
433 E. Las Colinas Blvd.
Suite 1130
Irving, Texas  75039



* Schedule 1 - List of Guarantors

                                  Schedule 1
                                  ----------

                                  Guarantors

                                                   Annex 1 to Subsidiary
                                                   Guaranty - Supplement
                                                   No. ____


                Supplement No. ___ (this "Supplement") dated as of _______ __, ____ to the Second Amended and Restated Subsidiary Guaranty dated as of April __, 1997 (the "Subsidiary Guaranty") by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a "Guarantor") and Toronto Dominion (Texas), Inc., as collateral agent as described below (the "Collateral Agent").


                                  WITNESSETH:

          WHEREAS, the transactions recited in the `WHEREAS' clauses of the Subsidiary Guaranty have taken place; and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subsidiary Guaranty; and

          WHEREAS, the Guarantors have entered into the Subsidiary Guaranty in order to induce the Lenders to make the Loans; and

          WHEREAS, pursuant to Section 5.12 of the Loan Agreement, new
                               ------------
Subsidiaries of the Borrower (whether by Acquisition, creation, or designation) must execute and deliver certain Loan Documents and Security Documents, including the Subsidiary Guaranty, and the execution of the Subsidiary Guaranty by the undersigned new Guarantor (the "New Guarantor") may be accomplished by the execution of this Supplement in favor of the Collateral Agent;

          NOW, THEREFORE, for and in consideration of the foregoing, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Guarantor hereby agrees as follows:

          SECTION 1.  In accordance with Section 19 of the Subsidiary Guaranty,
                                         ----------
the New Guarantor, by its signature below, becomes a `Guarantor' under the Subsidiary Guaranty with the same force and effect as if originally named therein as a `Guarantor' and the New Guarantor hereby (a) agrees to all of the terms and provisions of the Subsidiary Guaranty applicable to it as a `Guarantor' thereunder and (b) represents and warrants that the representations and warranties made by it as a `Guarantor' thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Obligations, does hereby guarantee, subject to the limitations set forth in Section 7 of the
                                                          ---------
Subsidiary Guaranty, to the Collateral Agent, for the benefit of itself, the Administrative Agent, the Lenders and the Issuing Bank, the full and prompt payment of the Obligations pursuant to the Loan Agreement, the Notes and every other Loan Document, including any interest thereon, plus reasonable attorneys' fees and expenses if the Obligations represented by the Subsidiary Guaranty are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a `Guarantor' in the Subsidiary Guaranty shall be deemed to include the New Guarantor. The Subsidiary Guaranty is incorporated herein by reference.

          SECTION 2. The New Guarantor represents and warrants to the Collateral Agent that this Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          SECTION 3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guaranty shall remain in full force and effect.

          SECTION 5. This Supplement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements to be made and performed wholly within the State of New York.

              [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Subsidiary Guaranty as of the day and year first above written.


NEW GUARANTOR:                                                                ,
                                                 -----------------------------
                                                 a
                                                   ---------------------------


                                                 By:
                                                    ------------------------
Name:                                            Title:
     -----------------------                           ---------------------
Address:
        --------------------

        --------------------

        --------------------

                                   EXHIBIT J
                                   ---------

                      FORM OF SECOND AMENDED AND RESTATED
                          SUBSIDIARY PLEDGE AGREEMENT


       THIS SECOND AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT (the "Agreement"), entered into as of this ____ day of April, 1997, by the signatories hereto (collectively, the "Pledgors") in favor of Toronto Dominion (Texas), Inc., a Delaware corporation, as collateral agent for itself and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank (as defined in the Loan Agreement described below) (the "Collateral Agent"),


                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the various financial institutions whose names appear as lenders on the signature pages to the Loan Agreement (as defined below) (together with any other financial institution which subsequently becomes a `Lender' under the Loan Agreement, as such term is defined herein, the "Lenders") and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"), are parties to a certain Second Amended and Restated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lenders have agreed to make Loans to the Borrower in an aggregate principal amount not to exceed the Commitments; and

          WHEREAS, Toronto Dominion (Texas), Inc. has agreed to act as collateral agent for itself, and on behalf of itself, in its capacity as the Administrative Agent, the Lenders and the Issuing Bank, in connection with the transactions contemplated by the Loan Agreement; and

          WHEREAS, to secure the payment and performance of, among other things, all obligations of the Borrower under the Loan Agreement, the Notes and the other Loan Documents, the Pledgors (each a wholly-owned Subsidiary of the Borrower), have agreed to pledge the shares of Capital Stock (the "Stock") owned by the Pledgors in the companies described on Schedule 1 attached hereto (the
                                              ----------
"Subsidiaries"), which is all of the Capital Stock owned by the Pledgors, to the Collateral Agent to secure the Obligations (as defined below);

          NOW, THEREFORE, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

          1.      Warranty.  Each Pledgor hereby represents and warrants to the
                  --------
Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank that, except for the security interest created hereby, such Pledgor owns the Stock, which Stock constitutes such percentage of the issued and outstanding Capital Stock of each Subsidiary as is set forth next to such Subsidiary's name on Schedule 1, free and clear of all Liens, that the Stock is duly issued, fully
   ----------
paid and non-assessable and that such Pledgor has the unencumbered right to pledge the Stock.

          2.      Security Interest.  Each Pledgor hereby unconditionally grants
                  -----------------
and assigns to the Collateral Agent, for itself and on behalf of the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, a continuing security interest in and security title to the Stock. Each Pledgor has delivered to and deposited with the Collateral Agent herewith all of its right, title and interest in and to its Stock, together with certificates representing such Stock and stock powers endorsed in blank, as security for payment and performance of all obligations of such Pledgor to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under that certain Subsidiary Guaranty of even date herewith given by each Pledgor for the benefit of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all of the foregoing obligations being hereinafter collectively referred to as the "Obligations"); it being the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgors until the occurrence of a Default (as defined below) under the terms hereof and until the Collateral Agent shall notify each Pledgor of the Collateral Agent's exercise of voting and dividend rights to the Stock pursuant to Section 9 of this Agreement.
            ---------

            3.    Additional Shares.  In the event that, during the term of this
                  -----------------
Agreement:

            (a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of any Subsidiary, all new, substituted, and additional shares, or other securities issued by reason of any such change and received by any Pledgor or to which such Pledgor shall be entitled shall be promptly delivered to the Collateral Agent, together with stock powers endorsed in blank by such Pledgor, and shall thereupon constitute Stock to be held by the Collateral Agent under the terms of this Agreement; and

            (b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new Capital Stock or other securities acquired through such subscriptions, warrants, rights or options by such Pledgor shall be promptly delivered to the Collateral Agent and shall thereupon constitute Stock to be held by the Collateral Agent under the terms of this Agreement.

            4.  Default.  In the event of the occurrence of an Event of Default
                -------
under the terms of the Loan Agreement, and so long as any such Event of Default is continuing (any of such occurrences being hereinafter referred to as a "Default"), subject to Section 13 hereof, the Collateral Agent may sell or
                       ----------
otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) days' notice to the Pledgors, and the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied to the costs of the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank incurred in connection with the sale, expressly including, without limitation, any costs under Section 7(a) hereof, and thereafter in such order as is provided in the
      ------------
Loan Agreement. In the event the proceeds of the sale or other disposition of the Stock shall be insufficient to satisfy the Obligations, the Pledgors shall remain liable for any such deficiency.

            5.  Additional Rights of Secured Party.  In addition to its rights
                ----------------------------------
and privileges under this Agreement, the Collateral Agent, the Administrative Agent, the Issuing Bank and each of the Lenders shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

            6.  Return of Stock to the Pledgors; Etc.  Upon payment in full of
                ------------------------------------
all principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreement, the Notes and the other Loan Documents, and satisfaction in full of all other Obligations, other than the Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of
               -------------
the Loan Agreement, the then remaining Stock and all rights received by the Collateral Agent as a result of its possessory interest in the Stock shall be returned to the Pledgors.

          7.  Disposition of Stock by Collateral Agent.  The Stock is not
              ----------------------------------------
registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Pledgor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock was registered and qualified pursuant to Federal and state securities legislation and sold on the open market. Each Pledgor, therefore, agrees that:

          (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of radio broadcast and other communication companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

          (b) that such reliance shall be presumptive evidence that the Collateral Agent has handled such disposition in a commercially reasonable manner.

          8.  Pledgors' Obligations Absolute.  The obligations of the Pledgors
              ------------------------------
under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Pledgors or any of them or any other Person, nor against other security or liens available to the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Bank, or any of them, or any of their respective successors, assigns or agents. Each Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Collateral Agent, the Administrative Agent, the Issuing Bank or any of the Lenders in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Collateral Agent, the Administrative Agent, the Issuing Bank or any of the Lenders to any other security or collateral for the Notes and the other Obligations.

            9.  Voting Rights.
                -------------

            (a) For so long as the Notes or any other Obligations remain unpaid, after and during the continuation of a Default, but subject to the provisions of Section 13 hereof, (i) the Collateral Agent may, upon ten
                     ----------
       (10) days' prior written notice to the Pledgors of its intention to do so, exercise all voting rights and all other ownership or consensual rights of the Stock, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and
       (ii) each Pledgor hereby appoints the Collateral Agent, which appointment shall be effective on the 10th day following the giving of notice by the Collateral Agent as provided in the foregoing Section 9(a)(i), such
                                                     ---------------
       Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

            (b) For so long as any Pledgor shall have the right to vote the Stock, such Pledgor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Stock which would constitute a Default.

            10. Notices.  All notices and other communications required or
                -------
permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement with respect to
                           ------------
the Collateral Agent, the Administrative Agent and the Lenders, in the manner set forth in Section 11.1 of the Loan Agreement with respect to the Pledgors at
             ------------
the address set forth on the signature page hereof.

            11. Binding Agreement.  The provisions of this Agreement shall be
                -----------------
construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Collateral Agent and the Pledgors and delivered by the Collateral Agent to the Pledgors.

          12.     Severability.  If any Section or part thereof shall for any
                  ------------
reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such Section or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

          13.     FCC Compliance.  Notwithstanding anything contained herein
                  --------------
which may be construed to the contrary, no action shall be taken by the Collateral Agent which may require the consent or approval of the FCC unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. Each Pledgor covenants that, upon request of the Collateral Agent, it shall cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent hereunder, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act. Each Pledgor hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, in its name and stead, to execute and file all necessary applications with the FCC. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

          14.     Counterparts.  This Agreement may be executed in multiple
                  -------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          15.     New Subsidiaries.  Pursuant to Section 5.12 of the Loan
                  ----------------               ------------
Agreement, any new Subsidiary of the Borrower (whether created by Acquisition, creation or designation) is required to enter into this Agreement by executing and delivering to the Administrative Agent an instrument in the form of Annex 1
                                                                        -------
attached hereto.  Upon the execution and delivery of Annex 1 by such new
                                                     -------
Subsidiary, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any Pledgor hereunder.

          16.  Pledge of Additional Securities.  Pursuant to the Loan Agreement,
               -------------------------------
each Pledgor agrees to assign and grant security title to, and a security interest in, any debt or equity securities acquired by such Pledgor after the date hereof (including, but not limited to, those securities acquired in connection with a Permitted Asset Sale or as an Investment, in each case to the extent required by Section 7.6 of the Loan Agreement). Each Pledgor agrees to
                   -----------
execute, deliver and record any amendments hereto, documents, instruments, stock powers and UCC-1 Financing Statements, deemed by the Collateral Agent to be necessary or appropriate, to create or perfect the security interest described in the foregoing sentence.



               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.


PLEDGORS:                                   By:  ____________________________ *
                                                 In his capacity as Assistant
                                                 Secretary of each of the
                                                 Pledgors


Address:    433 E. Las Colinas Boulevard
            Suite 1130
            Irving, Texas  75039


COLLATERAL AGENT:                           TORONTO DOMINION (TEXAS), INC.


                                            By:_________________________________
                                            Title:______________________________



* Schedule 1 -    List of Pledgors and Subsidiaries

                                   Schedule 1
                                   ----------

                       List of Pledgors and Subsidiaries

                                                   Annex 1 to Subsidiary
                                                   Pledge Agreement -
                                                   Supplement No. ____


                  Supplement No. ___ (this "Supplement") dated as of _______ __,
            ____ to the Second Amended and Restated Subsidiary Pledge Agreement dated as of April __, 1997 (the "Subsidiary Pledge Agreement") by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, the "Pledgors") and Toronto Dominion (Texas), Inc., as collateral agent as described below (the "Collateral Agent").

                                  WITNESSETH:

            WHEREAS, the transactions recited in the "WHEREAS" clauses of the Subsidiary Pledge Agreement have taken place; and

            WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subsidiary Pledge Agreement; and

            WHEREAS, the Pledgors have entered into the Subsidiary Pledge Agreement in order to induce the Lenders to make the Loans; and

            WHEREAS, pursuant to the provisions of Section 5.12 of the Loan
                                                   ------------
Agreement, new Subsidiaries of the Borrower (whether created by Acquisition, creation, or designation) must execute and deliver certain Loan Documents and Security Documents, including the Subsidiary Pledge Agreement, if applicable, and the execution of the Subsidiary Pledge Agreement by the undersigned new Subsidiary (the "New Pledgor") may be accomplished by the execution and delivery of this Supplement in favor of the Collateral Agent;

            NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1.  In accordance with Section 15 of the Subsidiary Pledge
                                           ----------
Agreement, the New Pledgor, by its signature below, becomes a `Pledgor' under the Subsidiary Pledge Agreement with the same force and effect as if originally named therein as a `Pledgor' and the New Pledgor hereby (a) agrees to all of the terms and provisions of the Subsidiary Pledge Agreement applicable to it as a `Pledgor' thereunder and (b) represents and warrants that the representations and warranties made by it as a `Pledgor' thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Subsidiary Pledge Agreement), does hereby grant and assign to the Collateral Agent, for the benefit of itself, the Administrative Agent, the Lenders and the Issuing Bank, a continuing security interest in and to the shares of Capital Stock of any Subsidiary of the New Pledgor listed on Schedule
                                                                       --------
1 attached hereto and, to the extent required to be pledged under the Loan
-
Agreement, any debt or equity securities acquired by such New Pledgor in the future and the certificates representing all such shares (together with undated stock powers endorsed in blank). Schedule 1 attached hereto supplements Exhibit
                                  ----------                             -------
A to the Subsidiary Pledge Agreement and shall be deemed a part thereof for all
-
purposes of the Subsidiary Pledge Agreement. Each reference to a "Pledgor" in the Subsidiary Pledge Agreement shall be deemed to include the New Pledgor. The Subsidiary Pledge Agreement is incorporated herein by reference.

          SECTION 2. The New Pledgor represents and warrants to the Collateral Agent that this Supplement has been duly executed and delivered by the New Pledgor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          SECTION 3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          SECTION 4. Except as expressly supplemented hereby, the Subsidiary Pledge Agreement shall remain in full force and effect.

          SECTION 5. This Supplement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements to be made and performed wholly within the State of New York.

               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Subsidiary Pledge Agreement as of the day and year first above written.


NEW PLEDGOR:                                                                  ,
                                                ------------------------------
                                                a
                                                  ---------------


                                                By:
                                                   -----------------------------
Address:                                           Name:
        --------------------                            ------------------------
                                                   Title:
        --------------------                             -----------------------

        --------------------


COLLATERAL AGENT:                               TORONTO-DOMINION (TEXAS), INC.


                                                By:
                                                   -----------------------------
                                                   Title:
                                                         -----------------------

                                   SCHEDULE 1
                                   ----------


  Name of Pledged   Number of  Class of   Percentage of         Stock
    Subsidiary       Shares     Stock      Class Owned    Certificate No(s).
  ---------------  ----------  --------   -------------   ------------------
